                                                                  EXHIBIT 2.2

                                     MASTER
                                      LEASE



                                     BETWEEN



                       ARG PROPERTIES I, LLC, AS LANDLORD

                                       AND

                             ARG ENTERPRISES, INC.,

                                    AS TENANT





                            DATED: SEPTEMBER 11, 1996

                                TABLE OF CONTENTS

     Section                                                                      Page

ARTICLE 1     FUNDAMENTAL LEASE PROVISIONS......................................     1

ARTICLE 2     EXHIBITS..........................................................     3

ARTICLE 3     PREMISES..........................................................     3

ARTICLE 4     TERM..............................................................     5
     4.01     Term..............................................................     5
     4.02     Option to Extend Lease Term.......................................     5

ARTICLE 5     LIENS.............................................................     5

ARTICLE 6     RENT..............................................................     7
     6.01     Rent..............................................................     7
     6.02     Rental Adjustments................................................     7
     6.03     Net Lease; Impositions............................................     8

ARTICLE 7     USE OF THE PREMISES...............................................     9
     7.01     Use...............................................................    10
     7.02     Compliance With Laws..............................................    10
     7.03     Permits and Licenses..............................................    11

ARTICLE 8     UTILITIES.........................................................    11
     8.01     Payment...........................................................    11
     8.02     Interruption in Service...........................................    11

ARTICLE 9     TAXES.............................................................    11
     9.01     Payment of Taxes..................................................    11
     9.02     Definition of "Real Property Taxes"...............................    12
     9.03     Personal Property Taxes...........................................    12
     9.04     Tenant's Right to Contest Taxes...................................    12
     9.05     Survival of Tenant's Tax Obligations..............................    13
     9.06     Compliance with Financing Documents...............................    14

ARTICLE 10    MAINTENANCE AND REPAIRS...........................................    14
     10.01    Tenant's Obligations..............................................    14
     10.02    Landlord's Obligations............................................    15
     10.03    Landlord's Rights.................................................    15

ARTICLE 11    INSURANCE AND INDEMNIFICATION.....................................    15
     11.01    Tenant's Insurance Obligation.....................................    15
     11.02    Subrogation Waiver................................................    17
     11.03    Insurance Use Restrictions........................................    17
     11.04    Indemnification...................................................    17
     11.05    Payment of Insurance..............................................    18

     Section                                                                      Page

ARTICLE 12    ALTERATIONS.......................................................    19
     12.01    Permitted Improvements............................................    19
     12.02    Liens.............................................................    19
     12.03    Structural Alterations............................................    19
     12.04    Removal of Alterations............................................    19
     12.05    Alterations Required by Law; Compliance with Financing Documents..    20
     12.06    General Conditions Relating to Alterations........................    20

ARTICLE 13    SIGNS.............................................................    21

ARTICLE 14    DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD........................    21
     14.01    Obligation to Rebuild.............................................    21
     14.02    No Abatement of Rent..............................................    21

ARTICLE 15    EMINENT DOMAIN....................................................    22
     15.01    Total Taking......................................................    22
     15.02    Partial Taking....................................................    23
     15.03    Temporary Taking..................................................    23
     15.04    Waiver of Statutory Rights of Termination.........................    24
     15.05    Award.............................................................    24
     15.06    Transfer Under Threat of Taking...................................    25

ARTICLE 16    ASSIGNMENT AND SUBLETTING.........................................    25
     16.01    Landlord's Consent Required.......................................    25
     16.02    Assumption of Obligations.........................................    25
     16.03    Assignment to Affiliate...........................................    25
     16.04    No Release of Tenant or Guarantor.................................    26
     16.05    Corporate/Partnership/Limited Liability Company Restrictions......    26

ARTICLE 17    DEFAULT; REMEDIES.................................................    27
     17.01    Default...........................................................    27
     17.02    Remedies..........................................................    28
     17.03    Administrative Fee................................................    35
     17.04    Default by Landlord...............................................    35
     17.05    Mitigation........................................................    35
     17.06    Lender's Right to Cure............................................    35
     17.07    Certain Waivers...................................................    36

ARTICLE 18    SUBORDINATION.....................................................    37

ARTICLE 19    QUIET ENJOYMENT...................................................    38

ARTICLE 20    REPRESENTATIONS AND WARRANTIES....................................    38
     20.01    Representations and Warranties....................................    38
     20.02    Financial Statements..............................................    39

ARTICLE 21    SURRENDER OF PREMISES.............................................    40

     Section                                                                      Page

ARTICLE 22    BANKRUPTCY OR INSOLVENCY..........................................    40
     22.01    Bankruptcy or Insolvency..........................................    40

ARTICLE 23    HAZARDOUS MATERIALS...............................................    43
     23.01    Representations and Warranties....................................    43
     23.02    Definitions.......................................................    45
     23.03    Tenant's Obligation...............................................    46
     23.04    Landlord Options..................................................    46
     23.05    Indemnity.........................................................    46
     23.06    Survival..........................................................    46

ARTICLE 24    GENERAL PROVISIONS................................................    47
     24.01    Estoppel Certificates.............................................    47
     24.02    Severability......................................................    47
     24.03    Entire Agreement..................................................    47
     24.04    Notices...........................................................    47
     24.05    Waivers...........................................................    47
     24.06    Recording.........................................................    48
     24.07    Holding Over......................................................    48
     24.08    Cumulative Remedies...............................................    48
     24.09    Choice of Law; Venue..............................................    48
     24.10    Attorneys' Fees...................................................    48
     24.11    Force Majeure.....................................................    49
     24.12    Uneconomic Conditions.............................................    49
     24.13    Consent...........................................................    49
     24.14    Liability of Landlord.............................................    49
     24.15    No Merger.........................................................    50
     24.16    Reports...........................................................    50
     24.17    Definition of Rent................................................    50
     24.18    Interpretation....................................................    50
     24.19    Relationship of the Parties.......................................    50
     24.20    Successors........................................................    50
     24.21    Modifications.....................................................    50
     24.22    Brokerage Fees....................................................    51
     24.23    [Intentionally Omitted]...........................................    51
     24.24    Procedure Upon Purchase By Tenant.................................    51
     24.25    Lease as Security for Landlord's Obligations Under Financing
              Documents; Rights of Servicer and Other Lenders...................    52
     24.26    Not Binding Until Executed........................................    53

                                  MASTER LEASE

         In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the following Premises (as hereinafter defined) upon the following terms and conditions:


                                    ARTICLE 1
                          FUNDAMENTAL LEASE PROVISIONS


         Date:           September 11, 1996

         Commencement
         Date:           September 13, 1996

         Landlord:       ARG Properties I, LLC, a California limited liability
                         company

         Tenant:         ARG Enterprises, Inc., a California corporation

         Tenant's
         Trade Name:     Stuart Anderson's Black Angus and Stuart Anderson's
                         Cattle Company restaurants

         Guarantor:      American Restaurant Group, Inc., a Delaware corporation

         Guaranty:       Guaranty of Lease dated September 11, 1996 by Guarantor
                         in favor of Landlord

         Lease Term:     Twenty-Five (25) years, commencing on the
                         Commencement Date and ending on September 13, 2021, with three (3) renewal options of five (5) years each, subject to the provisions of Article 3 hereof.
                         (Article 4)

         Annual
         Rent: Four Million Five Hundred Sixty-Seven Thousand Nine Hundred Twenty Dollars ($4,567,920.00), subject to adjustment as hereinafter provided. (Article 6, Section 6.01)

                         The Annual Rent shall be payable on the first day of each month, commencing on October 1, 1996, in twelve
                         (12) equal installments each in the amount of Three Hundred Eighty Thousand Six Hundred Sixty Dollars ($380,660.00) during each year of the term of this Lease subject to proration or adjustment as hereinafter provided.

         Addresses for
         Notices:        To Landlord:       ARG Properties I, LLC
                                            c/o Griffin Capital
                                            10940 Wilshire Blvd., Suite 1600
                                            Los Angeles, CA 90024
                                            Attn:  Kevin A. Shields
                                            Fax:   (310) 443-4117

                         To Tenant:         ARG Enterprises, Inc.
                                            6th Floor
                                            450 Newport Center Drive
                                            Newport Beach, CA  92660
                                            Attn:  Chief Financial Officer
                                            Fax:   (714) 721-8941

                         With a copy to:    American Restaurant Group, Inc.
                                            Suite 201
                                            4410 El Camino Real
                                            Los Altos, CA  94022
                                            Attn:  Legal Department
                                            Fax:   (415) 949-6420

         Premises:       That certain real property described in Exhibit A
                         attached hereto, and all appurtenances, easements and rights of way now or subsequently pertaining thereto, together with all improvements now or hereafter located thereon, consisting initially of nineteen (19) restaurants known as either Stuart Anderson's Black
                         Angus or Stuart Anderson's Cattle Company restaurants, subject to the sale and removal of restaurants from time to time in accordance with the provisions of
                         Article 3 hereof and otherwise. References to the "Premises" shall refer to one location, or to all locations, as the context shall require.

         References in this Article 1 to other Articles are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provisions. In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control.

                                    ARTICLE 2
                                    EXHIBITS

         The following are attached hereto as Exhibits and made a part of this
Lease:

         EXHIBIT A   --  Description of the Premises

         EXHIBIT B   --  Form of Individual Lease

         EXHIBIT C   --  Form of Individual Lease Guaranty

         EXHIBIT D   --  Form of Amendment of Lease for Removal of a Property

         EXHIBIT E   --  Form of Notice of Non-Responsibility

         EXHIBIT F   --  Form of Subordination, Non-Disturbance and Attornment
                         Agreement and Notice of Non-Responsibility

         Exhibit G   --  List of Financing Documents

         ADDENDUM NO. 1  --  State Law Provisions

         In the event of any conflict between any of the above-referenced Exhibits and the balance of this Lease, the Exhibit shall control.


                                    ARTICLE 3
                                    PREMISES

         Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the term, at the rental, and upon the terms, covenants, and conditions hereinafter set forth, the property referred to in
Article 1 as the Premises and described on Exhibit A attached hereto.

         Concurrently herewith, Landlord is purchasing the Premises from ARG Property Management Corporation, a California corporation, an affiliate of Tenant, and Tenant (collectively, "Seller"), pursuant to that certain Purchase Agreement dated as of September 11, 1996 between Landlord and Seller (the "Purchase Agreement"). Landlord has informed Tenant that, from and after the date hereof, Landlord will attempt to sell the properties comprising the Premises (each, a "Property") to individual purchasers (each, a "Purchaser") selected by Landlord and on terms and conditions acceptable to Landlord in its sole discretion (subject to the terms and conditions of the Financing Documents, as defined in Section 24.25). Tenant agrees that concurrently with each sale of a Property by Landlord to a Purchaser, Tenant will execute and deliver to such Purchaser, through the escrow established for the sale of such Property, a new lease for such Property with such Purchaser, which new lease shall be for the remaining term of this Lease and shall be substantially in the form attached hereto as Exhibit B (each, an "Individual Lease"), and Tenant shall cause Guarantor to execute and deliver to such Purchaser, through such escrow, a guaranty of such Individual Lease in favor of such Purchaser, which guaranty shall be substantially in the form attached hereto as Exhibit C (each, an "Individual Lease Guaranty"). The Annual Rent payable by Tenant under each Individual Lease shall be an allocable portion of the Annual Rent payable by Tenant under this Lease, as determined by Landlord in its sole discretion. Landlord shall provide Tenant with no less than thirty
(30) days' prior written notice of the anticipated closing date of the sale of a Property, which notice shall be accompanied by a draft of the Individual Lease and the Individual Lease Guaranty for such Property. Subject to such notice requirements, Tenant agrees to use all commercially reasonable efforts to cooperate as reasonably requested by Landlord to effectuate the timely sale of each Property and the simultaneous execution and delivery by Tenant and Guarantor of the Individual Lease and Individual Lease Guaranty, respectively, for such Property.

         Subject to and effective immediately upon the transfer of title to any Property to a Purchaser and the execution and delivery by such Purchaser and Tenant of the Individual Lease and by Guarantor of the Individual Lease Guaranty for such Property, such Property shall thereafter no longer be part of the Premises demised under this Lease or be governed by this Lease, the Annual Rent payable under this Lease shall be reduced by an amount equal to the Annual Rent payable by Tenant under the Individual Lease for such Property, and Landlord and Tenant shall have no further liability under this Lease with respect to such Property, provided that Tenant shall have paid to Landlord all Annual Rent, Impositions (as defined below) and additional rent accruing under this Lease through the effective date of the sale of such Property, and except for obligations under this Lease which expressly survive any expiration or earlier termination of this Lease.

         Concurrently with the sale of each Property and the execution of an Individual Lease and Individual Lease Guaranty for such Property, the parties shall enter into an amendment to this Lease substantially in the form attached hereto as Exhibit D (each, an "Amendment") evidencing the removal of such Property from the Premises demised hereunder and the corresponding reduction of the Annual Rent payable hereunder, as provided in this Article 3.

         In the event Tenant or Guarantor defaults in its obligations to execute and deliver the Individual Lease and the Individual Lease Guaranty, respectively, for any Property in accordance with this Article 3, if such default is not cured within ten (10) days after written notice thereof by Landlord to Tenant, in addition to all other rights and remedies of Landlord under this Lease, at law or in equity, Landlord shall be entitled to specific performance of such obligations of Tenant and Guarantor, and at Landlord's sole option, the Annual Rent payable hereunder shall thereafter be payable annually, in advance, and all remaining monthly payments of Annual Rent payable hereunder with respect to the calendar year in which such a default occurs shall immediately be paid to Landlord.

         Notwithstanding the foregoing, or anything to the contrary contained herein, on or after the fifth (5th) anniversary of the Commencement Date, provided no default by Tenant has occurred and is continuing hereunder, Landlord and Tenant agree to execute and deliver an individual lease for each of the Properties still remaining subject to this Lease in replacement of this Lease, for the remaining term of this Lease and in substantially the form attached hereto as Exhibit B, and Tenant shall cause Guarantor to execute and deliver an individual guaranty in substantially the form attached hereto as Exhibit C with respect to each such individual lease; provided that each such individual lease shall provide that a default under any such individual lease shall constitute a default under all other such individual leases except with respect to any such Properties that are subsequently transferred to an entity or person that is not affiliated with Landlord (other than Lenders). The Annual Rent then payable under this Lease shall be allocated among all such individual leases as Landlord and Tenant shall determine in good faith.

         Any individual lease entered into in accordance with this Article 3 pertaining to the property located in Lake Forest, California will state that such Property is subject to the Lake Forest Condemnation Action (as defined in the Purchase Agreement), if still pending at that time, and that any award or compensation in connection therewith shall belong to Tenant.


                                    ARTICLE 4
                                      TERM

         4.01 Term. The term of this Lease shall be the term specified in
Article 1 hereof (the initial term and any extensions exercised by Tenant thereof are hereinafter referred to as the "Lease Term") and shall commence on the Commencement Date.

         4.02 Option to Extend Lease Term. Tenant shall have the option to extend the initial term of this Lease for three (3) additional, successive periods of five (5) years each (each, an "Extension Period") on the same terms, covenants and conditions of this Lease. In the event Tenant elects to exercise the option(s), Tenant shall provide Landlord written notice of Tenant's exercise of the option(s) not less than ninety (90) days prior to the end of the then-current term, such notice to be given in the manner provided in Section
24.04 of this Lease. Tenant's right to exercise the foregoing option(s) is conditioned upon Tenant's performance of all of the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of such options, Tenant shall not be in default hereunder. In the event that Tenant elects to extend the initial term of this Lease, the Annual Rent shall continue to be adjusted as provided in Section 6.02 of this Lease. In the event of Tenant's exercise of any such option(s), the Lease Term shall be extended as to all Properties that are then still subject to this Lease.

                                    ARTICLE 5
                                      LIENS

         Tenant shall do all things necessary to prevent the filing of any mechanics' or other liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against the Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within thirty (30) days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant will give Landlord prior notice of Tenant's intention to contest any such lien and will procure and record a lien release bond under applicable law in the amount prescribed by applicable law or if no amount is prescribed by applicable law in an amount equal to 150% of the lien amount. If a final judgment is rendered against Tenant by a court of competent jurisdiction, or if the Premises or any portion thereof are in danger of being foreclosed upon as a result of any such lien or if such contest will otherwise have a material adverse effect on the Premises, Tenant will satisfy such judgment or lien at once. If Tenant does not post the release bond or fails to pay any such adverse judgment or to discharge any lien in the event of any imminent foreclosure, then Landlord may post the bond or pay the judgment or discharge the lien, as applicable, and Tenant will promptly reimburse Landlord for all sums paid by it in connection therewith, together with the applicable Administrative Fee (as hereinafter defined). Tenant shall give Landlord notice of the intended commencement date of any work, labor, services or material to be performed or provided to the Premises or any portion thereof involving expenditures in excess of $50,000 for any individual project or materials to be performed or provided to any of the Premises, or $200,000 in the aggregate for multiple projects or materials to be performed or provided to any of the Premises in any calendar year (as such dollar amounts shall be increased pursuant to the provisions of Section 6.02 hereof), at least ten (10) days before said date, and in connection with the performance or provision of any such work, labor, services or materials, Tenant shall file and post on the applicable Premises a notice of nonresponsibility on behalf of Landlord in the form attached hereto as Exhibit E within any time period and in the manner prescribed under the laws of the state(s) in which the Premises or applicable portion thereof is located in order to protect Landlord from responsibility for, and evidencing Tenant's obligations with respect to, any of the matters covered by this Article, and shall provide Landlord with a copy thereof. Landlord shall also have the right and opportunity, to post and maintain on the Premises such notices, including notices of nonresponsibility and other similar notices, as are provided for under the Laws of the state(s) in which the Premises or applicable portion thereof are located, evidencing Tenant's obligations with respect to any of the matters covered by this Article and Landlord shall have the right to enter the Premises or applicable portion thereof and post such notices at any reasonable time. In connection with the matters covered by this Article 5, Tenant shall at all times comply at Tenant's sole expense with the provisions of applicable Laws (as defined below) and of the Financing Documents regarding any such matters that are more stringent than the provisions of this Lease, including, without limitation, in connection with the contest of any lien or encumbrance.

                                    ARTICLE 6
                                      RENT

         6.01 Rent. Tenant covenants and agrees to pay for the use and occupancy of the Premises, the Annual Rent specified in Article 1 hereof, subject to reduction as provided in Article 3 and Sections 7.02(d), 14.01 and 15.01 hereof, and to increase pursuant to the provisions of Section 6.02 hereof, in twelve
(12) equal monthly installments during each year of the Lease Term, in advance, on the first day of each calendar month, without any offset or deduction. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day, which rent for such fractionalized month shall be payable in advance on the Commencement Date. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day. Rent shall be paid in lawful money of the United States to the Lock-Box Account (as defined in Section 24.25) in accordance with the wiring instructions specified in Section 24.25, or to such other persons or at such other places as Landlord or any Lender may designate in writing to Tenant.

         6.02 Rental Adjustments. The Annual Rent payable under this Lease and the dollar amounts specified in Article 5 shall be increased on October 1, 2001 and every five (5) years thereafter (each, an "Increase Date") during the Lease Term as follows:

              (a) The basis for computing the increase shall be the Consumer Price Index for all Urban Consumers - All Items, published monthly by the Bureau of Labor Statistics of the United States Department of Labor (Base Period 1982-1984=100) ("Index"), published for the date nearest the Commencement Date (the "Beginning Index").

              (b) If the Index published for the date nearest the applicable Increase Date (the "Extension Index") has increased over the Beginning Index, the Annual Rent (or the dollar amounts under Article 5 or Section 12.06, as applicable) will be calculated by multiplying the then Annual Rent (or dollar amounts under Article 5 or Section 12.06, as applicable) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index, not to exceed an increase equal to 10% of the Annual Rent (or dollar amounts under Article 5 or Section 12.06, as applicable) in effect during the five-year period immediately preceding the applicable Increase Date.

              (c) In the event the Extension Index is not available on the applicable Increase Date, Tenant will continue to pay the Annual Rent in effect immediately prior to the Increase Date, and the applicable dollar amounts under
Article 5 or Section 12.06 shall be those in effect immediately prior to the Increase Date. As soon as practicable, Landlord will furnish Tenant with a true copy of the Extension Index figure together with a computation of the increase in the

Annual Rent for the ensuing five-year period, if any, and an appropriate adjustment will be paid within 30 days of Tenant's receipt of Landlord's statement.

              (d) If the Index is changed so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other governmental index or computation with which it is replaced will be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         6.03 Net Lease; Impositions. This Lease is what is commonly called a "triple net lease," it being understood that Landlord shall receive the Annual Rent set forth in Article 1 hereof, as it may be reduced as provided in Article 3 and Sections 7.02(d), 14.01 and 15.01 hereof and as increased pursuant to
Section 6.02, free and clear of any and all other impositions, taxes, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership, use, occupancy, maintenance, repair, construction, and operation of any of the Premises, whether foreseen or unforeseen, ordinary or extraordinary or structural or nonstructural. In addition to the Annual Rent reserved by
Article 1 hereof, as it may be reduced as provided in Article 3 and Sections 7.02(d), 14.01 and 15.01 hereof and as increased pursuant to Section 6.02, Tenant shall pay to the appropriate parties all impositions, insurance premiums, Real Property Taxes (as defined below), personal property taxes, utility charges, water, sewer and vault charges, operating charges, repair and maintenance charges, construction costs, accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease prior to or during the Lease Term or which may accrue or become payable prior to or during the Lease Term relating to any of the Premises or any buildings, improvements, fixtures, machinery, equipment or personal property now or hereafter located on any of the Premises or arising from the ownership, use, occupancy, maintenance, repair, construction or operation of any thereof, and any interest, costs or penalties with respect to any of the foregoing (collectively "Impositions"). All of such Impositions shall constitute additional rent, and upon the failure of Tenant to pay any of such Impositions, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. Tenant shall furnish to Landlord, promptly upon the reasonable request of Landlord, or the request of any Lender, official receipts or other satisfactory proof evidencing payment of any such Impositions. Upon Tenant's failure to pay any Real Property Taxes as provided herein, Landlord shall have the right, at Landlord's option, to require Tenant to (a) promptly deposit with Landlord funds sufficient for the payment of the current Real Property Taxes required to be paid by Tenant hereunder; and (b) also deposit one-twelfth of the current annual or annualized Real Property Taxes (or those of the preceding years if the current amounts thereof have not been fixed), on the first day of each month in advance. In addition to the foregoing, if Landlord shall at any time be obligated under any Financing Documents to deposit any amount in respect of any Real Property Taxes or insurance premiums, Tenant shall promptly cause such amount to be deposited with the Servicer at the address specified in Section 24.25. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of, deductions of any kind, offset or reduction in rent payable under this Lease, except as otherwise expressly set forth in this Lease. Without limiting the foregoing, no abatement, diminution or reduction in rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes. In addition, except as otherwise expressly provided herein, the obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation: (a) any defect in the condition, quality or fitness for use of any of the Premises or any portion thereof; (b) any damage to, removal, abandonment, salvage, loss or destruction of or any requisition or taking of the Premises or any portion thereof, except as otherwise expressly provided herein; (c) any restriction, prevention or curtailment of or interference with any use of any of the Premises or any part thereof, whether as a result of force majeure or otherwise; (d) any defect in or any lien on the title to any of the Premises or any part thereof;
(e) any change, waiver, extension, indulgence, novation or other action or omission in respect of any obligation or liability of Tenant or Landlord except to the extent thereof; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Tenant, Landlord or any other person, or any action taken with respect to this Lease by any trustee or receiver of Tenant, Landlord or any other person, or by any court; (g) any claim that Tenant has or may have against Landlord or any other person (including the Servicer or other Lenders (as defined in Section 24.25)); (h) any failure on the part of Landlord to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Transaction Documents (as defined in Section 24.25) or any provision of any thereof, in each case whether against or by Tenant or otherwise; (j) any change in the tax or other laws of the United States, any of the states in which any of the Premises is located or any political subdivision of any thereof, or any failure of the Servicer or any other Lenders to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation arising out of or connected with any of the Financing Documents or any other Transaction Document; or (k) any assignment, merger, consolidation, sale or transfer of assets, leasing or other similar transaction of or affecting Tenant, whether with or without the approval of Landlord or the Lenders, whether or not Tenant shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Tenant and Tenant, to the extent permitted by Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or to any diminution or reduction of Annual Rent or additional rent payable by Tenant hereunder, except as otherwise expressly provided herein. All payments by Tenant shall be final and Tenant shall not seek to recover any such payment or any part thereof for any reason whatsoever. Any present or future Law to the contrary shall not alter this agreement of the parties.

                                    ARTICLE 7
                               USE OF THE PREMISES

         7.01 Use. Prior to the fifth (5th) anniversary of the Commencement Date, Tenant shall occupy and use each of the Premises solely for the operation of a Stuart Anderson's Black Angus or Cattle Company restaurant. Thereafter, Tenant shall use and occupy each of the Premises for such purpose or for any other lawful use, provided such other use does not decrease the market value of the Premises. Tenant may not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

         7.02 Compliance With Laws.

              (a) Tenant accepts each of the Premises in its "AS IS" condition. Tenant accepts each of the Premises "AS IS" in reliance upon Tenant's own knowledge as owner and/or occupier of the Premises immediately prior to commencement of this Lease. Landlord makes no representations or warranties of any type whatsoever, including without limitation, whether there has been or are currently any violations of any covenants or restrictions of record, or any applicable Laws in effect regarding any of the Premises on the Commencement Date.

              (b) Tenant shall, at Tenant's sole expense, comply in all material respects with all applicable laws, ordinances, building codes, zoning ordinances, orders, rules, and regulations of any governmental authorities and with any directive of any public officer which shall impose any order or duty upon Landlord or Tenant with respect to any of the Premises or the use or occupation thereof or relating to the environment, health or safety with respect to any of the Premises or the use or occupation thereof (including, without limitation, any rule of common law and judicial decisions and The Americans With Disabilities Act), and any covenants, conditions or restrictions of record relating to any of the Premises or the use or occupation thereof, in each case as now or hereafter in effect (collectively, "Laws").

              (c) Notwithstanding any other provision of this Lease, Tenant shall not use or permit any of the Premises to be used in any manner which will result in waste or the creation of a nuisance, and Tenant shall maintain each of the Premises free of any objectionable noises, odors, or disturbances; provided that, as between Landlord and Tenant only, odors and exhaust incidental to a restaurant, excluding odors of deteriorating food, will not be deemed a nuisance or objectionable provided the same do not violate applicable Laws and do not subject Landlord to any civil liability.

              (d) Notwithstanding any other provision of this Lease, in the event that any new Law which goes into effect during any Extension Period requires an investment in any of the Premises in excess of 30% of the replacement cost of such Premises (exclusive of land, foundations and footings), and which has an economic life in excess of five (5) years, Tenant, at its option, may elect to terminate this Lease as to such Premises only at any time during such Extension Period upon at least thirty (30) days' prior written notice to Landlord and payment to Landlord of all accrued rent and other obligations hereunder with respect to such Premises through the date of such termination, except as to obligations hereunder which expressly survive any termination of this Lease. In the event of any such termination, the Annual Rent payable hereunder shall be reduced proportionately as determined by Landlord and Tenant in good faith.

              (e) Tenant shall at all times comply at Tenant's sole expense with the provisions of the Financing Documents regarding use of the Premises and compliance with applicable laws that are more stringent than the provisions of this Article 7.

         7.03 Permits and Licenses. As between Landlord and Tenant, Tenant shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease. Landlord shall cooperate as reasonably requested by Tenant to facilitate Tenant's compliance with this obligation but at no cost to Landlord.


                                    ARTICLE 8
                                    UTILITIES

         8.01 Payment. Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, sewer, heat, air conditioning, gas, electricity, garbage collection, telephone, and other utilities and services provided to or for any of the Premises during the Lease Term, including connection fees and taxes thereon. Tenant acknowledges that Landlord shall have no responsibility to provide any such utilities or services to or for any of the Premises. The provisions of this Section 8.01 shall survive the expiration or any earlier termination of this Lease with respect to any of the Premises.

         8.02 Interruption in Service. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to any of the Premises subject to the provisions of Section 11.04(b) hereof, and no such failure or interruption shall entitle Tenant to any abatement of, setoff of or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease.


                                    ARTICLE 9
                                      TAXES

         9.01 Payment of Taxes. Tenant shall pay the Real Property Taxes (as defined in Section 9.02) applicable to each of the Premises during the Lease Term. Landlord and Tenant agree to cooperate to ensure that all tax bills applicable to each of the Premises are sent directly to Tenant by the taxing authority. All such payments shall be made prior to delinquency. Upon Landlord's request, Tenant shall promptly furnish Landlord with satisfactory evidence that such Real Property Taxes have been paid. If any such Real Property Taxes paid by Tenant shall cover any period of time after the expiration of the Lease Term, Landlord shall promptly reimburse Tenant to the extent required. If Tenant shall fail to pay any such Real Property Taxes, Landlord and any mortgagee or beneficiary of Landlord shall have the right but not the obligation to pay the same in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord or such mortgagees or beneficiaries with Tenant's next Annual Rental installment together with the applicable Administrative Fee.

         9.02 Definition of "Real Property Taxes". As used herein, the term "Real Property Taxes" shall mean any form of real estate tax or assessment, ad valorem or value-added tax or occupancy or gross receipts tax, fee, levy, penalty, interest or other charge, imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to any of the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord or any mortgagee or beneficiary under a mortgage or deed of trust of any of the Premises or in the real property of which any of the Premises are a part, and Landlord's right to rent. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge included within the foregoing definition of Real Property Taxes, (ii) the nature of which was included within the foregoing definition of Real Property Taxes, or (iii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord's interest in any of the Premises or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer (other than documentary, stamp or other transfer taxes resulting from any such transfer but including any increase in any Real Property Taxes attributable to any such transfer), or which is imposed by reason of the transfer of any of the Premises to Landlord or otherwise in connection with this transaction, any modifications or changes hereto, or any other transfers hereof. Notwithstanding the foregoing, the term "Real Property Taxes" shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord's interest in the Premises.

         9.03 Personal Property Taxes. Tenant shall pay, prior to delinquency, all sales taxes and all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in any of the Premises or elsewhere. Tenant shall seek to cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord.

         9.04 Tenant's Right to Contest Taxes.

              (a) Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Real Property Taxes of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Real Property Taxes unless Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Real Property Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Real Property Taxes, security in the amount, if any, prescribed by applicable law, or if no amount is prescribed by applicable law, in amounts equal to one hundred fifty percent (150%) of the contested amount or such other reasonable security as may be demanded by Landlord to ensure payment of such contested Real Property Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Real Property Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including attorneys' fees and expenses), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii) above, then, so long as no material default exists under this Lease, Landlord shall pay such Real Property Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord shall return or cause to have returned to Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with the provisions hereof. In connection with any such contest of any Real Property Taxes, Tenant shall at all times comply at Tenant's sole expense with the provisions of applicable Laws and of the Financing Documents regarding any such contest that are more stringent than the foregoing provisions.

              (b) Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of any of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in material default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

              (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord, and Tenant will pay, indemnify, defend (with counsel reasonably satisfactory to Landlord) and save Landlord, the Servicer, each Lender, and their respective representatives, agents, directors, officers, shareholders, members, employees, affiliates, successors and assigns (collectively, "Indemnitees," and each, individually, an "Indemnitee") harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or any other Indemnitee to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord and the other Indemnitees, as may reasonably be demanded by Landlord or any other Indemnitee, to ensure compliance with the foregoing provisions of this Section 9.04.

         9.05 Survival of Tenant's Tax Obligations. Tenant's obligations pursuant to this Article 9 shall survive the termination or expiration of this Lease, in whole or in part, such that, notwithstanding such termination or expiration of this Lease, Tenant shall continue to be responsible for that portion of the Real Property Taxes and/or personal property taxes which pertain to the period prior to the date of such termination or expiration of this Lease.

         9.06 Compliance with Financing Documents. Tenant shall at all times comply at Tenant's sole expense with the provisions of the Financing Documents regarding payment of real property taxes applicable to the Premises or personal property taxes applicable to the Tenant that are more stringent than the provisions of this Article 9.


                                   ARTICLE 10
                             MAINTENANCE AND REPAIRS

         10.01 Tenant's Obligations.

               (a) Tenant shall, at Tenant's expense, maintain in good repair, order, and serviceable condition, reasonable wear and tear excepted, the Premises and every part thereof, including but not limited to all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving any of the Premises, and windows, doors, storefronts, plate glass, interior walls, and ceilings which are part of any of the Premises.

               (b) Tenant shall not commit or suffer to be committed any waste upon or about any of the Premises, and shall promptly at Tenant's cost and expense, make all necessary replacements, restorations, renewals and repairs to each of the Premises and all appurtenances thereto which are material to the operation of any of the Premises, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen; provided that with respect to appurtenances to any of the Premises which are material to the operation of the Premises, if third parties are obligated to repair or maintain such appurtenances, Tenant shall use commercially reasonable efforts to enforce such obligations of third parties or, if such third parties fail to perform such obligations, Tenant shall perform such obligations to the extent Tenant has the legal right to do so. Tenant shall pay to the appropriate parties Tenant's pro rata share of any maintenance, repair or other costs to the extent required under or in connection with any appurtenances to any of the Premises. Repairs, restorations, renewals and replacements shall be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against Landlord or any mortgagee or beneficiary of Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

               (c) Upon the expiration or earlier termination of this Lease, Tenant shall return each of the Premises to Landlord in good and clean condition and repair, reasonable wear and tear excepted. Any damage to any of the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings, and equipment pursuant to Section
12.04 hereof, shall be repaired by Tenant at Tenant's expense. The provisions of this Section 10.01(c) shall survive the expiration or any earlier termination of this Lease with respect to any of the Premises.

               (d) Tenant shall at all times comply at Tenant's sole expense with the provisions of the Financing Documents regarding maintenance and repair of the Premises that are more stringent than the foregoing provisions.

         10.02 Landlord's Obligations. Except for the obligations of Landlord under Article 14 hereof (relating to destruction of the Premises), and under
Article 15 hereof (relating to the condemnation of the Premises) with respect to disposition of insurance proceeds and condemnation awards, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain any of the Premises nor any building located thereon nor any fixtures thereon or equipment or personal property therein, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, or to pay any costs or expenses associated therewith, all of which obligations are that of Tenant under Section 10.01 hereof. Tenant expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord's failure to keep the Premises or any part thereof or any building located thereon or any fixtures thereon or equipment or personal property therein in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

         10.03 Landlord's Rights. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, or any appurtenances thereto material to the operation of the Premises or to enforce maintenance or repair obligations of third parties with respect to any such appurtenances, as provided above, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant ten (10) days' prior written notice, Landlord or any Lender shall have the right (but not the obligation) to enter such Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant. In the event Landlord or any Lender so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements promptly following Tenant's receipt of a bill therefor, together with the applicable Administrative Fee. Tenant agrees to permit Landlord and any mortgagee or beneficiary of Landlord or their agents to enter the Premises, upon reasonable notice by Landlord, during normal business hours for the purpose of inspecting the Premises.


                                   ARTICLE 11
                          INSURANCE AND INDEMNIFICATION

         11.01 Tenant's Insurance Obligation. Tenant covenants and agrees that Tenant will carry and maintain, at its sole cost and expense, the following types of insurance with respect to each of the Premises, in the amounts specified and in the form hereinafter provided for:

               (a) COMMERCIAL GENERAL LIABILITY. Commercial general liability insurance (including liquor liability insurance) against any loss, liability or damage on or relating to any of the Premises, with limits of not less than Two Million Dollars ($2,000,000) in any one occurrence for death or injuries to one or more persons and/or for damage to property.

               (b) BUSINESS INTERRUPTION. Tenant shall purchase at Tenant's option either a policy of business interruption insurance to protect Tenant and Landlord and each Lender (as their interests may appear) against loss of earnings in the event of interruption of Tenant's business through destruction of real or personal property with respect to any of the Premises, or a policy of rental loss protection to protect Landlord and each Lender (as their interests may appear) against loss of rental income as a result of destruction of real or personal property with respect to any of the Premises. Such policy shall be written in an amount equal to not less than six (6) monthly installments of Annual Rent. Such policy shall insure against loss of earnings or rental income (as applicable) caused by at least the perils of fire and lightning, extended coverage, vandalism, malicious mischief and, where pertinent, sprinkler leakage.

               (c) WORKERS' COMPENSATION. Worker's compensation insurance or self insurance as required by the jurisdiction in which each of the Premises is located.

               (d) PROPERTY DAMAGE. Insurance covering all improvements located on each of the Premises and all of Tenant's fixtures, merchandise, and personal property from time to time in, on or upon each of the Premises, in an amount not less than one hundred percent (100%) of their full replacement value providing protection against perils commonly included within the classification "All Risk", and insurance against sprinkler damage (if applicable and to the extent not otherwise covered by such "All Risk" policy). Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed to the extent necessary to maintain the standard of operation of the Premises and the business operated thereon existing prior to the damage or destruction.

               (e) ADDITIONAL COVERAGE. Such other insurance and in such amounts as may be reasonably required under the Financing Documents from time to time. In addition, Tenant shall at all times comply with any provisions of applicable Laws and of the Financing Documents regarding insurance that are more stringent than the provisions of this Article 11.

               (f) POLICY FORM.

                   (i) All policies of insurance provided for herein shall be issued by reputable and financially sound insurance companies reasonably satisfactory to Landlord and the Lenders, and such insurance companies shall be qualified to do business in the jurisdiction where the applicable Premises are situated. All such policies shall be issued in Tenant's name, with Landlord named as an additional insured and/or loss payee as applicable, and name any superior landlord and each Lender as an additional insured and/or loss payee, as applicable, as their interests may appear. The policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, any superior landlord and each Lender as their interests may appear. Certificates of insurance shall be delivered to Landlord prior to Landlord's execution of this Lease, and thereafter certificates or other evidence of renewal coverage shall be delivered to Landlord within five (5) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All certificates of insurance delivered to Landlord must contain a provision giving Landlord, any superior landlord, and Lenders thirty

(30) days' notice in writing in advance of any expiration, non-renewal, cancellation or lapse, except only ten (10) days' notice will be provided for cancellation due to premium non-payment. All public liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord or any Lender may carry. The Commercial General Liability policy shall contain a severability of interests clause providing that each entity insured under the policy will be protected as if it were the only Insured; however, this provision will not increase the coverage limits. The insurance for property damage shall provide that any losses otherwise recoverable under the insurance shall not be invalidated notwithstanding (A) any act, failure to act or negligence by Tenant or violation of warranties, declarations, or conditions contained in such policy by Tenant, (B) the occupation or use of any of the Premises for purposes more hazardous than permitted by the terms thereof, (C) any foreclosure or other action or proceeding or notice of sale relating to any of the Premises or (D) any change in title or ownership of any of the Premises.

                   (ii) Tenant's obligations to carry the insurance provided for above may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies must have limits of not less than Five Million and 00/100 Dollars ($5,000,000) for any one occurrence and that Landlord, any superior landlord and each Lender shall be named as an additional insured and/or loss payee, as applicable, thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies and the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord and any Lender, in each case not more often than annually, to examine Tenant's original insurance policies required in this Lease, and to make copies of the sections of such policies evidencing satisfaction of the requirements of this Lease, provided such examination shall be conducted in the offices of Tenant or Tenant's insurance broker and in the presence of a representative of Tenant or Tenant's insurance broker.

         11.02 Subrogation Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, any of the Premises or their respective contents that are caused by or result from risks insured against under any property insurance policies carried by the parties hereto and in force at the time of any such damage. The foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where any of the Premises is located and so long as no policy of insurance is invalidated thereby.

         11.03 Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in, on, or about any of the Premises outside the ordinary course of Tenant's business which will substantially increase the insurance rates upon the building of which any of the Premises are a part.

         11.04 Indemnification. (a) Tenant shall at all times indemnify, defend (with counsel reasonably satisfactory to Landlord), and save harmless Landlord and each other Indemnitee for, against, and from, any liability, loss, cost, injury, damage or other expense or risk (including without limitation reasonable attorneys' fees and expenses) whatsoever that may occur or be claimed by or with respect to any person(s) or property on or relating to any of the Premises and resulting directly or indirectly from the operation, maintenance, use, misuse, occupancy, possession or disuse of any of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of any of the Premises. Tenant shall, at its cost and expense, defend (with counsel reasonably satisfactory to Landlord) against any and all such actions, claims and demands and shall indemnify Landlord and each other Indemnitee for all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) they may incur in connection therewith. Neither Landlord nor any other Indemnitee shall in any event whatsoever be liable for any injury or damage to any of the Premises or to Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons except as expressly provided in subparagraph (b) below. Tenant shall not make any claim or demand upon or institute any action against Landlord or any other Indemnitee as a result of such injury or damage except as expressly provided in subparagraph (b) below. Tenant covenants and agrees during the Lease Term hereof to pay when due or reimburse and indemnify and hold Landlord and each other Indemnitee harmless from and against all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord, any superior landlord or any other Indemnitee or Tenant by any federal, state, county or local governmental authority upon or with respect to any of the Premises or the use thereof or upon the possession, leasing, use, operation or other disposition of any thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease (excepting only federal, state, and local net income taxes on the income of Landlord or any superior landlord or any mortgagee or beneficiary of Landlord, or any taxes attributable to the recording of any mortgage or deed of trust on Landlord's interest in the Premises and documentary, stamp or other transfer taxes resulting from the transfer of Landlord's interest in any of the Premises, but including increases in Real Property Taxes resulting from any such transfer).

               (b) Landlord shall indemnify, defend (with counsel reasonably satisfactory to Tenant), and save harmless Tenant from and against any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorneys' fees and expenses) whatsoever to the extent arising out of the negligence or willful misconduct of Landlord or its representatives in connection with any entry by Landlord or its representatives on any of the Premises, except to the extent arising from the negligence or willful misconduct of Tenant, its representatives, or their respective agents, employees, licensees, invitees or guests or other such persons, or from the condition of any of the Premises. Notwithstanding the provisions of this Section 11.04(b), there shall be no abatement or reduction of rent or any other obligation of Tenant hereunder by reason of the occurrence of any matters for which Landlord is required to indemnify Tenant hereunder.

         11.05 Payment of Insurance. In the event that Tenant shall fail to obtain the insurance policies required hereunder, Landlord or any Lender shall have the right, but not the obligation, to purchase the same in which case Tenant shall repay the cost thereof to Landlord or such

Lender with Tenant's next Annual Rent installment together with the applicable Administrative Fee.


                                   ARTICLE 12
                                   ALTERATIONS

         12.01 Permitted Improvements. Except as provided in Section 12.03 hereof, and subject to the provisions of this Article 12, at Tenant's own expense and after giving Landlord notice in writing of its intention to do so as required under Article 5, Tenant may from time to time make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article 12 as "Alterations") in and to any of the Premises as it may find necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of any of the Premises.

         12.02 Liens. Tenant shall pay the costs of any Alterations done on any of the Premises pursuant to Section 12.01, and shall keep each of the Premises free and clear of liens of any kind as required under Article 5. Tenant shall indemnify and defend (with counsel reasonably satisfactory to Landlord) Landlord and each other Indemnitee from and against any liability, loss, damage, costs, attorneys' fees and expenses, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming through or under Tenant.

         12.03 Structural Alterations. Tenant shall not make any Alterations to any of the foundations, perimeter or load-bearing walls, or roof structure involving expenditures in excess of the amounts specified in Article 5, other than minor repairs made in the ordinary course of Tenant's business which do not decrease the value of the Premises, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

         12.04 Removal of Alterations. All Alterations made on any of the Premises (including without limitation any signs erected by Tenant) shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with such Premises; provided, however, that if Tenant is not in default at the time of such expiration or termination, (i) Tenant shall have the right to remove any permitted Alterations made in accordance with this
Article 12 provided the removal thereof does not decrease the value of any of the Premises as reasonably determined by Landlord and provided Tenant repairs any damage to any of the Premises caused by such removal, and (ii) Tenant's equipment, machinery, and trade fixtures shall remain the property of Tenant and may be removed by Tenant, provided Tenant shall repair any damage caused by its removal of any such equipment, machinery, and trade fixtures. The provisions of this Section 12.04 shall survive the expiration or any earlier termination of this Lease with respect to any or all of the Premises.

               Landlord agrees from time to time during the Lease Term, upon written request from Tenant, at Tenant's sole cost and expense, to execute and deliver any instrument, release, or other document that may be reasonably required by any equipment supplier or vendor providing equipment or trade fixtures to Tenant for any of the Premises and in form and substance reasonably satisfactory to Landlord whereby Landlord waives and/or releases any rights it may have or acquire with respect to any such equipment or trade fixtures which may be affixed to any of the Premises and which is subject to a security interest or equipment lease in favor of such supplier or vendor and agrees that the same do not constitute realty regardless of the manner same are attached. Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys' fees and costs).

         12.05 Alterations Required by Law; Compliance with Financing Documents. Any Alteration, structural or otherwise, to or on any of the Premises, or any part thereof, which may be necessary or required by reason of any applicable Laws, shall be made by and at the sole cost and expense of Tenant, subject to the provisions of Section 7.02(d). In addition, Tenant shall at all times comply at Tenant's sole expense with the provisions of the Financing Documents regarding alterations to any of the Premises or the removal thereof that are more stringent than the provisions of this Article 12.

         12.06 General Conditions Relating to Alterations. Any Alteration, structural or otherwise, to or on any of the Premises, shall be subject to the following conditions:

               (a) No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

               (b) Any structural Alteration involving an estimated cost of more than One Hundred Thousand and 00/100 Dollars ($100,000) (as such dollar amount shall be increased pursuant to the provisions of Section 6.02 hereof) shall, at Landlord's reasonable request, be conducted under the supervision of a licensed architect or engineer selected by Tenant and satisfactory to Landlord and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing in advance by Landlord.

               (c) Any Alteration shall be made promptly and in a good workmanlike manner and in compliance with all applicable Laws.

               (d) No Alteration shall tie-in or connect any of the Premises or any improvements thereon with any property outside such Premises without the prior written consent of Landlord and any mortgagee or beneficiary of Landlord.

               (e) No Alteration shall reduce the value of any of the Premises or impair the structural integrity of any building comprising a part of any of the Premises.

                                   ARTICLE 13
                                      SIGNS


         In addition to those signs already existing at the Premises, Tenant shall have the right at Tenant's sole cost and expense to erect or affix signs on the Premises of such sizes, colors, and designs as required by Tenant. All signs on the Premises shall fully comply with all applicable Laws.


                                   ARTICLE 14
                   DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

         14.01 Obligation to Rebuild. If any portion of the Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Tenant shall, at its sole cost and expense, promptly commence and diligently proceed to rebuild, replace and repair the damaged or destroyed improvements, fixtures or equipment, and diligently complete the same as soon as reasonably possible in conformity with the requirements of Article 12 so as to restore such improvements, fixtures or equipment, as nearly as practicable, taking into account changes in construction techniques, to the condition they were in immediately prior to such damage or destruction, except for permitted Alterations and such changes in design or materials as may then be required by applicable Laws. In such event, and so long as no default by Tenant has occurred and is continuing hereunder, Landlord shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements, net of all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and expenses) incurred by Landlord or any Lender in connection with the collection of such proceeds and the administration thereof, on such terms and conditions as Landlord or any Lender may reasonably require. To the extent that available proceeds of insurance are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the Lease Term of this Lease, Tenant shall pay the amount by which such costs exceed the available insurance proceeds. Any surplus of insurance proceeds over the cost of restoration, net of all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and expenses) incurred by Landlord or any Lender in connection with the collection of such proceeds and the administration thereof, shall be promptly paid over to Tenant upon completion of such restoration in a manner reasonably satisfactory to Landlord and the Lenders so long as no default by Tenant has occurred and is continuing hereunder, and subject to such other terms and conditions as Landlord or any Lender may reasonably require or as set forth in the Financing Documents. Tenant shall at all times comply, at Tenant's sole expense, with the provisions of the Financing Documents regarding damage or destruction to the Premises that are more stringent than the provisions of this Article 14.

         14.02 No Abatement of Rent. Notwithstanding the partial or total destruction of any of the Premises, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction (except as otherwise expressly provided in the immediately preceding paragraph).


                                   ARTICLE 15
                                 EMINENT DOMAIN

         15.01 Total Taking. Upon the occurrence of any taking under the power of eminent domain (a) of twenty-five percent (25%) or more of the floor area of the building located on any Property comprising the Premises, or (b) of any appurtenances material to the operation of a Property or of parking or access rights necessary to the lawful operation of a Property, or which results in such Premises no longer being one undivided parcel of property, or (c) which, regardless of the amount so taken, renders the remainder of such Property unsuitable for the continued operation of Tenant's business at such Property or renders it unmarketable as determined by Landlord or Tenant in good faith and based on commercially reasonable standards and criteria (each a "Total Taking"), Tenant shall promptly, by delivery of written notice to Landlord within thirty
(30) days after the date Tenant receives notice of the Total Taking, offer to purchase such Property on a date not more than sixty (60) days after delivery of such notice in accordance with the provisions of Section 24.24 hereof (the date specified in such notice or such other date, subject to Landlord's prior written consent to the extension of such date, on which Tenant's purchase of such Property is consummated in accordance with Section 24.24, is referred to herein as the "Taking Termination Date") at a price (the "Taking Offer Price") equal to the portion of the Purchase Price payable under (and as defined in) the Purchase Agreement which is allocable to such Property (as set forth in Exhibit B to the Purchase Agreement), plus the actual allocable costs and expenses incurred by Landlord in connection with the acquisition (including the financing thereof) of such Premises by Landlord as reasonably determined by Landlord but not to exceed 105% of such portion of the Purchase Price. If Landlord fails to respond to such offer within thirty (30) days after receipt of such notice, Landlord shall be deemed to have accepted such offer. Notwithstanding anything to the contrary contained herein, Tenant shall continue to pay Annual Rent and all other amounts accruing hereunder and to observe all other obligations of Tenant under this Lease, including without limitation with respect to the portion of the Premises so taken, through the Taking Termination Date.

         In the event Landlord accepts (or is deemed to have accepted) such offer, Tenant shall deposit with Lenders until the indebtedness evidenced by the Financing Documents is discharged, and thereafter Landlord, an amount equal to the Taking Offer Price plus all rent and other amounts accrued and unpaid hereunder through the Taking Termination Date, in each case in immediately available funds on or before the Taking Termination Date. In such event, upon and subject to payment of such amounts by Tenant, Landlord shall quitclaim title to such Property to Tenant in accordance with the provisions of Section 24.24, and provided no default by Tenant has occurred and is continuing under this Lease, Tenant shall be entitled to receive the proceeds of any award made by any condemning authority or as a result of any judicial proceedings in connection with such taking, less out-of-pocket expenses (including without limitation attorneys' fees and expenses) reasonably incurred by Landlord or any Lender in the collection of such award (the "Net Taking Proceeds"), on such terms and conditions as Landlord or any Lender may reasonably require or as set forth in the Financing Documents. In the event Landlord rejects such offer in writing, Tenant shall deposit with the Lenders until the indebtedness evidenced by the Financing Documents is discharged, and thereafter Landlord, all rent and other amounts accrued and unpaid hereunder through the Taking Termination Date in immediately available funds, in each case on or before the Taking Termination Date, and Landlord shall be entitled to receive the Net Taking Proceeds with respect to the Total Taking, subject to the rights of any mortgagee or beneficiary of Landlord. This Lease shall terminate as to such Property only (other than obligations which expressly survive the expiration or any earlier termination hereof) on the Taking Termination Date, and the Annual Rent payable hereunder shall be reduced by an amount equal to the product of the Taking Offer Price multiplied by Landlord's then weighted average cost of capital with respect to the indebtedness evidenced by the Financing Documents which indebtedness constitutes Landlord's acquisition indebtedness, provided Tenant has duly paid to the Lenders in accordance with
Section 24.25 hereof until the indebtedness evidenced by the Financing Documents is discharged, and thereafter Landlord, all amounts required to be paid by Tenant pursuant to this Section 15.01. Landlord's "weighted average cost of capital" shall mean a fraction the numerator of which shall be the sum of (A) the annual interest rate then in effect under the Senior Loan (as defined below) (LIBOR plus 3.50%) multiplied by the then outstanding principal balance of the Senior Loan, plus (B) the then outstanding principal balance of the Mezzanine Loan (as defined below) multiplied by 12.5%, plus (C) $32,500, and the denominator of which shall be (x) the then outstanding principal balance of the Senior Loan, plus (y) the then outstanding principal balance of the Mezzanine Loan, plus (z) $250,000.

         15.02 Partial Taking. Upon the occurrence of any taking under the power of eminent domain which is not a Total Taking or a Temporary Taking as defined below (a "Partial Taking"), this Lease shall continue in full force and effect and Tenant shall, at its sole cost and expense, promptly commence and diligently proceed to rebuild, replace and repair any damage to such Property caused by such taking, and diligently complete the same as soon as reasonably possible, in conformity with the requirements of Article 12 so as to restore such Property and the building and other improvements thereon and appurtenances thereto, as nearly as practicable, taking into account changes in construction techniques, to the condition thereof immediately prior to such taking, except for permitted Alterations and such changes in design or materials as may then be required by applicable Laws. The cost of such restoration shall be paid first out of Tenant's own funds. So long as no default by Tenant has occurred and is continuing under this Lease, Tenant shall be entitled to receive the Net Taking Proceeds with respect to the Partial Taking, on such terms and conditions as Landlord or any Lender may reasonably require or as set forth in the Financing Documents. If the cost of such restoration exceeds the amount of the Net Taking Proceeds, the deficiency shall be paid by Tenant. Notwithstanding a Partial Taking of any of the Premises, there shall be no abatement or reduction of rent or any other obligation of Tenant hereunder by reason of such taking.

         15.03 Temporary Taking. In the event of a taking under the power of eminent domain of all or a portion of any Property comprising the Premises for a temporary use (a "Temporary Taking"), this Lease shall continue in full force and effect and there shall be no abatement or reduction of rent or any other obligation of Tenant hereunder by reason of such taking. Tenant shall continue for the duration of any Temporary Taking to perform and observe all of the terms and conditions of this Lease, and Landlord shall be entitled to receive the Net Taking Proceeds with respect to the Temporary Taking subject to the rights of any mortgagee or beneficiary of Landlord. So long as no default by Tenant has occurred and is continuing under this Lease, and provided Tenant has restored such Property to the condition thereof immediately prior to such taking, in accordance with the requirements of Article 12, at Tenant's sole cost and expense, Tenant shall be entitled to receive the Net Taking Proceeds with respect to the Temporary Taking on such terms and conditions as Landlord or any Lender may reasonably require or as set forth in the Financing Documents. If the cost of such restoration exceeds the amount of the Net Taking Proceeds with respect to the Temporary Taking, the deficiency shall be paid by Tenant.

         15.04 Waiver of Statutory Rights of Termination. Tenant hereby waives any statutory rights of termination which may arise by reason of any taking, whether total or partial, temporary or permanent, of any of the Premises under the power of eminent domain.

         15.05 Award. Upon any taking, Tenant shall give written notice thereof to Landlord within fifteen (15) days following such taking. Tenant shall appear on its own behalf and in the name and on behalf of Landlord and each Lender until the indebtedness evidenced by the Financing Documents is discharged, in any proceeding or action to negotiate, prosecute and adjust any claim for any award or on account of any taking, requisition or sale, and to collect any such award or compensation. Tenant hereby irrevocably assigns to each Lender until the indebtedness evidenced by the Financing Documents is discharged, and thereafter to Landlord (subject to the rights of any mortgagee or beneficiary of Landlord), all Net Taking Proceeds to which Tenant may be entitled by reason of its interest in any of the Premises, all of which shall be applied in accordance with this Lease and the Financing Documents. Tenant shall take all appropriate action in connection with each such proceeding, action, negotiation, prosecution and adjustment and shall pay all expenses thereof. In the event of any taking, whether total or partial, temporary or permanent, the entire award or compensation in any eminent domain proceeding affecting any of the Premises shall be distributed to the Lenders until the indebtedness evidenced by the Financing Documents is discharged, and thereafter to Landlord subject to the rights of any mortgagee or beneficiary of Landlord, provided, however, that Tenant will be entitled to receive, and Landlord will have no right to pursue for itself, any award for claims based on (a) the value of Tenant's Alterations to the Premises which Tenant has the right to remove pursuant to the provisions of this Lease but elects not to remove, (b) loss of or damage to Tenant's personal property, (c) loss to Tenant because of interruption of business, (d) Tenant's loss of goodwill, and (e) Tenant's cost of removal and relocation and any rent differential payable by Tenant for replacement premises as a result of any relocation necessitated by the taking. Landlord and Tenant may separately pursue their claims against the condemning authority, provided, however, that notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to pursue a claim based upon the residual value of the real property comprising any of the Premises after expiration of the Lease Term or pursue claims or retain any award to which Landlord or any Lender is entitled so as inequitably to diminish Landlord's or any Lender's award. Landlord and Tenant shall cooperate to maximize the award payable by the condemning authority or in any judicial proceedings. Tenant shall at all times comply, at Tenant's sole expense, with the provisions of the Financing Documents regarding eminent domain that are more stringent than the foregoing provisions.

         15.06 Transfer Under Threat of Taking. For the purposes of this Article only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.


                                   ARTICLE 16
                            ASSIGNMENT AND SUBLETTING

         16.01 Landlord's Consent Required. For purposes of this Article 16, the terms "assign" and "assignment" shall include and mean any act attempting to, or document purporting to, assign, transfer, sublet or change ownership of Tenant's interest in and to any of the Premises or any part thereof, or enter into license or concession agreements for a material portion of any of the Premises or any part thereof. Tenant shall not assign this Lease or Tenant's interest in and to the Premises without obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease. Notwithstanding the foregoing but subject to any prohibitions contained in the Financing Documents, Tenant may at any time encumber its leasehold interest, but not its interest in any leasehold improvements constructed by Tenant or comprising part of the Premises, by deed of trust, mortgage, assignment, or other security agreement, without the consent of Landlord, but no such encumbrance will constitute a lien on Landlord's or any Lender's estate.

         16.02 Assumption of Obligations. Any assignment to which Landlord has consented shall be evidenced by an instrument in writing and any assignee or transferee shall agree for the benefit of Landlord to be bound by, assume, and perform all of the terms, covenants, and conditions of this Lease. Consent by Landlord to any assignment shall not constitute consent to any subsequent assignment.

         16.03 Assignment to Affiliate. Notwithstanding anything to the contrary contained in this Article 16, Tenant shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of, but with notice to, Landlord to any corporation (a) with which Tenant may merge or consolidate, (b) which is a parent or subsidiary of Tenant at any tier, (c) which is the successor corporation to Tenant in the event of a corporate reorganization, or (d) which acquires all or substantially all of the voting stock of Tenant or all or substantially all of the assets of Tenant, provided that none of the foregoing is reasonably expected to have a material adverse effect on the net worth of the Tenant hereunder and provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease. In addition, nothing contained herein shall prohibit the public offering or subsequent sale of shares of stock in Tenant in the public markets provided that the same is not reasonably expected to have a material adverse effect on the financial condition of the Tenant hereunder.

         16.04 No Release of Tenant or Guarantor. Regardless of Landlord's consent, no assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder or relieve Guarantor or any other guarantor hereof from any liability under its guarantee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Tenant or any successor to Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease or of Guarantor or any other guarantor hereof under its guarantee, provided that neither Tenant nor Guarantor shall be liable to the extent of amendments or modifications made to this Lease after the fifth (5th) anniversary of the Commencement Date with assignees not affiliated with Tenant or Guarantor without Tenant's consent, which consent shall not be unreasonably withheld, which materially increase Tenant's monetary obligations under this Lease (such as an increase in the Annual Rent payable hereunder or extension of the Lease Term beyond the original term hereof and any renewal options hereunder).

         16.05 Corporate/Partnership/Limited Liability Company Restrictions. Prior to the fifth (5th) anniversary of the Commencement Date:

               (a) in the event that Tenant shall, at any time, be a corporation, no change shall occur in one or a series of related transactions in the majority ownership of and/or the power to vote the majority of the outstanding capital stock of Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided that nothing contained herein shall require Landlord's consent for a public offering or subsequent sale of stock in Tenant in the public markets, provided the same is not reasonably expected to have a material adverse effect on the financial condition of Tenant hereunder;

               (b) in the event that Tenant shall, at any time, be a partnership, no change shall occur in any one or more of the general partners of the partnership or in the control of any general partner, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; and

               (c) in the event that Tenant shall, at any time, be a limited liability company, no change shall occur in any member of the limited liability company or in the control of any member, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                                   ARTICLE 17
                                DEFAULT; REMEDIES


         17.01 Default. The occurrence of any one or more of the following events shall constitute a material default under this Lease by Tenant:

               (a) The vacating or abandonment of the Premises by Tenant.

               (b) The failure by Tenant to make any payment when due of Annual Rent, Impositions or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of five (5) days after written notice from Landlord, provided that no notice shall be required after three (3) defaults by Tenant in such payments in any calendar year.

               (c) Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that the default is capable of being cured by action on the part of Tenant but more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default so long as (i) Tenant commences such cure within said thirty
(30)-day period and thereafter diligently and in good faith prosecutes such cure to completion, (ii) no part of the Premises is in material risk of sale or forfeiture due to the default, (iii) the default does not materially impair the value of the collateral for the indebtedness evidenced by the Financing Documents, or the liens created thereby, and (iv) the default does not cause a default under any of the Financing Documents which is not cured within any applicable time period thereunder.

               (d) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; or (v) Tenant shall be unable or shall admit in writing its inability to pay its debts as they become due. In the event that any provision of this Section 17.01(d) is contrary to any applicable Law, such provision shall be of no force or effect.

               (e) The breach in any material respect of any representation or warranty by Tenant hereunder or under any agreement, instrument, certificate, statement or other writing furnished in connection herewith or under any other Transaction Document.

               (f) The default, breach or insolvency of any guarantor of this Lease beyond any applicable notice and/or grace period under its guarantee or if any such guarantor shall repudiate its guarantee, or if Guarantor defaults on any of its outstanding corporate bonds beyond any applicable grace and cure period.

               (g) Tenant fails to comply with, or cause Guarantor or the Premises to comply with, the covenants, representations, warranties or other requirements of the following provisions of the Financing Documents to the extent relating to Tenant, Guarantor or the Properties, and regardless of whether the same are more stringent than the representations, warranties, covenants and requirements set forth in this Lease, all as if Tenant were the Borrower or Trustor (as applicable) making such covenants, representations or warranties or were required to fulfill such requirements if the context requires, and at Tenant's sole cost and expense, to the extent such failure constitutes a default under the Financing Documents if such default is not cured by Tenant within any applicable time period provided under the Financing Documents and applicable to such default: Section 4.1(d), the last sentence of
Section 4.1(f), Sections 4.1(h), (j) and (k), the first sentence of Section 4.1
(l), and Sections 4.1(m), (n), (p), (q), (t), (u), (v), (w) and (x); Section 4.2
as it applies to the foregoing representations and warranties; Sections 5.1(a),
(b), (c), (d), (e), (f), (g), Section 5.1(h) (to the extent applicable to Tenant or Guarantor), (j) (other than with respect to Liens, as defined therein, created or caused by Landlord), and Sections 5.1(p) and (q); Sections 6.1(a) and
(f) and Section 7.3 of the loan agreements described on Exhibit G hereto for each of the Senior Loan and the Mezzanine Loan (as such terms are defined in Section 24.25); Sections 3.1(c), 4.2, 4.3(a), 4.4, 4.6, 4.10(a)(iii) through
(vii), 4.10(b), 5.1, 5.2, 5.3, 5.6 and 8.1(a)(xii) of the deeds of trust or mortgages referred to on Exhibit G securing the Senior Loan or the Mezzanine Loan; any obligations of Tenant contained in the Assignment of Lease referred to in Exhibit G with respect to each of the Senior Loan and the Mezzanine Loan; and the obligations of Tenant and Guarantor under the Tenant's and Guarantor's Certificate referred to on Exhibit G with respect to each of the Senior Loan and the Mezzanine Loan; in each case except to the extent any of the matters referred to in such provisions are created or caused by Landlord.

         17.02 Remedies. In the event of any such material default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (a) Terminate Tenant's right to possession of any of the Premises by any lawful means, in which case this Lease shall terminate as to such Premises and Tenant shall immediately surrender possession of such Premises to Landlord.

               (b) [Intentionally Omitted.]

               (c) [Intentionally Omitted.]

               (d) Maintain Tenant's right to possession of any of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect with respect to such Premises whether or not Tenant shall have vacated or abandoned such Premises. In such event

Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease with respect to such Premises, including the right to recover the rent as it becomes due hereunder.

               (e) Pursue any other remedy now or hereafter available to Landlord under the Laws of the jurisdiction where any of the Premises are located, including without limitation, any rights or remedies set forth in Addendum No. 1 attached hereto for a particular jurisdiction.

               (f) To the extent permitted by applicable Law, the rights and remedies provided under this Lease shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise.

               (g) No termination of the Lease Term in whole or in part pursuant to subparagraph (a), by operation of law or otherwise, and no reentry, repossession or removal pursuant to subparagraph (b) or otherwise, and no reletting of any of the Premises pursuant to subparagraph (c) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such termination, reentry, repossession, removal or reletting.

               (h) In the event of any termination of the Lease Term in whole or in part pursuant to subparagraph (a) or as permitted by Law, Tenant shall quit and surrender the applicable Premises to Landlord, and Landlord may without further notice enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the applicable Premises but shall forthwith quit and surrender the applicable Premises, and Landlord shall, notwithstanding any other provision of this Lease and in lieu of all other claims for damages on account of such termination, be entitled to recover from Tenant the aggregate of all amounts Landlord is permitted to recover from Tenant, including without limitation:

                   (i) the worth at the time of award, as computed below, of the unpaid rent (including, without limitation, Impositions and additional rent) which had been earned at the time of termination of this Lease with respect to the applicable Premises;

                   (ii) the worth at the time of award of the amount by which the unpaid rent (including, without limitation, Impositions and additional rent) which would have been earned after the time of termination of this Lease with respect to the applicable Premises until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                   (iii) the worth at the time of award of the amount by which the unpaid rent (including, without limitation, Impositions and additional rent) with respect to the applicable Premises for the balance of the term after the time of award exceeds the amount of such rental loss for said balance of the term that Tenant proves could be reasonably avoided; and

                   (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; including without limitation any loss or damage arising out of the failure of Landlord to receive the benefit of the performance by Tenant of any obligation to purchase any of the Premises as required under the provisions of this Lease. Tenant acknowledges and agrees that, in reliance upon this Lease and Tenant's covenants and agreements hereunder and the creditworthiness and financial condition of Tenant, Landlord has entered into certain special transactions to finance the costs of acquiring the Premises and, in connection with such financing transactions, Landlord has incurred and will continue to incur indebtedness and liabilities under and pursuant to the Financing Documents and other Transaction Documents. Tenant acknowledges and agrees that a default by Tenant under this Lease may cause Landlord substantial damage and detriment due to its obligations and liabilities under the Financing Documents and the other Transaction Documents and that such obligations and liabilities of Landlord may be accelerated and materially altered and increased as a result of a default by Tenant under this Lease. Accordingly, in order to compensate Landlord for all detriment proximately and to the extent caused (directly or indirectly) by any failure by Tenant to perform its obligations under this Lease, Tenant shall pay promptly upon demand, and Landlord shall be permitted to recover from Tenant if not paid directly by Tenant, all amounts payable by Landlord under or pursuant to any of the Financing Documents to the extent that such obligations and liabilities of Landlord are incurred, accelerated, altered or increased on account of any default by Tenant under this Lease, including, without limitation, any increase in the interest rate(s) payable under any of the Financing Documents, late charges, default interest, prepayment fees, penalties, attorneys' fees and expenses, or other charges, expenses or fees incurred by Landlord under any of the Financing Documents on account of any default by Tenant. Without limiting the foregoing, Tenant acknowledges for example that any failure of Tenant to pay any rent (including without limitation Impositions) hereunder will cause Landlord to be in default under the Financing Documents upon the expiration of the applicable cure period, if any, for such a default contained therein.

              The "worth at the time of award" of the amounts referred to in the foregoing subparagraphs (h)(i) and (ii) shall be computed by allowing interest at the interest rate set forth in Section 17.03 or the highest rate permitted by applicable Law, whichever is less, on each rental installment from the date the same was due hereunder to the time of award. The "worth at the time of award" of the amount referred to in the foregoing subparagraph (h)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). As used herein, the term "time of award" shall mean either (A) the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or (B) the date of entry of any determination, order or judgment of any court, other legally constituted body, or any arbitrator(s), determining the amount recoverable, whichever first occurs. If the time of award is determined under clause (B), above, then the amount recoverable by Landlord hereunder shall bear interest from the time of award until paid at the interest rate set forth in
Section 17.03 or the highest rate permitted by applicable Law, whichever is less. Nothing herein contained shall limit or prejudice the right of Landlord, and Landlord is hereby expressly granted the right, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the amounts referred to above.

              LANDLORD AND TENANT AGREE AND ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF ALL DAMAGES WHICH LANDLORD WOULD SUFFER IN THE EVENT OF TENANT'S DEFAULT AND FAILURE TO PERFORM ITS OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF THIS LEASE. THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE AMOUNTS NECESSARY TO COMPENSATE LANDLORD FOR ALL THE DETRIMENT THAT LANDLORD WOULD SUFFER PROXIMATELY AND TO THE EXTENT CAUSED BY TENANT'S DEFAULT IS AN AMOUNT DETERMINED AT THE TIME OF THE AWARD EQUAL TO THE SUM OF (A) THE AGGREGATE PRINCIPAL AMOUNT OF THE THEN OUTSTANDING INDEBTEDNESS EVIDENCED BY THE FINANCING DOCUMENTS PLUS (B) INTEREST ACCRUED ON SUCH INDEBTEDNESS TO THE DATE OF ACTUAL PAYMENT PLUS (C) THE SUM OF THE AMOUNTS REFERRED TO IN CLAUSE (iv) OF THIS SUBPARAGRAPH (h) LESS THE SUM OF THE AMOUNTS AWARDED TO LANDLORD UNDER CLAUSES (i), (ii) AND (iii) OF THIS SUBPARAGRAPH (h), AND TENANT SHALL PAY TO LANDLORD AND LANDLORD SHALL BE ENTITLED TO RECOVER FROM TENANT SUCH AMOUNT AS LIQUIDATED DAMAGES AND NOT AS A PENALTY.

              (i) Landlord may demand, by written notice to Tenant specifying a purchase date, that Tenant purchase one or more of the Premises from Landlord, and Tenant shall purchase such Premises from Landlord, in accordance with the provisions of Section 24.24, on the purchase date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of the rent due after the payment date specified in such notice), for a price equal to (x) any unpaid rent accrued and unpaid through the payment date specified in such notice (together with interest thereon at the rate set forth in Section 17.03 or the highest rate permitted by applicable Law, whichever is less, from the payment date specified in such notice to the date of actual payment), or the portion thereof allocable to the applicable Premises as determined by Landlord in its sole discretion plus (y) an amount equal to the aggregate principal amount of the then outstanding indebtedness evidenced by the Financing Documents plus interest accrued on the amount then outstanding on such purchase date to the date of actual payment, or the portion thereof allocable to the applicable Premises as determined by Landlord in its sole discretion.

              (j) Subject to subparagraph (i) above, Landlord may, if Tenant defaults under subparagraph (i) upon fifteen (15) days' notice to Tenant of the date, time and place of any proposed sale (which notice Tenant agrees is reasonable) and subject to any requirements of applicable Law, sell in good faith and in a commercially reasonable manner, all or any part of the Premises or Landlord's interest therein, at public or private sale, as Landlord may determine, or otherwise dispose of, in good faith and in a commercially reasonable manner, all or any part of the Premises or its interest therein, as Landlord may determine, in each case free and clear of any rights of Tenant and without any duty to account to Tenant with respect to such action or inaction or for any proceeds with respect thereto, in which event Tenant's obligation to pay rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that rent is to be included in the computation under subparagraph (i) or (k), if Landlord shall elect to exercise its right thereunder).

              (k) If Landlord shall have sold the entire Premises or its entire interest therein pursuant to subparagraph (j), Landlord may demand that Tenant pay to Landlord and Tenant shall pay to Landlord on the date of such sale, as liquidated damages for loss of a bargain and not a penalty (in lieu of rent due for any period commencing after the date of such sale), any accrued and unpaid rent and other amounts accrued and unpaid hereunder through the date of such sale, plus the amount by which the amount required to be paid by Tenant under subparagraph (i) determined as of such purchase date exceeds the amount obtained pursuant to subparagraph (j) and applied to the payment of the then outstanding indebtedness evidenced by the Financing Documents as of the date of actual payment and any unpaid and other amounts rent accrued and unpaid through the payment date specified in such notice (together with interest thereon at the rate specified in Section 17.03 or the highest rate permitted by applicable Law, whichever is less from the payment date specified in such notice to the date of actual payment).

              (l) LANDLORD AND TENANT AGREE AND ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE ACTUAL DAMAGES WHICH LANDLORD WOULD SUFFER IN THE EVENT OF TENANT'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF ANY PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS LEASE INCLUDING SUBPARAGRAPHS (i) AND (k) ABOVE. THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT LANDLORD WOULD SUFFER IN THE EVENT OF TENANT'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF ANY PROPERTY IS AND SHALL BE AN AMOUNT EQUAL TO THE DAMAGES SET FORTH IN CONFORMANCE WITH SUBPARAGRAPHS (i) AND (k) ABOVE.

              (m) In addition to the other rights and remedies set forth herein, Landlord shall have the right to continue this Lease in effect with respect to any of the Premises and, as permitted by Section 1951.4 of the California Civil Code, to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied with by Tenant and exercise all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover rent from Tenant as it becomes due under this Lease, even though Tenant has breached this Lease and abandoned any of the Premises. Acts of maintenance or preservation, or efforts by Landlord or on Landlord's behalf to relet any of the Premises, or the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession of any of the Premises; provided, however, that the foregoing enumeration shall not be construed as in any way limiting the actions Landlord may take without terminating Tenant's right to possession. In furtherance of the rights hereby granted to Landlord, and to the extent, permitted by law, Tenant hereby appoints Landlord its agent and attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, with power of substitution, but without any obligation on the part of Landlord, to enter any of the Premises upon a material default hereunder and remove therefrom all persons and property (with the right to store such property on such Premises in a public warehouse or elsewhere at the cost and risk and for the account of Tenant) and to alter such Premises in such manner as Landlord may deem necessary or advisable so as to put such Premises in good order and to make the same rentable and from time to time sublet such Premises or any part thereof for such term or terms whether or not extending beyond the then current term of this Lease (but such sublease may provide for a new and successive lease to commence immediately upon the termination of this Lease), at such rentals and upon such other terms as Landlord in its sole discretion may deem advisable, and with the right (but not the obligation) to make alterations and repairs to such Premises; and Tenant agrees to pay to Landlord on demand all reasonable expenses incurred by Landlord in such subletting, and in altering, repairing and putting such Premises in good order and condition, and in reletting the same, including fees and expenses of attorneys and architects, and all other reasonable expenses or commissions; provided that Landlord will not sublet such Premises without first giving Tenant thirty (30) days after the occurrence of the default to sublet the applicable Premises or assign this Lease on Tenant's own initiative in accordance with the provisions of this Lease governing assignment and subletting. Landlord shall be Tenant's agent and representative on the applicable Premises in respect of all matters arising under or in connection with any such sublease made for Tenant by Landlord. Under each such sublease, Tenant shall retain the right to enter upon and use the Leased Premises, subject to the terms and conditions of such sublease and the rights of the sublessee thereunder. Tenant further agrees to pay to Landlord, following the date of such subletting, to and including the date provided in this Lease for the expiration of the Lease Term, the sums of money which would have been payable by Tenant as rent, deducting only the net amount of rent, if any, which Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of Landlord which in accordance with the terms of this Lease would have been borne by Tenant) in the meantime from and by any such subletting of the applicable Premises, and Tenant hereby agrees to remain liable for all sums otherwise payable by Tenant under this Lease, including, but not limited to, the expenses of Landlord aforesaid, as well as for any deficiency aforesaid. Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any installments of rent and other sums payable hereunder, and to recover the same upon the liability of Tenant herein provided, which liability it is expressly covenanted shall survive the commencement or determination of any action to secure possession of any of the Premises. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired by limitation had there been no such default. Notwithstanding any such subletting without termination, pursuant to the terms hereof, Landlord shall retain the right to and may at any time thereafter elect to terminate this Lease or Tenant's right to possession of the applicable Premises for any previous breach which remains uncured or for any subsequent breach by giving Tenant written notice thereof as herein provided, and in such event Tenant shall forfeit any rights or interest under any such sublease and thereafter the obligations of any such sublessee shall run directly to Landlord for its own account. Upon application by Landlord, a receiver may be appointed to take possession of any of the Premises, exercise all rights granted to Landlord as agent and attorney-in-fact for Tenant set forth in this subparagraph (m) and apply any rentals collected from any of the Premises as hereinabove provided. No taking of possession of any of the Premises or other act by Landlord as the agent and attorney-in-fact for Tenant pursuant to the foregoing provisions, nor any subletting by Landlord for Tenant pursuant to the foregoing provisions, nor any such appointment of a receiver shall constitute or be construed as an election by Landlord to terminate this Lease or Tenant's right to possession of any of the Premises unless a written notice of such intention be given to Tenant.

              (n) In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord and each other Indemnitee for, defend (with counsel reasonably satisfactory to Landlord) Landlord and each other Indemnitee against and save Landlord and each other Indemnitee harmless from any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, any increase in the interest rate(s) payable under any of the Financing Documents, late charges, default interest or other penalties, and attorneys' fees and expenses, and including any loss by Landlord of any management fee payable to Landlord out of Net Cash Flow and Net Sales Proceeds (as such terms are defined in the Financing Documents) as provided in the Financing Documents) whatsoever, to the extent proximately and to the extent caused (directly or indirectly) by (i) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warranty or covenant given by Tenant in connection with the execution of this Lease or any other Transaction Document to be materially true, complete and accurate, including, without limitation, to the extent any of the foregoing causes Landlord to be unable to perform, observe or comply with any of the covenants, conditions, obligations, representations or warranties of any of the Financing Documents or otherwise constitutes a default thereunder.

              (o) If Tenant shall be in default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the provisions of this Lease then, without thereby waiving such default, Landlord or any Lender may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises or any part thereof, to perform the obligation of Tenant hereunder immediately and without notice in the case of any emergency or failure to provide insurance and upon five (5) days notice to Tenant in other cases. All reasonable expenses incurred by Landlord or any Lender in connection therewith, including, without limitation, attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) shall constitute additional rent and shall be paid by Tenant to Landlord or such Lender as the case may be promptly upon demand.

              (p) If Tenant shall be in default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord or any Lender, promptly on demand, all reasonable expenses incurred by Landlord or such Lender as a result thereof, including, without limitation, reasonable attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings). If Landlord or any other Indemnitee shall be made a party to any litigation, except as a result of the negligence or misconduct of Landlord or the gross negligence or willful misconduct of Landlord, or such other Indemnitee, commenced against Tenant and Tenant shall fail to provide Landlord or any other Indemnitee, with counsel reasonably approved by Landlord or such other Indemnitee and pay the expenses thereof, Tenant shall pay all reasonable costs and reasonable attorneys' fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

         17.03 Administrative Fee. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder may cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such administrative costs may include, but are not limited to, processing and accounting charges, late charges and attorneys' fees and expenses which may be imposed on Landlord by the terms of any superior lease, or under any Financing Documents. Accordingly, if any installment of rent or any other sum due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after written notice from Landlord, then, without any requirement for further notice to Tenant, Tenant shall pay to Landlord an administrative fee consisting of (a) default interest equal to the reference rate announced publicly from time to time by Bank of America, N.T. & S.A., or any successor thereto, plus six percent (6%) per annum (but in no event higher than the maximum rate permitted by Law) multiplied by such overdue amount from the date such overdue amount was due until paid plus (b) a late charge equal to two percent (2%) of such overdue amount (the "Administrative Fee"), in addition to (but without duplication of) all other amounts referred to in clause
(iv) of Section 17.02(h). The parties hereby agree that such Administrative Fee represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such Administrative Fee by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         17.04 Default by Landlord. Landlord will commit a default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within 30 days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord will not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.04 will specify the alleged breach and the applicable Lease provisions. From and after the repayment in full of the indebtedness evidenced by the Financing Documents, Tenant may, after expiration of the cure period unless there is an emergency, correct or remedy any failure of Landlord not timely cured and deduct the reasonable cost paid by Tenant from future rent as it becomes due.

         17.05 Mitigation. Landlord and Tenant will each exercise best efforts to mitigate the damages caused by the other party's breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of the nonbreaching party's right to recover damages.

         17.06 Lender's Right to Cure. The respective lenders of each party will have the right, in the party's behalf, to cure the party's alleged breach within the same time period allocated under this Lease. Landlord shall upon written request from Tenant provide copies of any notices of default given to Tenant hereunder to lenders of Tenant as specified in such written request, provided, however, that Landlord shall not be deemed to be in default hereunder if Landlord fails to provide any such notices to any of Tenant's lenders nor shall any such failure relieve Tenant from any liability hereunder or affect any of Landlord's rights or remedies hereunder.

         17.07 Certain Waivers. To the extent (if any) that this Lease may be interpreted to be a guarantee of the indebtedness evidenced by any of the Financing Documents, Tenant hereby expressly waives:

                   (i) notice of the acceptance by Tenant of this Lease and the other Transaction Documents;

                   (ii) notice of the existence or creation or non-payment of all or any of the obligations under this Lease or the other Transaction Documents;

                   (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever;

                   (iv) all diligence in collection or protection of or realization upon the obligations under this Lease or the other Transaction Documents or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

                   (v) any right to direct or affect the manner or timing of any Lender's enforcement of its rights or remedies;

                   (vi) any defense, right of set-off or other claim whatsoever (other than payment in full and performance in full of all of the obligations under this Lease or under any other Transaction Documents in accordance with the terms hereof or thereof) that Landlord or any third party may or might have to the payment or performance of the obligations under the Transaction Documents;

                   (vii) any and all benefits and defenses to or discharges of liability that may arise from any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceeding with respect to Landlord or Tenant;

                   (viii) any and all defenses which would otherwise arise upon the occurrence of any default hereunder or under any other Transaction Document, or upon the taking of any action by any other Lender permitted hereunder or thereunder;

                   (ix) any defense, right of set-off, claim or counterclaim whatsoever (other than payment and performance in full of all of the obligations under this Lease or the other Transaction Documents in accordance with the terms hereof or thereof and the documents securing those obligations), and any and all other rights, benefits, protections and other defenses which Tenant may have, now or at any time hereafter, to full payment or performance of the obligations pursuant to the terms of this Lease and the other Transaction Documents, including, without limitation, under California Civil Code Sections 2809, 2810,

2819, 2821, 2845, 2849, 2850 and 2855, and California Code of Civil Procedure Sections 580a, 580b and 580d, and all successor sections;

                   (x) any and all defenses against any claim by any Lender following any Lender's nonjudicial foreclosure of any of the Financing Documents securing the obligations under this Lease or the other Transaction Documents, including, but not limited to, the defense that would otherwise have been available to Tenant by virtue of any Lender's nonjudicial foreclosure having destroyed the right to pursue a deficiency against Landlord, to which Tenant would have otherwise been subrogated, in accordance with California Civil Code
Section 580d, or any subsequent enactments, modifications, and recodifications thereof; and

                   (xi) all other principles or provisions of law, if any, that conflict with the terms of this Lease or the other Transaction Documents, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

              In addition to the specific waivers set forth in this Section
17.07 above, Tenant hereby waives and shall have no right of subrogation, reimbursement, exoneration, contribution or indemnity against Landlord or any guarantor for any reason, including but not limited to, by reason of any payments made or acts performed by Tenant in compliance with the obligations of Tenant hereunder or any actions taken by any Lender pursuant to this Lease or pursuant to the other Transaction Documents.

              Tenant agrees that nothing contained in this Lease or the other Transaction Documents shall prevent any Lender from suing to collect on the obligations under this Lease or the other Transaction Documents or from exercising concurrently or successively any rights available to it at law and/or in equity or under any of the Transaction Documents, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Tenant. Tenant hereby authorizes and empowers any Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Tenant that the obligations hereunder shall be absolute, independent, and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any Financing Document with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by the acceptance of a deed or possession of any other collateral in lieu of foreclosure, Tenant shall remain bound under this Lease and the other Transaction Documents.


                                   ARTICLE 18
                                  SUBORDINATION


         At Landlord's option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon any of the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof provided that Landlord and any mortgagee or beneficiary of Landlord shall execute the Subordination Agreement (as defined below) with Tenant. In furtherance thereof, Tenant hereby agrees, upon request by Landlord, to execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit F (a "Subordination Agreement") with respect to any such superior lease, the Financing Documents, and any other mortgage, deed of trust, hypothecation, or security.


                                   ARTICLE 19
                                 QUIET ENJOYMENT

         Subject to the terms and conditions of this Lease and conditional upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord agrees to secure to Tenant during the Lease Term and any and all extensions thereof, the quiet and peaceful possession of each of the Premises and all rights and privileges appertaining thereto and under this Lease.


                                   ARTICLE 20
                         REPRESENTATIONS AND WARRANTIES

         20.01 Representations and Warranties. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord and each Lender as follows:

               (a) It is a corporation duly organized and validly existing, in good standing under the laws of California, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in the jurisdiction in which each of the Premises is located with full power and authority to consummate the transactions contemplated hereby.

               (b) The execution and delivery of this Lease has been duly authorized by all action as may be required under the terms and provisions of its governing instruments and the laws of the jurisdiction where each of the Premises is located; this Lease will not violate or result in any breach of, or constitute a default under, or result in the creation of any lien, encumbrance, attachment, charge or other right or claim of any other party upon any assets of Tenant or upon Tenant's beneficiary interest under the terms of this Lease pursuant to any instrument or applicable Laws to which Tenant is a party or by which it may be bound or create in favor of or grant to any third party any interest whatsoever in Tenant's interest under the terms of this Lease; this Lease is valid and enforceable in accordance with its terms, and the execution and delivery of this Lease, and the consummation of the transactions contemplated hereby, do not require the approval or consent of any governmental authority having jurisdiction over Tenant or its property, or if such approval or consent is required, it has been obtained.

               (c) The financial statements heretofore delivered to Landlord with respect to Tenant, Guarantor and the Premises are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

               (d) There are no actions, suits or proceedings pending, or to the best of Tenant's knowledge, threatened, against or affecting it or any of the Premises or any guarantor of this Lease, or involving the validity or enforceability of this Lease, at law or in equity, or before or by any governmental authority except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not materially impair the ability of Tenant or any guarantor of this Lease to satisfy their obligations under this Lease or any guarantee of this Lease, and except the Lake Forest Condemnation Action.

               (e) Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

In addition, without limitation of the foregoing, the representations and warranties of Tenant contained in the Purchase Agreement are hereby incorporated herein by this reference.

               All representations and warranties contained herein or made in writing by or on behalf of Tenant in connection with the transactions contemplated hereby shall survive the execution and delivery of this Lease and each other document and instrument delivered in connection with the consummation of the transactions contemplated hereby. All statements contained in any other instrument delivered by or on behalf of Tenant pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Tenant hereunder.

         20.02 Financial Statements. Tenant hereby covenants and agrees to deliver audited annual financial statements for Tenant and any guarantor of this Lease to Landlord within ninety (90) days after the end of Tenant's and any such guarantor's respective fiscal years, and management prepared and certified quarterly financial statements, to the extent such statements are otherwise prepared for other reasons, for Tenant and any such guarantor within sixty (60) days after the end of Tenant's and any such guarantor's respective fiscal quarters. Tenant shall deliver to Landlord such other financial and operating statements of Tenant and Guarantor and each of the Premises as the Lenders may require under the Financing Documents. Tenant agrees to assist Landlord in obtaining consent from Tenant's auditors in the event that the audit report is required to be included in a regulatory report to be filed by Landlord. Such financial statements shall be true and correct in all material respects, be prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. If Tenant's financial statements are prepared on a consolidated basis, Tenant hereby covenants and agrees to prepare financial statements specifically relating to the operation of each of the Premises. Tenant further agrees to deliver unit level profit and loss statements on the operation of each of the Premises within forty-five (45) days after the end of Tenant's and any guarantor's respective fiscal quarters. Landlord will maintain confidential and not disclose to third parties the financial information furnished or revealed pursuant to this Lease except as may be required, in Landlord's reasonable judgment, for the exercise of Landlord's rights under this Lease, as may be required by Law or compelled by legal proceedings, for disclosure in confidence to the Lenders or prospective or actual lenders, investors or purchasers, or to third parties in connection with the closing of this transaction.


                                   ARTICLE 21
                              SURRENDER OF PREMISES

         Except for changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender each of the Premises in good and clean condition, reasonable wear and tear excepted, and shall surrender all keys for each of the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in each of the Premises. Tenant shall at such time remove all of Tenant's property, as well as any alterations or improvements other than permitted Alterations made in accordance with Article 12, if requested to do so by Landlord, and shall repair any damage to any of the Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If any of the Premises are not so surrendered, Tenant shall indemnify Landlord and any mortgagee or beneficiary of Landlord against loss or liability resulting from the delay by Tenant in so surrendering such Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term with respect to all or any of the Premises.


                                   ARTICLE 22
                            BANKRUPTCY OR INSOLVENCY

         22.01 Bankruptcy or Insolvency. Subject to applicable Law, Landlord and Tenant acknowledge and agree that the provisions of this Section 22.01 shall control notwithstanding anything to the contrary contained in this Lease:

               (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1 et seq ("Bankruptcy Code"), and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 22.01 are satisfied. If Tenant or Tenant's trustee shall fail to assume this Lease in its entirety (and as to all but not some of the Properties) within sixty (60) days after the entry of an order for relief, this Lease shall be deemed to have been rejected in its entirety. Immediately thereupon Landlord shall be entitled to possession of each of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages shall survive, whether or not this Lease shall be terminated.

               (b) In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease in its entirety (and as to all but not some of the Properties) within sixty (60) days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease in its entirety. Immediately thereupon Landlord shall be entitled to possession of each of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages, shall survive, whether or not this Lease shall be terminated.

               (c) No election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                   (i) Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within thirty (30) days after the date of such assumption.

                   (ii) Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within ten (10) days from the date of such assumption, that it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                   (iii) Tenant's trustee or the debtor-in-possession (A) has provided Landlord with "Assurance", as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee, or the debtor-in- possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Annual Rent and for the performance of all other obligations of Tenant under this Lease, an amount equal to three (3) monthly installments of Annual Rent (at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Annual Rent is due and payable, one-twelfth of Tenant's annual obligations for Impositions to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in- possession by this Section 22.01 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

                   (iv) Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

                   (v) Such assumption shall be with respect to all of the Properties still subject to this Lease, and may not be made only as to particular sites but not others.

               (d) For purposes of Section 22.01(c)(iii) hereof, Landlord and Tenant shall acknowledge that "Assurance" shall mean no less than:

                   (i) Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

                   (ii) To secure to Landlord the obligations of Tenant, Tenant's trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

               (e) In the event that this Lease is assumed in accordance with
Section 22.01(b) hereof and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

               (f) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 22.01 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this Section 22.01(f) "adequate assurance of future performance" shall mean at least that clauses (B) and (C) of Section 22.01(c)(iii)hereof and each of the following conditions, has been satisfied:

                   (i) The proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any guarantors of this Lease, on the date of execution hereof.

                   (ii) Such assignment will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

                   (iii) The proposed assignment will not release or impair any guarantee under this Lease.

               (g) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in- possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Annual Rent and all additional rent payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Annual Rent and additional rent.

               (h) Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state, district or municipality having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.


                                   ARTICLE 23
                               HAZARDOUS MATERIALS

         23.01 Representations and Warranties. Notwithstanding anything to the contrary which may be contained in this Lease, and in addition to the representation and warranties contained in the Purchase Agreement, Tenant represents, warrants and covenants to Landlord and each other Indemnitee as follows:

               (a) To the best of Tenant's Knowledge (as defined below), except as set forth in the environmental and engineering reports for the Premises previously delivered by Tenant or its affiliates to Landlord and the environmental and engineering reports for the Premises prepared by Landlord in connection herewith (collectively, the "Reports), there are no and have been no violations of the Relevant Environmental Laws (as hereinafter defined) respecting any of the Premises and no consent orders have been entered with respect thereto, except where noncompliance could not reasonably be expected to have a materially adverse effect on the value or the use or operation of the Premises for its intended purpose or the ability of Tenant to perform its obligations under this Lease (a "Material Adverse Effect").

              (b) To the best of Tenant's Knowledge and except as set forth in the Reports, there are no and have been no Hazardous Wastes (as hereinafter defined) or Asbestos (as hereinafter defined) either at, upon, under or within, or discharged or emitted at or from, any of the Premises, including, but not limited to, the air, soil, surface, and ground water; no Hazardous Wastes or Asbestos have flowed, blown or otherwise become present at any of the Premises from neighboring land; and no Hazardous Wastes or Asbestos have been removed from any of the Premises other than those Hazardous Wastes or Asbestos which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications.

              (c) None of the Premises will be used for the purpose of storing Hazardous Wastes, and no such storage or use will otherwise be allowed on any of the Premises which will cause or increase the likelihood of causing the release of Hazardous Wastes onto any of the Premises other than those Hazardous Wastes which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications. Neither Tenant, nor to the best of Tenant's Knowledge and except as set forth in the Reports any third party, has installed, used or removed any storage tanks on, from or in connection with the Premises except in full compliance with all Relevant Environmental Laws, and to the best of Tenant's Knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Premises. To the best of Tenant's Knowledge, except as set forth in the Reports, the Property does not consist of any building materials that contain Hazardous Wastes or Asbestos.

              (d) Tenant is not aware of any claims or litigation, and has not received any communication from any person (including any governmental authority), concerning the presence or possible presence of Hazardous Wastes or Asbestos at or adjacent to any of the Premises or concerning any violation or alleged violation of the Relevant Environmental Laws respecting any of the Premises. Tenant shall promptly notify Landlord of any such claims and shall furnish Landlord with a copy of any such communications received by Tenant.

              (e) Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects the presence of Hazardous Wastes (other than those Hazardous Wastes which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications) or a violation of the Relevant Environmental Laws, at or adjacent to any of the Premises.

              (f) Tenant shall ensure that the Premises complies and continues to comply in all respects with all Relevant Environmental Laws.

               (g) If the Premises or any part thereof are used or maintained so as to subject Tenant, Landlord or any Lender or any other mortgagee or beneficiary of Landlord or the user of any of the Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause a cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its own cost and expense.

               (h) Upon Landlord's or any Lender's reasonable belief that there is a material breach of one of the environmental representations or warranties set forth above, Tenant shall permit Landlord or such Lender, at its option, at any time upon five (5) days prior written notice to Tenant, to cause or conduct a complete environmental audit to be performed. The audit shall be at Tenant's sole cost and expense.

         23.02 Definitions.

               (a) The "Relevant Environmental Laws," as referred to herein, shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (A) the installation, existence, or removal of, or exposure to, Asbestos on any of the Premises; (B) the existence on, discharge from, or removal from any of the Premises of Hazardous Wastes; or (C) the effects on the environment, health or safety of any of the Premises or of any activity now, previously, or hereafter conducted on any of the Premises. The Relevant Environmental Laws shall include, but not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the National Environmental Policy Act, 42 U.S.C.
Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; and the regulations promulgated in connection therewith; (2) Environmental Protection Agency regulations pertaining to Asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to Asbestos (including 29 C.F.R. Sections 1910. 1001 and 1926.58); as each may now or hereafter be amended; and (3) any other federal, state and local laws and regulations pertaining to Hazardous Wastes and/or Asbestos;

               (b) "Asbestos," as referred to herein, shall have the meanings provided under the Relevant Environmental Laws, and shall include, but not be limited to, asbestos fibers and friable asbestos, as such terms are defined under the, Relevant Environmental Laws; and

               (c) "Hazardous Wastes," as referred to herein, shall mean any of the following as defined by the Relevant Environmental Laws: solid wastes; petroleum and petroleum derivatives; natural or synthetic gas; radon gas; toxic or hazardous substances, wastes, pollutants or contaminants (including, but not limited to, polychlorinated biphenyls ("PCB's", paint containing lead, and urea formaldehyde); and discharges of sewage or effluent.

               (d) "Knowledge" shall mean the actual knowledge of any executive officer after due inquiry of the property management.

         23.03 Tenant's Obligation. At its sole cost and expense, Tenant shall:

               (a) Pay immediately when due the cost of compliance with the Relevant Environmental Laws.

               (b) Keep each of the Premises free of any lien imposed pursuant to the Relevant Environmental Laws.

               (c) Comply at all times, at Tenant's sole expense, with the provisions of the Financing Documents regarding hazardous wastes or asbestos that are more stringent than the provisions of this Article 23.

         23.04 Landlord Options. In the event that Tenant fails to comply with the requirements of this Article 23, after notice to Tenant and the earlier of the expiration of any applicable cure period hereunder, or the expiration of the cure period permitted under the Relevant Environmental Laws, if any, or such earlier time if Landlord or any Lender determines that life, person or property is in jeopardy, Landlord or any Lender may, but shall not be obligated to, exercise its right to do one or more of the following: (a) declare that such failure constitutes a material default hereunder; and/or (b) take any and all actions, at Tenant's expense, that Landlord or any Lender reasonably deems necessary or desirable to cure said failure of compliance. Any costs incurred pursuant to this Section 23.04 shall become immediately due and payable by Tenant together with the applicable Administrative Fee, and shall be paid or reimbursed to Landlord or any Lender promptly upon written notice from Landlord or any Lender.

         23.05 Indemnity. Neither Landlord nor any Indemnitee shall be liable for and Tenant shall immediately pay to Landlord and each other Indemnitee when incurred and shall indemnify, defend and hold Landlord and each other Indemnitee harmless from and against, all loss, cost, liability, damage and expense (including, but not limited to, attorneys' fees and expenses incurred in the investigation, defense and settlement of claims) that Landlord or any other Indemnitee may suffer or incur as a result of or in connection in any way with any Asbestos or Hazardous Wastes now or hereafter present, discharged, released, generated, disposed, transported or emitted to, from, in on or under any of the Premises or in connection with any violation of any of the Relevant Environmental Laws, or any environmental assessment or study from time to time undertaken or requested by Tenant, Landlord or any Lender, or any breach of any representation, covenant or undertaking by Tenant herein.

         23.06 Survival. The provisions of this Article 23 shall survive the expiration or termination of the Lease Term with respect to all or any of the Premises.

                                   ARTICLE 24
                               GENERAL PROVISIONS

         24.01 Estoppel Certificates. Each party ("Responding Party") shall at any time upon not less than fifteen (15) business days' prior written notice from the other party ("Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement reasonably satisfactory to Landlord certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Annual Rent and other charges are paid in advance, if any; and (ii) that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, mortgagee or encumbrancer of any of the Premises or of the business of the Requesting Party.

         24.02 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         24.03 Entire Agreement. It is understood that there are no oral or written agreements or representations between the parties hereto concerning the subject matter of this Lease, except as set forth herein and in the other Transaction Documents, and that this Lease and the other Transaction Documents and the Exhibits hereto and thereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by Landlord or Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease and the other Transaction Documents, and the Exhibits hereto and thereto, and all amendments hereto, constitute and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein and therein and in the Exhibits hereto and thereto.

         24.04 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return-receipt requested or by nationally recognized overnight courier service and, if given by mail or courier service, shall be deemed sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses noted in Article 1 hereof. Delivery by courier will be deemed given on the date indicated in the courier's records; delivery by certified mail will be deemed given on the date indicated on the return receipt. Either party may by notice to the other specify a different street address for notice purposes. A copy of all notices required or permitted to be given hereunder shall be concurrently transmitted to such party or parties at such addresses as may from time to time hereafter be designated by notice.

         24.05 Waivers. No waiver by a party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same of any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         24.06 Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other one or more "short form" memoranda of this Lease for recording purposes in each county where any of the Premises is located. Such memoranda shall be in a form reasonably acceptable to Landlord and sufficient for Tenant to obtain a leasehold policy of title insurance based thereon. In the event of any termination of this Lease, Tenant agrees to execute and deliver to Landlord one or more termination agreements satisfactory to Landlord, which termination agreement shall be similarly recorded.

         24.07 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect. The monthly rental during such hold-over period shall be equal to one hundred fifty percent (150%) of the monthly installment of Annual Rent payable immediately prior to expiration or termination of the Lease Term. In addition, Tenant shall continue to be obligated to pay all Impositions and other amounts required to be paid by the terms of this Lease.

         24.08 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         24.09 Choice of Law; Venue. This Lease shall be governed by the laws of the State of California without regard to conflicts of laws, provided that the laws of the jurisdiction in which a particular Premises is located shall, to the extent mandated by the Laws of such jurisdiction, govern the exercise by Landlord of its remedies under this Lease with respect to such Premises. Except as may otherwise be required by the Laws of the jurisdiction in which any of the Premises is located, the parties hereto (i) submit and consent in advance to the exclusive and in personam jurisdiction of any state or federal court located within Los Angeles County, California, in any action or suit pertaining to this Lease or to any matter arising out of or related to this Lease, (ii) waives any right to transfer or change the venue of litigation brought under this Lease, and (iii) agrees to service of process, to the extent permitted by law, by mail.

         24.10 Attorneys' Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys' fees (including expenses) for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding.

         24.11 Force Majeure. Except for payment obligations imposed pursuant to this Lease, if there is any prevention, delay, or stoppage of an act required of a party pursuant to this Lease because of strikes, lockouts, other labor disputes, material shortages, embargoes, civil unrest, governmental regulations, governmental controls, enemy or hostile governmental action, judicial order, public emergency, fire, earthquake, other Acts of God, and other causes (other than financial condition) beyond the reasonable control of the party obligated to perform, performance of the act will be excused for the period of the delay.

         24.12 Uneconomic Conditions. Landlord acknowledges that during the course of a long-term lease such as this Lease, and considering the number of sites involved, it is possible that any particular location could become an under-performing asset due to a number of causes, including, the discovery of an unexpected adverse site or environmental condition or occurrence, the entry of a detrimental governmental law or determination, or the occurrence of some other matter beyond the reasonable control of Tenant, such that Tenant's continued operation at the location in compliance with this Lease would be uneconomic in a material adverse manner as determined by Landlord and Tenant in good faith and based on commercially reasonable standards and criteria. In such event, Landlord shall negotiate in good faith with Tenant to attempt to develop a mutually acceptable resolution of such a situation, which may include, without limitation, a sale of the affected Premises, the purchase of the affected Premises by Tenant or the substitution of another property acceptable to Landlord in its sole discretion for such Premises, in each case without cost or expense to Landlord, on such terms and conditions as Landlord or any Lender may require, and subject to (a) the written consent of the Lenders and (b) the payment or prepayment (to the extent permitted) by Tenant of the indebtedness evidenced by the Financing Documents (or the portion of such indebtedness allocable to the affected Premises as determined by Landlord in its sole discretion) unless the applicable Premises are purchased by Tenant as provided herein, and (c) the payment by Tenant of any prepayment fees or premiums, breakage costs or other fees, costs, expenses or charges incurred and payable under any of the Financing Documents as a result of any prepayment of any such indebtedness. Tenant shall reimburse Landlord promptly upon demand for all such costs and expenses incurred by Landlord in connection with any such negotiation or resolution, including without limitation reasonable attorneys' fees and expenses.

         24.13 Consent. Whenever the consent or approval of either party is required pursuant to this Lease, such consent or approval will not be unreasonably withheld or delayed except as otherwise expressly provided herein.

         24.14 Liability of Landlord.

               (a) In the event of any sale or other transfer of Landlord's interest in any of the Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder with respect to such Premises to the extent accruing after the date of such transfer.

               (b) Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability of Landlord or any of its shareholders, members, officers or directors in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's and/or such persons' remedies and claims for damages.

         24.15 No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly,
(a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all persons, corporations, firms, and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

         24.16 Reports. Tenant agrees to furnish to Landlord, with reasonable promptness: financial statements, reports and documents which Tenant and each guarantor of this Lease sends to or makes available to its shareholders, noteholders or bondholders. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, with reasonable promptness, such other information respecting the operation of each of the Premises or the financial condition and affairs of Tenant or any guarantor of this Lease, as Landlord may from time to time reasonably request.

         24.17 Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, all Impositions, Real Property Taxes and insurance premiums payable hereunder, shall be deemed to be "rent".

         24.18 Interpretation. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord" and "Tenant" and "person" shall include corporations, partnerships, associations, other legal entities, and individuals.

         24.19 Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         24.20 Successors. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

         24.21 Modifications. This Lease may not be altered, amended, changed, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound. No waiver of any provision of this Lease of any right of Landlord hereunder shall be effective unless in writing signed by or on behalf of the person to be bound and, so long as the indebtedness evidenced by the Financing Documents has not been discharged, with the consent of the Lenders to the extent required under the Loan Documents.

         24.22 Brokerage Fees. Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease except for Beitler Commercial Realty Services, whose commission, if any is due, shall be the responsibility of Seller, and Net Leased Real Properties, Inc., whose commission, if any is due, shall be the responsibility of Landlord. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section 24.22.

         24.23 [Intentionally Omitted]

         24.24 Procedure Upon Purchase By Tenant. (a) If Tenant purchases Landlord's interest in any of the Premises or any portion thereof pursuant to any provision of this Lease, Landlord need not convey any better title thereto than existed on the date of the commencement of the Lease Term, and Tenant shall accept such title to the applicable Premises, but free of all monetary charges, liens, security interests and encumbrances incurred by Landlord and all other charges, liens, security interests and encumbrances resulting from acts of Landlord taken without the written consent of Tenant, which consent shall not be unreasonably withheld.

               (b) Upon the date fixed for any purchase by Tenant of Landlord's interest in any of the Premises hereunder, Tenant shall pay to Landlord, in lawful money of the United States, by wire transfer of immediately available funds or as otherwise directed by Landlord, the purchase price therefor specified herein together with all rent, including additional rent and other sums then accrued and unpaid hereunder to and including such date of purchase, and Landlord shall deliver to Tenant a quitclaim deed and/or assignment, both without recourse, covenants, representation or warranty, as appropriate, to the interest then being sold to Tenant and any other instruments reasonably necessary to convey the title thereto described in this Section 24.24 and to assign any other property then required to be assigned pursuant hereto. Tenant shall pay all charges incident to such conveyance and assignment, including reasonable counsel fees and expenses, escrow fees, recording fees, title insurance premiums and all applicable taxes (other than any income or franchise taxes of Landlord, except as otherwise provided in this Lease) that may be imposed by reason of such conveyance and assignment and the delivery of said deed and other instruments. Upon the completion of any purchase of Landlord's interest in the applicable Premises (but not of any lesser interest than Landlord's entire interest) by Tenant, but not prior thereto (whether or not any delay or failure in the completion of such purchase is the fault of Landlord), this Lease shall terminate as to such Premises, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, that have arisen on or prior to such date of purchase or which expressly survive any termination of this Lease.

         24.25 Lease as Security for Landlord's Obligations Under Financing Documents; Rights of Servicer and Other Lenders.

               Concurrently herewith, Landlord is obtaining financing for purposes of acquiring the Premises as follows: (a) a senior loan in the principal amount of up to $30,600,000 (the "Senior Loan") from CS First Boston Mortgage Capital Corporation ("CS First Boston"), and (b) a mezzanine loan in the principal amount of up to $8,250,000 (the "Mezzanine Loan") from Captec Financial Group, Inc., in its individual capacity and as agent (in such capacity, "Agent"), CS First Boston, Safeway Inc., BT Securities Corporation and Net Leased Real Properties, Inc. (collectively, together with any subsequent holders of the Senior Loan or the Mezzanine Loan, the "Lenders"). The Senior Loan and the Mezzanine Loan are evidenced and secured by the documents and instruments listed on Exhibit G attached hereto. As used herein, the term "Financing Documents" shall mean, collectively, the documents and instruments listed on Exhibit G, as the same may be amended from time to time, provided that the written consent of Tenant shall be required for any such amendment to be binding on Tenant which consent may be given or withheld in the sole and absolute discretion of the Tenant. The Financing Documents together with the Purchase Agreement, this Lease, the Guaranty, and all of the other certificates, documents and instruments delivered in connection herewith or therewith are referred to herein collectively as the "Transaction Documents."

               In order to secure the indebtedness evidenced by the Financing Documents, the Financing Documents provide among other things for the assignment by Landlord to the Lenders of this Lease and the Guaranty to the extent set forth therein and for the creation of liens on and security interests in each of the Premises in favor of and for the benefit of the Lenders. Tenant hereby consents to such assignment and the creation of such liens and security interests and acknowledges that it has reviewed and approved copies of the Financing Documents listed on Exhibit G, and consents to the terms and provisions thereof, and Tenant agrees that until it receives notice from the Lenders stating that the Senior Loan and the Mezzanine Loan have been discharged in full, it will make all payments of rent and all other amounts payable hereunder by wire transfer to the Servicer (as defined in the Financing Documents) at _______________________________, ABA # _________, for credit to
Account No. _______________, Attention: ________________, Reference:
________________ (the "Lock-Box Account"), or such other account or address as the Servicer may specify from time to time by notice to Tenant and Landlord. Tenant acknowledges that the Financing Documents may provide for the exercise by the Lenders and Landlord jointly, until an Event of Default (as defined in the Financing Documents) occurs, and thereafter, solely by the Lenders, of all rights of Landlord hereunder to give any consents, approvals, waivers, notices or the like, to make elections, demands or to take any other discretionary action hereunder except as specifically set forth in the Financing Documents. Tenant will furnish to the Lenders counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by Tenant to Landlord as required under the Financing Documents. Notwithstanding the foregoing, neither the Servicer nor any Lender shall have any obligation or liability under this Lease except as may be expressly set forth in the Financing Documents.

              In addition to any benefits, rights or privileges afforded the Servicer and the Lenders under the Financing Documents, Tenant agrees that the Servicer and the Lenders are intended to be and shall be beneficiaries of the provisions of this Lease as if they were the "Landlord" under such provisions and shall be entitled to exercise any and all rights and remedies that Landlord shall be entitled to exercise pursuant to or in respect of such provisions in accordance with the Financing Documents. Tenant further agrees that the representations and warranties contained in Article 20 and any other Transaction Documents are intended to be for the benefit of the Servicer and the Lenders (as well as Landlord) and Tenant acknowledges that the Servicer and the Lenders have relied upon such representations and warranties in entering into the Financing Documents and the other Transaction Documents, as the case may be. In addition, Tenant acknowledges that Landlord is relying on (and is an intended third party beneficiary of, as applicable) the representations and warranties of Tenant and Guarantor contained in the Financing Documents and in the other Transaction Documents.

         24.26 Not Binding Until Executed. This Lease does not constitute an "offer" and is not binding until fully executed and delivered by Landlord.

                                LANDLORD:

                                ARG PROPERTIES I, LLC, A CALIFORNIA LIMITED
                                LIABILITY COMPANY

                                By:  Net Lease Holdings Corporation, Manager

                                     /s/  Kevin A. Shields
                                     __________________________________________
                                     By:  Kevin A. Shields
                                     Its: President

                                     Date: 9/11/96



                                TENANT:

                                ARG ENTERPRISES, INC., A CALIFORNIA CORPORATION

                                By    illegible
                                      _________________________________________

                                Its   Secretary

                                Date: September 12, 1996

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

        On this 12th day of September, 1996, before me personally came Patrick
J. Kelvie, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he resides at 36 Jennings Lane, Atherton, California; that he is the Secretary of ARG ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; that he signed his name thereto by authority of the board of directors of said corporation and that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                                        /s/        LORIANN LUBELLI
                                        -------------------------------------
                                                   LORIANN LUBELLI
                                           Notary Public, State of New York
                                                    No. 60-5006879
                                              Qualified in Bronx County
                                           Commission Expires Jan. 4, 1997


STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

        On this 12th day of September, 1996, before me personally came Kevin A. Shields, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he resides at 3421 Manhattan Avenue, Manhattan Beach, California; that he is the President of Net Lease Holdings Corporation, the manager of ARG PROPERTIES I, LLC, the limited liability company described in and which executed the foregoing instrument; that he signed his name thereto by authority of the board of directors of said corporation on behalf of said limited liability company and that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                                        /s/        LORIANN LUBELLI
                                        -------------------------------------
                                                   LORIANN LUBELLI
                                           Notary Public, State of New York
                                                    No. 60-5006879
                                              Qualified in Bronx County
                                           Commission Expires Jan. 4, 1997

                                    EXHIBIT A
                                       TO
                                      LEASE
                     [Insert legal description of Premises]

                                                                 Loan #1014
                                                                 6601 Florin Rd



                                   EXHIBIT A



         The land referred to in this report is situated in the State of California, County of SACRAMENTO and is described as follows:

PARCEL NO. 1, AS SHOWN ON "PARCEL MAP OF A PORTION OF THE SOUTHWEST QUARTER (SW-1/4) OF SECTION 34, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B. & M.", RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY, BOOK 17 OF PARCEL MAPS, PAGE 1, RECORDS OF SAID COUNTY.

SAID PARCEL MAP WAS CORRECTED BY AN INSTRUMENT RECORDED IN BOOK 7609-28, PAGE 802, OFFICIAL RECORDS.

ASSESSOR'S PARCEL NUMBER 043-0220-001-0000

                                                                Loan #1015
                                                                100 Graves Ave
                                                                El Cajon, CA



                                   EXHIBIT A

PARCEL A:

THOSE PORTIONS OF LOTS 15 AND 16 OF MAGNOLIA RANCH TRACT, IN THE CITY OF EL CAJON, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE MAP THEREOF NO. 1674, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, SEPTEMBER 29, 1915, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID LOT 16; THENCE NORTH 89 DEGREES 57' 39" EAST ALONG THE NORTHERLY LINE OF SAID LOT, 208.09 FEET; THENCE SOUTH 1 DEGREE 37' 19" EAST, 228.54 FEET TO THE BEGINNING OF A TANGENT 240.00 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 2 DEGREES 37' 44", 11.01 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 43 DEGREES 43' 30" A DISTANCE OF 183.16 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 16, BEING THE NORTHWEST CORNER OF THE LAND DESCRIBED IN DEED TO DOUGLAS R. MORRIS, ET UX, RECORDED MARCH 3, 1967 AS FILE NO. 64587 OF OFFICIAL RECORDS; THENCE ALONG THE BOUNDARY LINE OF SAID LAND CONTINUING SOUTHEASTERLY ALONG SAID CURVE 176.19 FEET THROUGH A CENTRAL ANGLE OF 42 DEGREES 03' 45"; THENCE TANGENT TO SAID CURVE NORTH 89 DEGREES 57' 39" EAST, 79.64, FEET; THENCE NORTH 0 DEGREE 02' 20" WEST, 61.82 FEET TO THE NORTH LINE OF SAID LOT 15; THENCE NORTH 0 DEGREE 02' 20" WEST, 19.46 FEET TO A TANGENT 358 FOOT RADIUS CURVE, CONCAVE WESTERLY; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 23 DEGREES 12' 40" AN ARC DISTANCE OF 145.03 FEET TO A POINT BEARING NORTH 89 DEGREES 57' 40" EAST FROM THE TRUE POINT OF BEGINNING; THENCE SOUTH 89 DEGREES 57' 40" WEST, 290.01 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B:

AN EASEMENT FOR UTILITY PURPOSES LYING WITHIN THOSE PORTIONS OF LOTS 15 AND 16 OF MAGNOLIA RANCH TRACT, IN THE CITY OF EL CAJON, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 1674, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, SEPTEMBER 29, 1915, OVER, ALONG AND ACROSS A STRIP OF LAND 20 FEET IN WIDTH, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID LOT 16; THENCE NORTH 89 DEGREES 57' 39" EAST, 208.09 FEET; THENCE SOUTH 1 DEGREE 37' 19" EAST, 139.54 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 1 DEGREE 37' 19" EAST, 89.00 FEET TO THE BEGINNING OF A TANGENT 240.00 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY; THENCE ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 2 DEGREES 37' 44", 11.01 FEET; THENCE NORTH 89 DEGREES 57' 40" EAST, 19.75 FEET; THENCE NORTH 1 DEGREE 37' 19" WEST, 100.00 FEET; THENCE SOUTH 89 DEGREES 57' 40", WEST, 20.00 FEET TO THE TRUE POINT OF BEGINNING.

                                        Loan # 1019
                                        507 West Broadway
                                        Tempe, AZ



                                   EXHIBIT A


That portion of Tract A, Broadway Industrial Park Unit Two, a subdivision recorded in Book 168 of Maps, Page 5, records of Maricopa County, Arizona, and being a part of Section 28, Township 1 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa, County, Arizona, described as follows:

The East 250 feet of the West 607 feet of the South 285 feet of the North 325 feet of the Northeast quarter of the Northeast quarter of said Section 28;

EXCEPT an undivided 1/2 interest in and to any oil and minerals as reserved in Agreement recorded in Docket 1785, page 185 and modified by instrument recorded in Docket 7791, page 51, Maricopa County, Arizona; and

EXCEPT that portion of said property lying below a depth of 500 feet measured vertically from the contour of the surface thereof, as reserved in Deed recorded in Docket 10928, page 220, records of Maricopa County, Arizona.

                                                                   Loan #1025
                                                                   707 E Street


                                   EXHIBIT A


PARCEL A:

PARCEL 4 OF PARCEL MAP NO. 4459, IN THE CITY OF CHULA VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 13, 1976 AS FILE NO. 76-043449 OF OFFICIAL RECORDS.

PARCEL B:

AN EASEMENT FOR INGRESS AND EGRESS OF VEHICULAR AND PEDESTRIAN TRAFFIC, AND FOR SURFACE DRAINAGE, OVER AND ACROSS THE SOUTHERLY 228.00 FEET OF THE WESTERLY
16.00 FEET OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 161 OF RANCHO DE LA NACION, IN THE CITY OF CHULA VISTA, ACCORDING TO MAP MADE BY MORRILL NO, 166, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, STATE OF CALIFORNIA.

PARCEL C:

A NON-EXCLUSIVE EASEMENT FOR AUTOMOBILE AND PEDESTRIAN INGRESS AND EGRESS, OVER, UPON AND ACROSS THE PARKING AREAS AND SPACES, DRIVEWAY AND ACCESS WAYS, SIDEWALKS AND WALKWAYS, EXITS AND ENTRANCES, AND OTHER COMMON AREAS AS THESE AREAS NOW EXIST ON FOLLOWING DESCRIBED LAND:

COMMENCING AT THE EASTERLY CORNER OF SAID PARCEL 4 OF PARCEL MAP NO. 4459, BEING THE TRUE POINT OF BEGINNING OF THE HEREIN DESCRIBED EASEMENT; THENCE PROCEEDING SOUTHWESTERLY ALONG THE SOUTHEASTERLY BOUNDARY OF PARCEL 4, SOUTH 71 DEGREES 00' 04" WEST, 20.00 FEET; THENCE LEAVING SAID BOUNDARY NORTH 18 DEGREES 49' 42" WEST, 34.00 FEET; THENCE SOUTH 71 DEGREES 00' 04" WEST, 128.5O FEET; THENCE SOUTH 18 DEGREES 49' 42" EAST, 34.00 FEET, MORE OR LESS, TO INTERSECTION WITH THE SOUTHEASTERLY BOUNDARY OF SAID PARCEL 4; THENCE PROCEEDING SOUTHWESTERLY ALONG THE SOUTHEASTERLY BOUNDARY OF SAID PARCEL 4, SOUTH 71 DEGREES 00' 04" WEST, 25.00 FEET TO A POINT ON THE MOST SOUTHEASTERLY BOUNDARY OF PARCEL 2; THENCE LEAVING SAID BOUNDARY NORTH 18 DEGREES 49' 42" WEST, 265.17 FEET; THENCE SOUTH 71 DEGREES 00' 04" WEST, 137.43 FEET; THENCE SOUTH 18 DEGREES 49' 02" EAST, 186.20 FEET; THENCE SOUTH 48 DEGREES 49' 02" EAST, 38.00 FEET; THENCE SOUTH 18 DEGREES 49' 02" EAST, 46.00 FEET, MORE OR LESS, TO INTERSECTION WITH THE MOST SOUTHEASTERLY BOUNDARY OF PARCEL 2; THENCE SOUTHWESTERLY ALONG THE MOST SOUTHEASTERLY BOUNDARY, SOUTH 71 DEGREES 00' 04", 35.00 FEET; THENCE LEAVING SAID BOUNDARY NORTH 18 DEGREES 49' 02" WEST, 46.00 FEET; THENCE NORTH 48 DEGREES 49' 02" WEST, 18.00 FEET; NORTH 18 DEGREES 49' 02" WEST 228.55 FEET; THENCE NORTH 71 DEGREES 00' 04" EAST 187.42 FEET; THENCE SOUTH 18 DEGREES 49' 42" EAST
236.17 FEET; THENCE NORTH 71 DEGREES 00' 04" EAST 148.50 FEET, MORE OR LESS, TO INTERSECTION WITH THE NORTHEASTERLY BOUNDARY OF SAID PARCEL 4; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY BOUNDARY OF SAID PARCEL, SOUTH 18 DEGREES 49' 42" EAST, 54.00 FEET TO THE TRUE POINT OF BEGINNING OF THE HEREIN DESCRIBED PROPERTY.

EXCEPTING THEREFROM ANY PORTION THEREOF LYING WITHIN PARCEL A HEREIN DESCRIBED.

                                                                Loan #1065
                                                                1616 Sisk Road



                                   EXHIBIT A



         The land referred to in this report is situated in the State of California, County of Stanislaus and is described as follows:

PARCEL NO. 1:

Parcel A as shown upon that certain Parcel Map filed May 3, 1982 in Volume 32 of Parcel Maps, at Page 135, Stanislaus County Records; being a portion of the Southeast quarter of Section 13, Township 3 South, Range 8 East, Mount Diablo Base and Meridian.

PARCEL NO. 2:

A perpetual, non-exclusive right and easement to use the parking area of Parcel B as shown upon that certain Parcel Map filed May 3, 1982 in Book 32 of Parcel Maps, Page 135, Stanislaus County Records, in common with the owner(s) of said Parcel B, said right and easement being appurtenant to Parcel A above described, as created by, and subject to the terms and conditions contained in that certain "Parking Area Agreement", dated June 4, 1982, by and between Liljenquist Modesto Co., A Limited Partnership, and Saga Management Corporation, a California corporation, recorded June 8, 1982, in Liber 3564, Page 544, Official Records of Stanislaus County, California.

                                                    Loan 1067 - Riverside, CA



                                   EXHIBIT A

PARCEL 2 OF PARCEL MAP NO. 18671, AS SHOWN BY MAP ON FILE IN BOOK 107 PAGES 41 AND 42 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA;

TOGETHER WITH THAT PORTION OF PARCEL 7 OF SAID PARCEL MAP NO. 18671, DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST SOUTHERLY CORNER OF PARCEL 10 OF SAID PARCEL MAP 15817; THENCE NORTH 33 DEGREES 38' 10" WEST ALONG THE BOUNDARY LINE OF SAID PARCEL 7, A DISTANCE OF 139.09 FEET TO A POINT THEREIN FOR THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH 33 DEGREES 38' 10" WEST ALONG SAID BOUNDARY LINE, A DISTANCE OF 147.99 FEET TO THE MOST WESTERLY CORNER OF PARCEL 2 OF PARCEL MAP NO. 18671, AS SHOWN BY MAP ON FILE IN BOOK 107 PAGES 41 AND 42 THEREOF OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, SAID POINT ALSO BEING AN ANGLE POINT IN THE BOUNDARY LINE OF SAID PARCEL 7; THENCE SOUTH 56 DEGREES 21' 50" WEST ALONG SAID BOUNDARY LINE OF PARCEL 7, A DISTANCE OF 8.78 FEET TO A POINT THEREIN; THENCE SOUTH 33 DEGREES 38' 10" EAST, A DISTANCE OF 147.99 FEET; THENCE NORTH 56 DEGREES 21' 50" EAST, A DISTANCE OF 8.78 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPTING THEREFROM SAID PARCEL 2, THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID PARCEL 2; THENCE NORTH 33 DEGREES 38' 10" WEST ALONG THE SOUTHWEST LINE OF SAID PARCEL 2, A DISTANCE OF 139.09 FEET TO A POINT THEREIN; THENCE NORTH 56 DEGREES 21' 50" EAST, A DISTANCE OF
9.34 FEET; THENCE SOUTH 33 DEGREES 38' 10" EAST, A DISTANCE OF 139.09 FEET TO A POINT IN THE SOUTHEAST LINE OF SAID PARCEL 2; THENCE SOUTH 56 DEGREES 21' 00" WEST ALONG SAID SOUTHEAST LINE, A DISTANCE OF 9.34 FEET TO THE POINT OF BEGINNING.

A CERTIFICATE OF LOT LINE ADJUSTMENT WAS RECORDED OCTOBER 26, 1982 AS INSTRUMENT NO. 185423 OFFICIAL RECORDS.

                                                                Loan #1069
                                                                7111 Beach Blvd.



                                   EXHIBIT A



         The land referred to in this report is situated in the State of California, County of ORANGE and is described as follows:

PARCEL A:

PARCEL 1, IN THE CITY OF BUENA PARK, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP NO. 81-334, FILED IN BOOK 171, PAGES 38 AND 39 OF PARCEL MAPS, IN THE OFFICE OF THE RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ALL OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES WHICH LIE BELOW A PLANE PARALLEL TO AND 500 FEET BELOW THE NATURAL SURFACE OF SAID LAND, WITHOUT, HOWEVER, ANY RIGHT TO ENTER UPON THE SURFACE OF SAID LAND TO EXPLORE FOR, DEVELOP OR REMOVE SAID SUBSTANCES, AS RESERVED BY PACIFIC THEATERS DEVELOPMENT CO. IN THE DEED IN BOOK 8800 PAGE 761 OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AND UTILITY PURPOSES, AS DESCRIBED AS PARCELS 2, 3 AND 4 IN THAT CERTAIN CORPORATION GRANT DEED RECORDED FEBRUARY 16, 1979 IN BOOK 13037, PAGE 979 ET SEQ., IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                                                                Loan #1070
                                                                1625 Watt Avenue



                                   EXHIBIT A




PARCEL NO. 1:

PARCEL B, AS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "PORTION OF THE NORTHEAST ONE-QUARTER OF SECTION 62 RANCHO DEL PASO", RECORDED IN BOOK 29 OF PARCEL MAPS, PAGE NO. 42, RECORDS OF SAID COUNTY.

PARCEL NO. 2:

EASEMENTS APPURTENANT TO THE PROPERTY DESCRIBED AS PARCEL ONE, ABOVE FOR INGRESS, EGRESS AND PARKING AS CREATED BY THAT CERTAIN AGREEMENT WHICH WAS RECORDED MAY 1, 1980 IN BOOK 80-05-01, PAGE 340, INSTRUMENT NO. 67011, OFFICIAL RECORDS OF SACRAMENTO COUNTY.

ASSESSOR'S PARCEL NUMBER: 286-0040-011-0000

                                                         Loan #1075
                                                         23221 Lake Center Drive



                                   EXHIBIT A




         The land referred to in this report is situated in the State of California, County of ORANGE and is described as follows:

PARCEL 20, IN THE CITY OF LAKE FOREST, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 129, PAGES 39, 40 AND 41 OF PARCEL MAPS, IN THE OFFICE OF THE RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM, ALL MINERAL RIGHTS, INCLUDING WITHOUT LIMITATION ALL OIL, GAS, HYDROCARBON AND SIMILAR RIGHTS, AND ALL WATER, WATER RIGHTS, GEOTHERMAL STEAM AND STEAM POWER, WITHIN OR UNDERLYING THE REAL PROPERTY HEREIN CONVEYED, TOGETHER WITH THE PERPETUAL RIGHT OF DEVELOPMENT THEREOF; PROVIDED, HOWEVER, THAT THE RIGHTS HEREIN RESERVED AND EXCEPTED DO NOT INCLUDE THE RIGHT TO ENTER UPON THE SURFACE AND THE TOP 500 FEET OF SAID LAND, AS RESERVED IN THE DEED FROM OCCIDENTAL LAND, INC., FORMERLY OCCIDENTAL PETROLEUM LAND AND DEVELOPMENT CORPORATION, A CALIFORNIA CORPORATION, RECORDED JULY 31, 1978 IN BOOK 12778, PAGE 1888 OF OFFICIAL RECORDS.

                                                               Loan #1059
                                                               5259 West Indian
                                                               School Rd



                                   EXHIBIT A



PARCEL NO. 1:

That part of the Northeast quarter of Section 29, Township 1 North, Range 2 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows;

BEGINNING at the Northeast corner of the said Northeast quarter of Section 29;

thence North 89 degrees 59 minutes 50 seconds West, along the North line of the said Northeast quarter of Section 29, a distance of 1080.30 feet;

thence South 00 degrees 00 minutes 10 seconds West perpendicular to the said North line of the Northeast quarter of Section 29, a distance Of 40.00 feet to the POINT OF BEGINNING;

thence continuing South 00 degrees 00 minutes 10 seconds West, 333.00 feet;

thence North 89 degrees 59 minutes 50 seconds West parallel to the said North line of the Northeast quarter of Section 29, a distance of 225.00 feet;

thence North 00 degrees 00 minutes 10 seconds East, 318.00 feet to a point 55.00 feet Southerly from the said North line of the Northeast quarter of Section 29;

thence North 45 degrees 00 minutes 10 seconds East, 21.21 feet to a point 40.00 feet Southerly from the said North line of the Northeast quarter of Section 29;

thence South 89 degrees 59 minutes 50 seconds East parallel to the said North line, a distance of 210.00 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

An Easement for ingress and egress by vehicular and pedestrian traffic, and vehicular parking as set forth in Grant of Reciprocal Easements for use of parking areas recorded in Docket 15239, page 480.

                                                            Loan #1076
                                                            101 East Bay Street



                                   EXHIBIT A



        The land referred to in this report is situated in the State of California, County of LOS ANGELES and is described as follows:

LOT 6 OF TRACT NO. 33509, IN THE CITY OF ALHAMBRA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1017 PAGES 17 TO 19 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS AMENDED BY CERTIFICATE OF CORRECTION RECORDED OCTOBER 17, 1983 AS INSTRUMENT NO. 83-1224031, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER ALL OF SAID LAND, BUT WITHOUT ANY RIGHT TO PENETRATE, USE OR DISTURB THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN VARIOUS DEEDS OF RECORD, AMONG THEM BEING DEED RECORDED MAY 27, 1981 AS INSTRUMENT NO. 81-522896.

                                                        Loan 1077 - Foster City



                                   EXHIBIT A

PARCEL I:

PARCEL "B" AS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "PARCEL MAP NO. 48-83 BEING A RESUBDIVISION OF LOT 4, TRACT 81-82, THE MAP FOR WHICH WAS FILED MAY 23, 1983, IN BOOK 109 OF MAPS AT PAGE 98 THROUGH 101, SAN MATEO COUNTY RECORDS", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON NOVEMBER 30, 1983 IN BOOK 54 OF PARCEL MAPS AT PAGES 12 AND 13.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO FOSTER CITY, A MUNICIPAL CORPORATION BY INSTRUMENT RECORDED FEBRUARY 7, 1990 UNDER RECORDERS SERIAL NO. 90018594, OFFICIAL RECORDS OF SAN MATEO COUNTY, CALIFORNIA.

PARCEL II:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER PARCEL A, AS SHOWN ON THE PARCEL MAP, RECORDED IN VOLUME 54 OF PARCEL MAPS AT PAGE 13 BEING DESCRIBED AS
FOLLOWS:

BEING A STRIP OF LAND 25.00 FEET WIDE FOR RECIPROCAL INGRESS AND EGRESS EASEMENT PURPOSES ON, OVER AND ACROSS PARCEL A OF LOT 4 FOR THE BENEFIT OF SAID PARCEL A AND PARCEL B OF SAID LOT 4.

SAID STRIP BEING A PORTION OF SAID PARCEL A OF LOT 4 OF TRACT NO. 81-82 AS RECORDED IN BOOK 109 OF MAPS AT PAGES 98 THROUGH 101 IN THE OFFICIAL RECORDS OF THE COUNTY OF SAN MATEO, SAID LOT 4 BEING SITUATE IN THE CITY OF FOSTER CITY, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, AND MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

BEGINNING AT THE NORTHWESTERLY CORNER OF SAID LOT 4, BEING ALSO THE NORTHWESTERLY CORNER OF SAID PARCEL A, BEING ALSO A POINT IN THE EASTERLY BOUNDARY LINE OF THE LANDS OF ESTERO MUNICIPAL IMPROVEMENT DISTRICT AS RECORDED IN 6082 O.R. 265 AND BEING ALSO A POINT IN THE SOUTHERLY BOUNDARY LINE OF CHESS DRIVE AND RUNNING BY BEARING BASED ON THE CALIFORNIA COORDINATE SYSTEM, ZONE III, AND BY GRID DISTANCES MEASURED IN GRID FEED AND DECIMALS THEREOF; THENCE,

1. SOUTH 00 DEGREES 52' 40" WEST 239.SO FEET, ALONG THE WESTERLY BOUNDARY LINE OF SAID LOT 4, BEING ALSO THE WESTERLY LINE OF SAID PARCEL A, TO A POINT AT THE SOUTHWESTERLY CORNER OF SAID PARCEL A, BEING ALSO THE NORTHWESTERLY CORNER OF PARCEL B OF SAID LOT 4; THENCE,

2. SOUTH 89 DEGREES 07' 20" EAST 21.00 FEET, ALONG THE SOUTHERLY BOUNDARY LINE OF SAID PARCEL A, BEING ALSO ALONG THE NORTHERLY LINE OF SAID PARCEL B, TO THE TRUE POINT OF BEGINNING OF THE SOUTHWESTERLY CORNER OF THIS EASEMENT; THENCE,

3. NORTH 00 DEGREES 52' 40" EAST 237.04 FEET, ON, OVER AND ACROSS SAID PARCEL A, TO A POINT OF CURVATURE; THENCE,

4. ALONG A TANGENT CURVE TO THE LEFT, ON, OVER AND ACROSS SAID PARCEL A, SAID CURVE HAVING A RADIUS OF 12.00 FEET, THROUGH A CENTRAL ANGLE OF 56 DEGREES 02' 10" AND ALONG AN ARC LENGTH OF 11.74 FEET, TO A POINT ON THE CURVE ON THE NORTHERLY BOUNDARY LIKE OF SAID PARCEL A, BEING ALSO A POINT IN THE SOUTHERLY LINE OF CHESS DRIVE; THENCE,

5. NORTHWESTERLY ALONG A CURVE LEFT ALONG SAID SOUTHERLY LINE OF CHESS DRIVE, THE RADIUS POINT OF LAST SAID CURVE BEARS NORTH 25 DEGREES 58' 08" WEST FOR 366.00 FEET, THROUGH A CENTRAL ANGLE OF 05 DEGREES 31' 23" AND ALONG AN ARC LENGTH OF 35.28 FEET, TO A POINT ON THE CURVE; THENCE,

6. SOUTHWESTERLY ALONG A CURVE TO THE LEFT, ON, OVER AND ACROSS SAID PARCEL A, THE RADIUS POINT OF LAST SAID CURVE BEARS SOUTH 78 DEGREES 08' 09" EAST FOR 20.00 FEET, THROUGH A CENTRAL ANGLE OF 10 DEGREES 59' 11" AND ALONG AN ARC LENGTH OF 3.84 FEET, To A POINT OF TANGENCY; THENCE,

7. SOUTH 00 DEGREES 52' 40" WEST 260.60 FEET, ON, OVER AND ACROSS SAID PARCEL A, TO A POINT ON THE SOUTHERLY BOUNDARY OF SAID PARCEL A, BEING ALSO THE NORTHERLY BOUNDARY OF SAID PARCEL B; THENCE,

8. NORTH 89 DEGREES 07' 20" WEST 25.00 FEET, ALONG LAST SAID SOUTHERLY AND LAST SAID NORTHERLY BOUNDARY TO THE TRUE POINT OF BEGINNING.

PARCEL III:

A NON-EXCLUSIVE EASEMENT FOR THE PURPOSES OF INSTALLATION OF UTILITY LINES INCLUDING SANITARY AND STORM SEWER, WATER, GAS, TELEPHONE AND ELECTRICITY, OVER PARCEL A, AS SHOWN ON THE PARCEL MAP, RECORDED IN VOLUME 54 OF PARCEL MAPS AT PAGE 13, BE DESCRIBED AS FOLLOWS:

BEING A STRIP OF LAND 5.00 FEET WIDE FOR PUBLIC UTILITIES EASEMENT PURPOSES ON, OVER AND ACROSS A PORTION OF PARCEL A OF LOT 4 FOR THE BENEFIT OF PARCEL B OF SAID LOT 4.

SAID STRIP BEING A PORTION OF SAID PARCEL A OF LOT 4 OF TRACT NO. 81-82 AS RECORDED IN BOOK 109 OF MAPS AT PAGES 98 THROUGH 101 IN THE OFFICIAL RECORDS OF THE COUNTY OF SAN MATEO, SAID LOT 4 BEING SITUATE IN THE CITY OF FOSTER CITY, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, AND MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

BEGINNING AT THE NORTHWESTERLY CORNER OF SAID LOT 4, BEING ALSO THE NORTHWESTERLY CORNER OF SAID PARCEL A, BEING ALSO A POINT IN THE EASTERLY BOUNDARY LINE OF THE LANDS OF ESTERO MUNICIPAL IMPROVEMENT DISTRICT AS RECORDED IN 6082 O.R. 265 AND BEING ALSO A POINT IN THE SOUTHERLY BOUNDARY LINE OF CHESS DRIVE AND RUNNING BY BEARINGS BASED ON THE CALIFORNIA COORDINATE SYSTEM, ZONE III, AND BY GRID DISTANCES MEASURED IN GRID FEET AND DECIMALS THEREOF; THENCE,

1. SOUTH 00 DEGREES 52' 40" WEST 239.50 FEET, ALONG THE WESTERLY BOUNDARY LINE OF SAID LOT 4, BEING ALSO THE WESTERLY LINE OF SAID PARCEL A, TO A POINT AT THE SOUTHWESTERLY CORNER OF SAID PARCEL A, BEING ALSO THE NORTHWESTERLY CORNER OF PARCEL B OF SAID LOT 4; THENCE,

2. SOUTH 89 DEGREES 07' 20" EAST 41.00 FEET, ALONG THE SOUTHERLY BOUNDARY LINE OF SAID PARCEL A, BEING ALSO ALONG THE NORTHERLY LINE OF SAID PARCEL B, TO THE TRUE POINT OF BEGINNING AT THE SOUTHWESTERLY CORNER OF THIS EASEMENT; THENCE,

3. NORTH 00 DEGREES 52' 40" EAST 247-10 FEET, ON, OVER AND ACROSS A PORTION OF SAID PARCEL A, TO A POINT IN THE SOUTHERLY LINE OF AN EXISTING 12.00 FEET WIDE PUBLIC UTILITIES EASEMENT AS RECORDED IN 109 MAPS 98-101; THENCE,

4.       ALONG A CURVE TO THE LEFT ALONG SAID SOUTHERLY EASEMENT LINE, THE
POINT OF

SAID CURVE BEARS NORTH 29 DEGREES 23' 59" WEST FOR 378.00 FEET, THROUGH A CENTRAL ANGLE OF 00 DEGREES 52' 54" AND ALONG AN ARC LENGTH OF 5.82 FEET, TO A POINT ON THE CURVE; THENCE,

5. SOUTH 00 DEGREES 52' 40" WEST 250.07 FEET, ON, OVER AND ACROSS SAID PARCEL A, BEING ALSO ALONG THE EASTERLY LINE OF A 25.00 FEET WIDE ACCESS EASEMENT, TO A POINT ON THE SOUTHERLY BOUNDARY OF SAID PARCEL A, BEING ALSO THE NORTHERLY BOUNDARY OF SAID PARCEL B; THENCE,

6. NORTH 89 DEGREES 07' 20" WEST 5.00 FEET, ALONG LAST SAID SOUTHERLY AND LAST SAID NORTHERLY BOUNDARY TO THE TRUE POINT OF BEGINNING.

PARCEL IV:

A NON-EXCLUSIVE EASEMENT FOR INGRESS, EGRESS AND PARKING OF VEHICULAR TRAFFIC ON, OVER AND ACROSS AND TRAFFIC LANES, CURBCUTS AND PARKING STALLS, AND FOR PEDESTRIAN TRAFFIC ON, OVER AND ACROSS ALL SUCH AREAS AND PEDESTRIAN WALKWAYS, AS SUCH TRAFFIC LANES, CURBCUTS, PARKING STALLS AND WALKWAYS ARE FROM TIME TO TIME ESTABLISHED ON PARCEL A, AS SHOWN ON THE PARCEL MAP, RECORDED IN VOLUME 54 OF PARCEL MAPS AT PAGE 13.

JOINT PLANT NO. 109-098-000-0015T

                                                          Loan 1078-Burbank, CA

                                   EXHIBIT A



LOTS 3, 4, 5, 6 AND 7 AND PORTIONS OF LOTS 1, 2, 8, 9 AND 10, BLOCK 69 OF TOWN OF BURBANK, IN THE CITY OF BURBANK, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 17 PAGES 19 THROUGH 22 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THOSE ALLEYS IN SAID BLOCK 69 VACATED BY THE COUNCIL OF THE CITY OF BURBANK BY RESOLUTION NO. 20,122, RECORDED APRIL 13, 1982 AS INSTRUMENT NO. 82-381548, ALSO TOGETHER WITH THOSE PORTIONS OF ANGELENO AVENUE AND TUJUNGA AVENUE AS SHOWN ON SAID MAP AND VACATED BY THE COUNCIL OF THE CITY OF BURBANK BY RESOLUTION NO. 20,859, RECORDED ON JANUARY 19, 1984 AS INSTRUMENT NO. 84-75769, DESCRIBED AS WHOLE AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHEASTERLY LINE OF SAID LOT 1 WITH A LINE THAT IS. PARALLEL WITH AND 6.00 FEET SOUTHWESTERLY OF THE NORTHEASTERLY LINE OF SAID LOT 1; THENCE SOUTH 48 DEGREES 42 MINUTES 30 SECONDS EAST ALONG THE PROLONGATION OF SAID PARALLEL LINE 30.00 FEET TO THE CENTERLINE OF TUJUNGA AVENUE, 60 FEET WIDE, AS SHOWN ON SAID MAP; THENCE SOUTH 41 DEGREES 15 MINUTES 28 SECONDS WEST ALONG SAID LINE 209.11 FEET TO THE SOUTHWESTERLY LINE OF PARCEL 3 OF RELINQUISHMENT NO. 226 OF HIGHWAY RIGHT OF WAY, RECORDED IN BOOK D-2050 PAGE 565, OFFICIAL RECORDS; THENCE NORTH 67 DEGREES 40 MINUTES 21 SECONDS WEST
31.72 FEET ALONG SAID SOUTHWESTERLY LINE; THENCE CONTINUING ALONG SAID SOUTHWESTERLY LINE NORTH 48 DEGREES 40 MINUTES 43 SECONDS WEST 170.18 FEET TO THE NORTHWESTERLY LINE OF SAID ALLEY; THENCE NORTH 1 DEGREE 17 MINUTES 37 SECONDS WEST 13.94 FEET ALONG THE NORTHEASTERLY LINE OF THE I-5 FREEWAY AS DEFINED IN DIRECTOR'S DEED RECORDED ON NOVEMBER 16, 1961 AS INSTRUMENT NO. 4800; THENCE NORTH 48 DEGREES 40 MINUTES 43 SECONDS WEST 124.99 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE EASTERLY AND HAVING A RADIUS OF 75.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 82 DEGREES 17 MINUTES 52 SECONDS WEST; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE AND NORTHERLY ALONG SAID NON-TANGENT CURVE, 64.11 FEET TO A POINT OF TANGENCY IN LINE THAT IS PARALLEL WITH AND 5.00 FEET NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF SAID ANGELENO AVENUE; THENCE NORTH 41 DEGREES 16 MINUTES 08 SECONDS EAST ALONG SAID PARALLEL LINE 131.32 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHERLY AND HAVING A RADIUS OF 20.00 FEET; THENCE NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY ALONG SAID CURVE, 31.42 FEET TO A POINT OF TANGENCY IN A LINE THAT IS PARALLEL WITH AND 6.00 FEET SOUTHWESTERLY OF THE SOUTHWESTERLY LINE OF FIRST STREET, 80.00 FEET WIDE, AS SHOWN ON SAID MAP; THENCE SOUTH 48 FEET 42 MINUTES 30 SECONDS EAST ALONG THE LAST SAID PARALLEL LINE, 310.32 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL MINERALS, OILS, GASES AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER PARCEL OF LAND HEREINABOVE DESCRIBED, WITHOUT, HOWEVER, THE RIGHT TO DRILL OR MINE THROUGH THE SURFACE THEREOF AND RESERVED BY THE STATE OF CALIFORNIA, DEPARTMENT OF PUBLIC WORKS, IN DEED RECORDED JULY 14, 1960 AS INSTRUMENT NO. 3995 IN BOOK D-910 PAGE 717, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM ALL MINERALS, OILS, GASES AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, WITHOUT, HOWEVER, THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED NOVEMBER 16, 1961 AS INSTRUMENT NO. 4800.

                                                           Loan 1083
                                                           1011 Blossom Hill Rd.

                                   EXHIBIT A



        All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE

All of Parcel 3, as shown upon that certain Map entitled, "Parcel Map being all of Parcels 1 and 2 shown on that certain Parcel Map filed for record in Book 501 of Maps, at Page 30, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on August 29, 1984 in Book 533 of Maps, at Page 26.

PARCEL TWO

A non-exclusive easement and right of ingress, egress and use for vehicular and pedestrian passage, and parking and across all roads, parking areas and access entries to and from public thoroughfares as such roads, parking areas and entries are located and exist from time to time on said Parcels 1, 2, 4 and 5 as shown on the Map hereinabove referred to.

                                                          Loan #1087
                                                          3601 Rosedale Highway


                                   EXHIBIT A

PARCEL 1:

PARCEL 6 OF PARCEL MAP NO. 7481, IN THE CITY OF BAKERSFIELD, COUNTY OF KERN STATE OF CALIFORNIA, AS PER MAP FILED APRIL 15, 1985 IN BOOK 31, PAGE 193 OF PARCEL MAPS, AND AS CORRECTED BY CERTIFICATE OF CORRECTION RECORDED OCTOBER 3, 1985 IN BOOK 5803, PAGE 2012, OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

THE FOLLOWING EXCEPTIONS ARE FOR MINERALS:

EXCEPTING THEREFROM ALL MINERALS FROM THOSE PORTIONS OF THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH BEARS SOUTH 0 DEGREES 18' WEST, 30 FEET FROM THE NORTH QUARTER SECTION CORNER OF SAID SECTION; THENCE ALONG THE NORTH AND SOUTH QUARTER SECTION OF SAID SECTION 26, SOUTH 0 DEGREES 18' WEST, 933.40 FEET; THENCE NORTH 89 DEGREES 50' WEST, 466.7 FEET; THENCE NORTH 0 DEGREES 18' EAST,
933.40 FEET; THENCE ALONG THE SOUTH LINE OF COUNTY ROAD SOUTH 90 DEGREES 50' EAST 466.7 FEET; TO THE POINT OF BEGINNING; EXCLUSIVE OF THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION, SAID POINT BEARS SOUTH 0 DEGREES 19' 08" WEST, 30.00 FEET FROM THE NORTHEAST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION; THENCE (1) ALONG SAID EAST LINE, SOUTH 0 DEGREES 19' 08" WEST, 18.88 FEET; THENCE (2) NORTH 88 DEGREES 35' 46" WEST, 466.78 FEET TO THE EAST LINE OF THE LAND DESCRIBED IN PARCEL 1 IN THE DEED TO FRASCH LAND COMPANY RECORDED JUNE 18, 1964 IN BOOK 3736, PAGE 508, OF OFFICIAL RECORDS; THENCE (3) ALONG LAST SAID EAST LINE, NORTH 0 DEGREES 19' 08" EAST, 9.34 FEET; THENCE (4) ALONG THE SOUTH LINE OF THE NORTH 30 FEET OF SAID SECTION, SOUTH 89 DEGREES 46' 00" EAST, 466.70 FEET TO THE POINT OF BEGINNING; AND FROM THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH AND SOUTH QUARTER SECTION LINE, WHICH BEARS SOUTH 0 DEGREES 18' WEST, 963.40 FEET FROM THE NORTH QUARTER CORNER OF SAID SECTION; THENCE SOUTH 0 DEGREES 18' WEST, 658.60 FEET TO THE CENTER OF A 40 FOOT ROAD; THENCE ALONG THE CENTER LINE OF SAID 40 FOOT ROAD NORTH 89 DEGREES 50' WEST, 661.48 FEET; THENCE NORTH 0 DEGREES 17 1/2' EAST, 658.60 FEET; THENCE NORTH 89 DEGREES 50' EAST, 661.535 FEET TO THE POINT OF BEGINNING; EXCLUSIVE OF THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH AND SOUTH QUARTER SECTION LINE WHICH BEARS SOUTH 0 DEGREES 18' WEST 1292.70 FEET FROM THE NORTH QUARTER CORNER OF SAID SECTION; THENCE SOUTH 0 DEGREES 18' WEST 329.30 FEET TO THE CENTER OF A 40 FOOT ROAD; THENCE ALONG THE CENTER OF SAID 40 FOOT ROAD NORTH 89 DEGREES 50' WEST 200 FEET; THENCE NORTH 0 DEGREES 18' EAST 329.30 FEET TO A POINT; THENCE SOUTH 89 DEGREES 50' EAST 200 FEET TO THE POINT OF BEGINNING.

ALL OIL, GAS, PETROLEUM, MINERALS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND BELOW A DEPTH OF 500 FEET FOR THE PURPOSE OF DRILLING FOR OR DEVELOPING ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND, PROVIDED, HOWEVER, THAT THE GRANTORS, THEIR HEIRS OR ASSIGNS, SHALL HAVE THE RIGHT TO DEVELOP SUCH SUBSTANCES BY SLANT DRILLING FROM LOCATIONS ON ADJACENT LANDS AT DEPTH OF MORE THAN 500 FEET AND IN SUCH A MANNER AS NOT TO DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREOF, AS EXCEPTED AND RESERVED BY LOUISE B. STRATTON, A MARRIED WOMAN, IN DEED RECORDED OCTOBER 5, 1972 IN BOOK 4731, PAGE 672, OF OFFICIAL RECORDS.

BEGINNING AT A POINT ON THE NORTH AND SOUTH QUARTER SECTION LINE WHICH BEARS SOUTH 0 DEGREES 18' WEST 1292.70 FEET FROM THE NORTH QUARTER CORNER OF SAID SECTION; THENCE SOUTH 0 DEGREES 18' WEST 329.30 FEET TO THE CENTER OF A 40 FOOT ROAD; THENCE ALONG THE CENTER OF SAID 40 FOOT ROAD NORTH 89 DEGREES 50' WEST 200 FEET; THENCE NORTH 0 DEGREES 18' EAST 329.30 FEET TO A POINT; THENCE SOUTH 89 DEGREES 50' EAST 200 FEET TO THE POINT OF BEGINNING; EXCLUSIVE OF THE INTEREST IN THE SOUTH 20 FEET OF SAID LAND RESERVED FOR USE AS PUBLIC ROAD IN DEED FROM MILLER AND LUX INC., A CORPORATION, RECORDED IN BOOK 276, PAGE 151 OF OFFICIAL RECORDS.

ALL OIL, GAS, PETROLEUM, MINERALS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND BELOW A DEPTH OF 500 FEET FOR THE PURPOSE OF DRILLING FOR OR DEVELOPING ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND, PROVIDED, HOWEVER, THAT THE GRANTORS, THEIR HEIRS OR ASSIGNS, SHALL HAVE THE RIGHT TO DEVELOP SUCH SUBSTANCES BY SLANT DRILLING FROM LOCATIONS ON ADJACENT LANDS AT DEPTH OF MORE THAN 500 FEET AND IN SUCH A MANNER AS NOT TO DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS EXCEPTED AND RESERVED BY SIDNEY J. PETERS, A SINGLE MAN, IN DEED RECORDED OCTOBER 5, 1972 IN BOOK 4731, PAGE 674 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL MINERALS FROM THOSE PORTIONS OF THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT SOUTH 0 DEGREES 18' WEST, 1622 FEET AND NORTH 89 DEGREES 50' WEST, 661.48 FEET FROM THE NORTHEAST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION, WHICH POINT IS ALSO THE SOUTHWEST CORNER OF PARCEL OF LAND CONVEYED TO WALTER J. ARMSTRONG AND WIFE, BY DEED RECORDED APRIL 22, 1948 AS DOCUMENT NO. 15785; THENCE NORTH 89 DEGREES 50' WEST, 661.48 FEET TO THE CENTER LINE OF A 40 FOOT ROAD; THENCE ALONG THE CENTERLINE OF SAID LAST MENTIONED ROAD NORTH 0 DEGREES 17 1/2' EAST, 658.60 FEET; THENCE SOUTH 89 DEGREES 50' EAST, 661.535 FEET TO THE NORTHWEST CORNER OF THE PARCEL OF LAND CONVEYED TO WALTER J. ARMSTRONG AND WIFE, AFORESAID; AND THENCE SOUTH ALONG THE WEST LINE OF SAID PARCEL, 658.6 FEET TO THE POINT OF BEGINNING; EXCLUSIVE OF THE NORTH 263.40 FEET THEREOF, AS CONVEYED TO DON M. BLAIR, ET UX, BY DEED RECORDED AUGUST 10, 1962:

AN UNDIVIDED 2/3RDS OF ALL OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES AND MINERALS WITHIN OR UNDERLYING SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM, PROVIDED, HOWEVER, GRANTOR, HIS SUCCESSORS AND ASSIGNS, SHALL NOT CONDUCT DRILLING OR OTHER OPERATIONS UPON THE SURFACE OF SAID LAND, BUT NOTHING HEREIN CONTAINED SHALL BE DEEMED TO PREVENT GRANTOR, HIS SUCCESSORS AND ASSIGNS, FROM EXTRACTING OR CAPTURING SAID MINERALS BY DRILLING ON ADJACENT OR NEIGHBORING LANDS, AND/OR FROM CONDUCTING SUBSURFACE DRILLING OPERATIONS UNDER SAID LANDS, AT A DEPTH OF 200 FEET BELOW THE SURFACE OF SAID LAND, AS RESERVED BY WALTER J. ARMSTRONG AND LOUISE B. ARMSTRONG, HUSBAND AND WIFE IN DEED DATED MARCH 19, 1954, RECORDED APRIL 1, 1954 IN BOOK 2211, PAGE 478 OF OFFICIAL. RECORDS.

AND ALSO 1/3RD OF ALL OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES AND MINERALS WITHIN OR UNDERLYING SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM, PROVIDED, HOWEVER, GRANTOR, THEIR SUCCESSORS AND ASSIGNS, SHALL NOT CONDUCT DRILLING OR OTHER OPERATIONS UPON THE SURFACE OF SAID LAND, BUT NOTHING HEREIN CONTAINED SHALL BE DEEMED TO PREVENT GRANTORS, THEIR SUCCESSORS AND ASSIGNS, FROM EXTRACTING OR CAPTURING SAID MINERALS BY DRILLING ON ADJACENT OR NEIGHBORING LANDS, AND/OR FROM CONDUCTING SUBSURFACE DRILLING OPERATIONS UNDER SAID LAND, AT A DEPTH OF 200 FEET BELOW THE SURFACE OF SAID LAND, AS EXCEPTED BY

CHARLES T. WHITNEY, JR., AN UNMARRIED MAN, AND OSCAR W. LOVELESS AND OPAL L. LOVELESS, HUSBAND AND WIFE, IN DEED RECORDED OCTOBER 5, 1972 IN BOOK 4731, PAGE 680 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL MINERALS FROM THOSE PORTIONS OF THE NORTH HALF OF
SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH BEARS SOUTH 0 DEGREES 18, WEST, 30 FEET FROM THE NORTH QUARTER SECTION CORNER OF SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA; THENCE ALONG THE NORTH AND SOUTH QUARTER SECTION LINE OF SAID
SECTION 26, SOUTH 0 DEGREES 18' WEST, 933.40 FEET; THENCE NORTH 89 DEGREES 50' WEST, 933.40 FEET; THENCE NORTH 0 DEGREES 18' EAST 933.40 FEET; THENCE ALONG THE SOUTH LINE OF SAID COUNTY ROAD SOUTH 90 DEGREES 50' EAST, 933.40 FEET TO THE POINT OF BEGINNING; EXCLUSIVE OF THE EAST 466.70 FEET THEREOF; AND EXCLUSIVE OF ALL THAT PORTION OF THE WEST HALF OF THE WEST HALF OF THE EAST 933.40 FEET OF THE NORTH 963.40 FEET OF THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AS PER THE OFFICIAL PLAT THEREOF ON FILE IN THE OFFICE OF THE SURVEYOR GENERAL, DESCRIBED AS FOLLOWS:

BEGINNING AT INTERSECTION OF THE WEST LINE OF THE SAID EAST 933.40 FEET OF SAID NORTHWEST QUARTER WITH THE SOUTH LINE OF ROSEDALE HIGHWAY, SAID POINT BEING
30.00 FEET SOUTH OF THE NORTH LINE OF SAID NORTHWEST QUARTER OF SECTION 26; THENCE ALONG SAID SOUTH LINE OF ROSEDALE HIGHWAY, SOUTH 89 DEGREES 46' 00" EAST, 9.60 FEET AND SOUTH 88 DEGREES 35' 46" EAST, 126.92 FEET; THENCE DEPARTING FROM SAID SOUTH LINE OF ROSEDALE HIGHWAY, SOUTH 00 DEGREES 18' 24" WEST 635.35 FEET; THENCE NORTH 89 DEGREES 46' 00" WEST, PARALLEL WITH THE NORTH LINE OF SAID NORTHWEST QUARTER OF SECTION 26, 136.50 FEET TO A POINT IN SAID WEST LINE OF THE EAST 933.40 FEET; THENCE NORTH 00 DEGREES 18' 24" EAST, ALONG SAID WEST LINE, 638.24 FEET TO THE POINT OF BEGINNING; AND EXCLUSIVE OF THAT PORTION OF SAID LAND DESCRIBED IN DEED TO THE STATE OF CALIFORNIA, RECORDED MARCH 25, 1968 IN BOOK 4144, PAGE 211 OF OFFICIAL RECORDS; AND FROM ALL THAT PORTION OF THE WEST HALF OF THE WEST HALF OF THE EAST 933.40 FEET OF THE NORTH
963.40 FEET OF THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT INTERSECTION OF THE WEST LINE OF THE SAID EAST 933.40 FEET OF SAID NORTHWEST QUARTER, WITH THE SOUTH LINE OF ROSEDALE HIGHWAY, SAID POINT BEING
30.00 FEET SOUTH OF THE NORTH LINE OF SAID NORTHWEST QUARTER OF SECTION 26; THENCE ALONG SAID SOUTH LINE OF ROSEDALE HIGHWAY, SOUTH 89 DEGREES 46' 00" EAST, 9.60 FEET AND SOUTH 88 DEGREES 35' 46" EAST, 126.92 FEET; THENCE DEPARTING FROM SAID SOUTH LINE OF ROSEDALE HIGHWAY, SOUTH 00 DEGREES 18' 24" WEST 635.35 FEET; THENCE 89 DEGREES 46' 00' WEST PARALLEL WITH THE NORTH LINE OF SAID NORTHWEST QUARTER OF SECTION 26, 136.50 FEET TO A POINT IN SAID WEST LINE OF THE EAST 933.40 FEET; THENCE NORTH 00 DEGREES 18' 24" EAST, ALONG SAID WEST LINE, 638.24 FEET TO THE POINT OF BEGINNING; EXCLUSIVE OF THAT PORTION OF SAID LAND DESCRIBED IN DEED TO THE STATE OF CALIFORNIA, RECORDED MARCH 25, 1968 IN BOOK 4144, PAGE 211, OF OFFICIAL RECORDS.

ALL OIL, GAS, PETROLEUM, MINERALS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND BELOW A DEPTH OF 500 FEET FOR THE PURPOSE OF DRILLING FOR OR DEVELOPING ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND, PROVIDED, HOWEVER, THAT THE GRANTORS, THEIR HEIRS OR ASSIGNS, SHALL HAVE THE RIGHT TO DEVELOP SUCH SUBSTANCES BY SLANT DRILLING FROM

LOCATIONS ON ADJACENT LANDS AT DEPTH OF MORE THAN 500 FEET AND IN SUCH A MANNER AS NOT TO DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREOF AS EXCEPTED AND RESERVED BY RICHARD E. FRASCH, JR. AND CONSTANCE J. FRASCH, HUSBAND AND WIFE, IN DEED RECORDED MARCH 2, 1973 IN BOOK 4773, PAGE 211 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL MINERALS FROM THOSE PORTIONS OF THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 29 SOUTH, RANGE 27 EAST, MOUNT DIABLO MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED TO WALTER J. ARMSTRONG, BY DEED RECORDED IN BOOK 1396, PAGE 109 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF KERN COUNTY; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID PARCEL SO CONVEYED, A DISTANCE OF 263.40 FEET; THENCE NORTH 89 DEGREES 50' 00" WEST, PARALLEL WITH THE SOUTHERLY LINE OF SAID PARCEL SO CONVEYED, A DISTANCE OF 661.56 FEET TO A POINT IN THE CENTER RIGHT OF WAY LINE OF COUNTY ROAD NO. 1270; THENCE NORTH 00 DEGREES 17' 30" EAST, ALONG SAID CENTER RIGHT OF WAY, A DISTANCE OF 263.40 FEET TO THE NORTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED TO CASEY AND MONTGOMERY, A CO-PARTNERSHIP, BY DEED RECORDED APRIL 1, 1954 IN BOOK 2211, PAGE 478 OF OFFICIAL RECORDS; THENCE SOUTH 89 DEGREES 50' 00" EAST PARALLEL WITH THE SOUTHERLY LINE OF SAID PARCEL SO CONVEYED, A DISTANCE OF 661.54 FEET TO THE POINT OF BEGINNING.

AN UNDIVIDED 2/3RDS OF ALL OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES AND MINERALS WITHIN OR UNDERLYING SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM, PROVIDED, HOWEVER, GRANTOR, HIS SUCCESSORS AND ASSIGNS, SHALL NOT CONDUCT DRILLING OR OTHER OPERATIONS UPON THE SURFACE OF SAID LAND, BUT NOTHING HEREIN CONTAINED SHALL BE DEEMED TO PREVENT GRANTOR, HIS SUCCESSORS AND ASSIGNS, FROM EXTRACTING OR CAPTURING SAID MINERALS BY DRILLING ON ADJACENT OR NEIGHBORING LANDS, AND/OR FROM CONDUCTING SUBSURFACE DRILLING OPERATIONS UNDER SAID LANDS, AT A DEPTH OF 200 FEET BELOW THE SURFACE OF SAID LAND, AS RESERVED BY WALTER J. ARMSTRONG AND LOUISE B. ARMSTRONG, HUSBAND AND WIFE IN DEED DATED MARCH 19, 1954, RECORDED APRIL 1, 1954 IN BOOK 2211, PAGE 478 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM AN UNDIVIDED 1/3RD INTEREST IN AND TO ALL OIL GAS, AND OTHER HYDROCARBON SUBSTANCES AND MINERALS WITHIN OR UNDERLYING SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM, PROVIDED, HOWEVER GRANTOR HEREIN, THEIR SUCCESSORS AND ASSIGNS, SHALL NOT CONDUCT DRILLING OR OTHER OPERATIONS ABOVE A DEPTH OF 500 FEET BELOW THE SURFACE OF SAID LAND, BUT NOTHING HEREIN CONTAINED SHALL BE DEEMED TO PREVENT GRANTOR, THEIR SUCCESSORS AND ASSIGNS, FROM EXTRACTING OR CAPTURING SAID MINERALS, OIL, GAS AND HYDROCARBONS BY DRILLING ON ADJACENT OR NEIGHBORING LANDS, AT A DEPTH OF 500 FEET OR MORE BELOW THE SURFACE OF SAID LAND, SO AS NOT TO DISTURB THE SURFACE THEREOF OR ANY IMPROVEMENTS THEREON, AS RESERVED BY SIPPRELLE INVESTMENT COMPANY, A CORPORATION, IN DEED RECORDED MARCH 2, 1973 IN BOOK 4773, PAGE 207 OF OFFICIAL RECORDS.

PARCEL 2:

EASEMENTS FOR INGRESS AND EGRESS, AUTOMOBILE PARKING, PEDESTRIAN USES, INSTALLATION, OPERATION AND MAINTENANCE OF SEPARATE AND COMMON UTILITY LINES, STRUCTURE SUPPORT, SIGNS AND OTHER USES; ALONG WITH A PERPETUAL EASEMENT IN, TO, OVER AND ACROSS THAT CERTAIN PROPERTY DESCRIBED AS "THE DRAINAGE BASIN" OR "DRAINAGE BASIN PROPERTY", ALL AS MORE PARTICULARLY DEFINED AND DESCRIBED IN THAT CERTAIN DOCUMENT ENTITLED:

"CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMNT:, BY AND BETWEEN FEDERATED DEPARTMENT STORES, INC., A DELAWARE CORPORATION, AND DSL/GRIFFITH II, A CALIFORNIA GENERAL PARTNERSHIP, RECORDED ON APRIL 19, 1985 IN BOOK 5753 PAGE 148, OF OFFICIAL RECORDS, IN, OVER AND UPON PARCELS 2, 3, 4, 5, 6, 7, 8 AND 9 OF PARCEL MAP 7481, IN THE CITY OF BAKERSFIELD, COUNTY OF KERN, STATE OF CALIFORNIA, AS PER MAP RECORDED APRIL 15, 1985 IN BOOK 31 PAGE 193 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF KERN COUNTY, CALIFORNIA, DESCRIBED IN EXHIBIT "A" ATTACHED THERETO."

                                                      Loan #1090
                                                      139 W. Thousand Oaks Blvd

                                   EXHIBIT A

Parcel 1:

Lot 8, Tract No. 1229, in the City of Thousand Oaks, County of Ventura, State of California, according to the map thereof recorded in Book 28, Page 57 of Miscellaneous Records (Maps), in the office of the County Recorder of said County.

EXCEPT therefrom the Easterly 300 feet thereof.

ALSO EXCEPT therefrom that portion of said Lot 8 which lies Westerly of the following described line:

Beginning at a point in that certain course on the Northerly line of said Lot 8, shown as having a bearing and length on North 74 degrees 10' West, 281.00 feet on the map of said tract, distant thereon North 74 degrees 10' 00" West
149.67 feet from the Easterly terminus of said course; thence,

lst: South 13 degrees 51' 01" East, 7.27 feet; thence,

2nd: South 27 degrees 18' 30" East, 25.82 feet; thence,

3rd: South 8 degrees 22' 17" West, 37.06 feet; thence,

4th: South 5 degrees 38' 24" West, 29.90 feet; thence,

5th: South 16 degrees 18' 53" West 34.25 feet; thence,

6th: South 21 degrees 07' 35" West, 112.59 feet to a point on the South line of said Lot 8.

ALSO EXCEPT an undivided one-half interest in all oil, gas and other hydrocarbon substances and other minerals of all kinds whether like or unlike hydrocarbons below a depth of 500 feet of the surface of the real property described in Exhibit "A" hereto, without, however, the right to enter upon the surface of such property, as reserved by Janos Development Co., a partnership, in deed recorded December 28, 1971 in Book 3901, Page 380 of Official Records.

Parcel 2:

That portion of Section 9, Township 1 North, Range 19 West, Rancho El Conejo, in the City of Thousand Oaks, County of Ventura, State of California, as per partition, recorded in Book 1, Page 746 of Deeds, in the office of the County Recorder of said County; described as follows:

Beginning at the Southerly terminus of that certain course shown as having a bearing and distance of North 8 degrees 30' 32" East 19.97 feet to the Southerly line of Lot 8, Tract No. 1229, in the City of Thousand Oaks, County of Ventura, State of California, as per Map recorded in Book 28, Page 57 of Miscellaneous Records (Maps), in the office of the County Recorder of said County; said beginning being the intersection of said tract line with a curve concave to the South and having a radius of 330 feet, a radial line of said 330 foot radius curve to said intersection bearing North 21 degrees 20' 25" East; thence leaving the boundary of said Tract No. 1229,

1st: Northwesterly along said curve through a central angle of 8 degrees 33' 35" an arc distance of 49.30 feet to a point of compound curve concave to the Southeast and having a radius of 50.00 feet a common radial of last said two curves bears South 12 degrees 46' 50" West; thence,

2nd: Southwesterly along said curve through a central angle of 141 degrees 04' 23" an arc distance of 123.10 feet to the Northerly right of way line of Ventura Freeway as described in deed recorded in Book 2093, Page 166 of said records; thence Northwesterly along said right of way line,

3rd: North 61 degrees 19' 15" West 24.01 feet; thence,

4th: North 59 degrees 15' 23" West 167.92 feet; thence leaving said right of way line,

5th: North 30 degrees 44' 37" East 46.30 feet to a point on the Southerly line of Tract No. 1229, said tract line being a nontangent curve concave to the North and having a radius of 1950 feet, a radial line of said 1950 foot radius curve to said point bearing South 15 degrees 47' 21" West; thence,

6th: Southeasterly along said Southerly line through a central angle of 7 degrees 16' 49" an arc distance of 247.78 feet; thence,

7th: South 8 degrees 30' 32" West 19.97 feet to the point of beginning.

EXCEPT that portion of said land described in deed recorded April 12, 1990 as Document No. 90-055080 of Official Records.

ALSO EXCEPT all minerals, oils, gases and other hydrocarbons by whatsoever name known that may be within or under said land without, however, the right to drill, dig or mine through the surface thereof.

                                                           Loan #1080
                                                           1704 Shadeland Avenue


                                   EXHIBIT A



A part of the Northeast Quarter of Section 35, Township 16 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, described as follows:

Commencing at the Southeast corner of said Northeast Quarter; thence North 00 degrees 00 minutes 00 seconds East (assumed bearing) along the East line of said Northeast Quarter and the centerline of Shadeland Avenue, 595.00 feet; thence parallel with the South line of said Northeast Quarter North 89 degrees 53 minutes 49 seconds West 87.87 feet to a point on the West right-of-way line of Shadeland Avenue and the point of beginning; thence continuing parallel with said South line North 89 degrees 53 minutes 49 seconds West 416.49 feet; thence parallel with said East line North 00 degrees 00 minutes 00 seconds East 240.00 feet; thence parallel with said South line, South 89 degrees 53 minutes 49 seconds East 416.85 feet to said right-of-way; thence along said right-of-way South 00 degrees 05 minutes 06 seconds West 240.00 feet to the point of beginning.

                                                             Loan #1085
                                                             7853 South U.S. 31


                                   EXHIBIT A

A part of the West Half of the Southwest Quarter of Section 18, Township 14 North, Range 4 East, Marion County, Indiana, described as follows:

Commencing at the Northeast corner of said Half Quarter Section; thence South 00 degrees 13 minutes 26 seconds East 2371.23 feet along the East line of said Half Quarter Section; thence South 68 degrees 43 minutes 24 seconds West 10.72 feet; thence South 00 degrees 13 minutes 26 seconds East 4.68 feet parallel to the East line of said Half Quarter Section to a point of curvature; thence Southwesterly 48.13 feet along an arc to the right and having a radius of 40.00 feet and subtended by a long chord having a bearing of South 34 degrees ?4 minutes 59 seconds West and a length of 45.28 feet; thence South 68 degrees 43 minutes ?4 seconds West 169.33 feet; thence South 69 degrees 25 minutes 23 seconds West 96.33 feet to a point of curvature; thence Southwesterly 47.69 feet along an arc to the right and having a radius of 130.00 feet and subtended by a long chord having a bearing of South 86 degrees 56 minutes 44 seconds West and a length of 47.42 feet to a point of compound curve; thence Northwesterly 189.35 feet along an arc to the right and having a radius of 480.00 feet and subtended by a long chord having a bearing of North 71 degrees 14 minutes 42 seconds West and a length of 188.12 feet to a point of compound curve; thence Northwesterly ?0.94 feet along an arc to the right and having a radius of 130.00 feet and subtended by a long chord having a bearing of North 44 degrees 18 minutes 43 seconds West and a length of ?0.06 feet; thence North 28 degrees 40 minutes 48 seconds West 783.22 feet to the point of beginning of this description; thence South 61 degrees 19 minutes 12 seconds West 199.62 feet to the Northeastern right-of-way of U.S. Road 31 (as per Indiana State Highway Plans for F.A. Project No. 734, F.Y. 1941); thence North 27 degrees 17 minutes 45 seconds West ?70.05 feet along said right-of-way; thence North 61 degrees 19 minutes 12 seconds East ?95.51 feet; thence South 28 degrees 40 minutes 48 seconds East
170.00 feet to the Point of Beginning.

Together with a non-exclusive easement for vehicular parking and driveways, pedestrian walkways and underground utilities over the following:

A part of the West Half of the Southwest Quarter of Section 18, Township 14 North, Range 4 East, Marion County, Indiana, described as follows:

Commencing at the Northeast corner of said Half Quarter Section; thence South 00 degrees 13 minutes 26 seconds East 2371.23 feet along the East line of said Half Quarter Section; thence South 68 degrees 43 minutes 24 seconds West 10.72 feet; thence South 00 degrees 13 minutes 26 seconds East 4.68 feet parallel to the East line of said Half Quarter Section to a point of curvature; thence Southwesterly 48.13 feet along an arc to the right and having a radius of 40.00 feet and subtended by a long chord having a bearing of South 34 degrees 14 minutes 59 seconds West and a length of 45.28 feet; thence South 68 degrees 43 minutes 24 seconds West 169.33 feet; thence South 69 degrees 25 minutes 23 seconds West 96.33 feet to a point of curvature; thence Southwesterly 47.69 feet along an arc to the right and having a radius of 130.00 feet and subtended by a long chord having a bearing of South 86 degrees 56 minutes 44 seconds West and a length of 47.42 feet to a point of compound curve; thence Northwesterly
189.35 feet along an arc to the right and having a radius of 480.00 feet and subtended by a long chord having a bearing of North 71 degrees 14 minutes 42 seconds West and a length of 188.12 feet to a point of compound curve; thence Northwesterly 70.94 feet along an arc to the right and having a radius of
130.00 feet and subtended by a

  (Continued)
long chord having a bearing of North 44 degrees 18 minutes 43 seconds West and a length of 70.06 feet; thence North 28 degrees 40 minutes 48 seconds West
634.22 feet to the point of beginning of this description; thence South 61 degrees 19 minutes 12 seconds West 200.00 feet to the Northeasterly right-of-way of U.S. Road 31 (as per Indiana State Highway Plans for F.A. Project No. 734, F.Y. 1941); thence North 28 degrees 40 minutes 48 seconds West
133.12 feet along said right of way; thence North 27 degrees 17 minutes 45 seconds West 15.88 feet along said right of way; thence North 61 degrees 19 minutes 12 seconds East 199.62 feet; thence South 28 degrees 40 minutes 48 seconds East 149.00 feet to the point of beginning.

AND:

A part of the West Half of the Southwest Quarter of Section 18, Township 14 North, Range 4 East, Marion County, Indiana, described as follows:

Commencing at the Northeast corner of said Half Quarter Section; thence South 00 degrees 13 minutes 26 seconds East 2371.23 feet along the East line of said Half Quarter Section; thence South 68 degrees 43 minutes 24 seconds West 10.72 feet; thence South 00 degrees 13 minutes 26 seconds East 4.68 feet parallel to the East line of said Half Quarter Section to a point of curvature; thence Southwesterly 48.13 feet along an arc to the right and having a radius of 40.00 feet and subtended by a long chord having a bearing of South 34 degrees 14 minutes 59 seconds West and a length of 45.28 feet; thence South 68 degrees 43 minutes 24 seconds West 169.33 feet; thence South 69 degrees 25 minutes 23 seconds West 96.33 feet to a point of curvature; thence Southwesterly 47.69 feet along an arc to the right and having a radius of 130.00 feet and subtended by a long chord having a bearing of South 86 degrees 56 minutes 44 seconds West and a length of 47.42 feet to a point of compound curve; thence Northwesterly 189.35 feet along an arc to the right and having a radius of 480.00 feet and subtended by a long chord having a bearing of North 71 degrees 14 minutes 42 seconds West and a length of 188.12 feet to a point of compound curve; thence Northwesterly
70.94 feet along an arc to the right and having a radius of 130.00 feet and subtended by a long chord having a bearing of North 44 degrees 18 minutes 43 seconds West and a length of 70.06 feet; thence North 28 degrees 40 minutes 48 seconds West 953.22 feet to the point of beginning of this description; thence South 61 degrees 19 minutes 12 seconds West 195.51 feet to the Northeastern right-of-way of U.S. Road 31 (as per Indiana State Highway Plans for F.A. Project No. 734, F.Y. 1941); thence North 27 degrees 17 minutes 45 seconds West
169.05 feet along said right of way; thence North 61 degrees 19 minutes 12 seconds East 191.43 feet; thence South 28 degrees 40 minutes 48 seconds East
169.00 feet to the point of beginning.

Also together with a non-exclusive easement for ingress and egress as set out in a Declaration And Grant Of Easements recorded January 30, 1984 as Instrument #84-7173,

  (Continued)
as modified by an amendment recorded July 24, 1985 as Instrument #85-61053, in the Office of the Recorder of Marion County, Indiana.

                                                            Loan #1066
                                                            6875 South Broadway

                                   EXHIBIT A

PARCEL 1:

THAT PART OF LOT 2, BLOCK 5, BROADRIDGE PLAZA FILING NO. 2, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 2, BLOCK 5, BROADRIDGE PLAZA FILING NO. 2;

THENCE SOUTH 89 DEGREES 58 MINUTES WEST ALONG THE SOUTH LINE OF SAID LOT 2, BLOCK 5, 275.141 FEET;

THENCE NORTH 00 DEGREES 02 MINUTES WEST, 218.15 FEET TO A POINT ON THE SOUTH LOT LINE EXTENDED WESTERLY OF THAT PARCEL OF LAND DESCRIBED IN BOOK 1551 AT PAGE 332;

THENCE EAST ALONG SAID SOUTH LINE EXTENDED WESTERLY AND ALONG THE SOUTH LINE OF THAT PARCEL DESCRIBED IN BOOK 1551 AT PAGE 332, 275.141 FEET TO THE EAST LINE OF SAID LOT 2, BLOCK 5;

THENCE SOUTH 00 DEGREES 02 MINUTES EAST, 217.99 FEET TO THE POINT OF BEGINNING, COUNTY OF ARAPAHOE,
STATE OF COLORADO.

PARCEL 2:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AND SANITARY SEWER RIGHTS AS SET FORTH IN THAT CERTAIN GRANT OF EASEMENT RECORDED MAY 20, 1982 IN BOOK 3628 AT PACE 237,
COUNTY OF ARAPAHOE,
STATE OF COLORADO.

PARCEL 3:.

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR PARKING AS SET FORTH IN GRANT OF RECIPROCAL EASEMENTS FOR USE OF PARKING AREAS RECORDED JULY 28, 1983 IN BOOK 3926 AT PAGE 390,
COUNTY OF ARAPAHOE,
STATE OF COLORADO.

                                   EXHIBIT B


                                     LEASE
                                  (INDIVIDUAL)

                                    BETWEEN
                     ________________________, AS LANDLORD

                                      AND

                             ARG ENTERPRISES, INC.,

                                   AS TENANT

                               DATED:   ___, 1996

                                                        TABLE OF CONTENTS

                 Section                                                                                                Page
                 -------                                                                                                ----
                  ARTICLE 1         FUNDAMENTAL LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                  ARTICLE 2         EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                  ARTICLE 3         PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                  ARTICLE 4         TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                       4.01         Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                       4.02         Option to Extend Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                  ARTICLE 5         LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                  ARTICLE 6         RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                       6.01         Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                       6.02         Rental Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                       6.03         Net Lease; Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

                  ARTICLE 7         USE OF THE PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                       7.01         Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                       7.02         Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                       7.03         Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                  ARTICLE 8         UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                       8.01         Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                       8.02         Interruption in Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                  ARTICLE 9         TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                       9.01         Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                       9.02         Definition of "Real Property Taxes" . . . . . . . . . . . . . . . . . . . . . . . . .  7
                       9.03         Personal Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                       9.04         Tenant's Right to Contest Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                 ARTICLE 10         MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                      10.01         Tenant's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                      10.02         Landlord's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                      10.03         Landlord's Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                 ARTICLE 11         INSURANCE AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                      11.01         Tenant's Insurance Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                      11.02         Subrogation Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                      11.03         Insurance Use Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                      11.04         Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                      11.05         Payment of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                 Section                                                                                                Page
                 -------                                                                                                ----
                 ARTICLE 12         ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                      12.01         Permitted Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                      12.02         Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                      12.03         Structural Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                      12.04         Removal of Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                      12.05         Alterations Required by Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                      12.06         General Conditions Relating to Alterations  . . . . . . . . . . . . . . . . . . . . . 14

                 ARTICLE 13         SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                 ARTICLE 14         DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD  . . . . . . . . . . . . . . . . . . . . . 15
                      14.01         Obligation to Rebuild . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                      14.02         No Abatement of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                 ARTICLE 15         EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                      15.01         Total Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                      15.02         Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                      15.03         Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                      15.04         Transfer Under Threat of Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                 ARTICLE 16         ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                      16.01         Landlord's Consent Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                      16.02         Assumption of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                      16.03         Assignment to Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                      16.04         No Release of Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                 ARTICLE 17         DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                      17.01         Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                      17.02         Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                      17.03         Administrative Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                      17.04         Default by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 20
                      17.05         Mitigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                      17.06         Lender's Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                 ARTICLE 18         SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                 ARTICLE 19         QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                 ARTICLE 20         REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                 ARTICLE 21         SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                 ARTICLE 22         BANKRUPTCY OR INSOLVENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                      22.01         Bankruptcy or Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                 Section                                                                                                Page
                 -------                                                                                                ----
                 ARTICLE 23         HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                      23.01         Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                      23.02         Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                      23.03         Tenant's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                      23.04         Landlord Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                      23.05         Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                      23.06         Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                 ARTICLE 24         GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                      24.01         Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                      24.02         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                      24.03         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                      24.04         Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                      24.05         Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                      24.06         Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                      24.07         Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                      24.08         Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                      24.09         Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                      24.10         Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                      24.11         Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                      24.12         Uneconomic Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                      24.13         Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                      24.14         Liability of Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                      24.15         No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                      24.16         Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                      24.17         Definition of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                      24.18         Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                      24.19         Relationship of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                      24.20         Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                      24.21         Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                      24.22         Brokerage Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                      24.23         Not Binding Until Executed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                     LEASE

In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the following Premises (as hereinafter defined) upon the following terms and conditions:

                                   ARTICLE I
                          FUNDAMENTAL LEASE PROVISIONS

     Date:                 _____________________, 1996

     Commencement
     Date:                 _____________________, 1996

     Landlord:             ___________________________

     Tenant:               ARG Enterprises, Inc., a California corporation

     Tenant's
     Trade Name:           Stuart Anderson's Black Angus or Stuart Anderson's
                           Cattle Company restaurants

     Guarantor:            American Restaurant Group, Inc., a Delaware
                           corporation

     Lease Term:           ________________(___)  years,  commencing on the
                           Commencement Date and ending on September 11, 2021, with three (3) renewal options of five (5) years each. (Article 4)

     Annual
     Rent: Dollars ($ ) subject to adjustment as hereinafter provided. (Article 6, Section 6.01)

                           The Annual Rent shall be payable on the first day of
                           each month, commencing on    _________ 1, 1996, in
                           twelve (12) equal installments each in the amount of ____________ Dollars ($_____) during each year of the term of this lease subject to proration or adjustment as hereinafter provided.

Addresses for
Notices:          To Landlord:     _______________________________
                                   Attn: _________________________
                                   Fax:  _________________________

                  To Tenant:       ARG Enterprises, Inc.
                                   6th Floor
                                   450 Newport Center Drive
                                   Newport Beach, CA 92660
                                   Attn:     Chief Financial Officer
                                   Fax:      (714) 721-8941

                  With a copy to:  American Restaurant Group, Inc.
                                   Suite 201
                                   4410 El Camino Real
                                   Los Altos, CA 94022
                                   Attn:     Legal Department
                                   Fax:      (415) 949-6420

Premises:         That certain real property described in Exhibit A attached hereto, and all appurtenances, easements and rights of way now or subsequently pertaining thereto, together with all improvements located thereon, consisting of a restaurant located at _____________, and known as either Stuart
                  Anderson's Black Angus or Stuart Anderson's Cattle Company restaurant.

       References in this Article 1 to other Articles are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provisions. In the event of any conflict between any Fundamental. Lease Provision and the balance of this Lease, the latter shall control.

                                    ARTICLE 2
                                     EXHIBITS

         The following are attached hereto as Exhibits and made a part of this
Lease:

         EXHIBIT A--Description of the Premises

         EXHIBIT B--Form of Subordination, Non-Disturbance and Attornment
                    Agreement

         In the event of any conflict between any of the above-referenced Exhibits and the balance of this Lease, the Exhibit shall control.

                                   ARTICLE 3
                                    PREMISES

         Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the term, at the rental, and upon the terms, covenants, and conditions hereinafter set forth, the property referred to in Article 1 as the Premises and described on Exhibit A attached hereto.

                                   ARTICLE 4
                                      TERM

         4.01    Term.  The term of this Lease shall be the term specified in
Article 1 hereof (the initial term and any extensions exercised by Tenant thereof are hereinafter referred to as the "Lease Term") and shall commence on the Commencement Date.

         4.02 Option to Extend Lease Term. Tenant shall have the option to extend the initial term of this Lease for three (3) additional, successive periods of five (5) years each (each, an "Extension Period") on the same terms, covenants and conditions of this Lease. In the event Tenant elects to exercise the option(s), Tenant shall provide Landlord written notice of Tenant's exercise of the option(s) not less than ninety (90) days prior to the end of the then-current term, such notice to be given in the manner provided in
Section 24.04 of this Lease. Tenant's right to exercise the foregoing option(s) is conditioned upon Tenant's performance of all of the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of such options, Tenant shall not be in default hereunder. In the event that Tenant elects to extend the initial term of this Lease, the Annual Rent shall continue to be adjusted as provided in Section 6.02 of this Lease.

                                   ARTICLE 5
                                     LIENS

         Tenant shall do all things necessary to prevent the filing of any mechanics' or other liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against the Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within thirty

(30) days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant will give Landlord prior notice of Tenant's intention to contest any such lien and, upon demand by Landlord, will procure and record a lien release bond under applicable law in the amount prescribed by applicable law or if no amount is prescribed by applicable law in an amount equal to 150% of the lien amount. If a final judgment is rendered against Tenant by a court of competent jurisdiction, or if the Premises or any portion thereof are in danger of being foreclosed upon as a result of any such lien, Tenant will satisfy such judgment or lien at once. If Tenant does not post the release bond or fails to pay any such adverse judgment or to discharge any lien in the event of any imminent foreclosure, then Landlord may post the bond or pay the judgment or discharge the lien, as applicable, and Tenant will promptly reimburse Landlord for all sums paid by it in connection therewith, together with the applicable Administrative Fee (as hereinafter defined). Tenant shall give Landlord notice of the intended commencement date of any work, labor, services or material to be performed or provided to the Premises or any portion thereof involving total expenditures for any project in excess of twenty percent (20%) of the Annual Rent, as it may be adjusted as provided herein, at least ten (10) days before said date, and in connection with the performance or provision of any such work, labor, services or materials, Landlord shall also have the right and opportunity, to post and maintain on the Premises such notices, including notices of nonresponsibility and other similar notices, as are provided for under the laws of the state(s) in which the Premises are located, evidencing Tenant's obligations with respect to any of the matters covered by this Article and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

                                   ARTICLE 6
                                      RENT

         6.01 Rent. Tenant covenants and agrees to pay for the use and occupancy of the Premises, the Annual Rent specified in Article 1 hereof, subject to increase pursuant to the provisions of Section 6.02 hereof, in twelve (12) equal monthly installments during each year of the Lease Term, in advance, on the first day of each calendar month, without any offset or deduction. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of such calendar month at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to one three hundred sixty-fifth (1/365) of the Annual Rent for each day. Rent shall be paid in lawful money of the United States to Landlord at the address stated in Article 1 or to such other persons or at such other places as Landlord may designate in writing to Tenant.

         6.02 Rental Adjustments. The Annual Rent payable under this Lease shall be increased on October 1, 2001 and every five (5) years thereafter (each, an "Increase Date") during the Lease Term as follows:

                 (a)      The basis for computing the increase shall be the
Consumer Price Index for all Urban Consumers - All Items, published monthly by the Bureau of Labor Statistics of the United States Department of Labor (Base Period 1982-1984 = 100) ("Index"). The beginning Index for purposes of this
Lease shall be   _______________ (the "Beginning Index").

                 (b) If the Index published for the date nearest the applicable Increase Date (the "Extension Index") has increased over the Beginning Index, the Annual Rent will be calculated by multiplying the then Annual Rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index, not to exceed an increase equal to 10% of the Annual Rent in effect during the five-year period immediately preceding the applicable Increase Date.

                 (c) In the event the Extension Index is not available on the applicable Increase Date, Tenant will continue to pay the Annual Rent in effect immediately prior to the Increase Date. As soon as practicable, Landlord will furnish Tenant with a true copy of the Extension Index figure together with a computation of the increase in the Annual Rent for the ensuing five year period, if any, and an appropriate adjustment will be paid within 30 days of Tenant's receipt of Landlord's statement.

                 (d) If the Index is changed so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other governmental index or computation with which it is replaced will be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         6.03 Net Lease; Impositions. This Lease is what is commonly called a "triple net lease," it being understood that Landlord shall receive the Annual Rent set forth in Article 1 hereof, as increased pursuant to Section 6.02, free and clear of any and all other impositions, taxes, liens, charges, or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises. In addition to the Annual Rent reserved by
Article 1 hereof, as increased pursuant to Section 6.02, Tenant shall pay to the appropriate parties all impositions, insurance premiums, Real Property Taxes (as defined below), operating charges, maintenance charges, construction costs, accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively "Impositions"), All of such Impositions shall constitute additional rent, and upon the failure of Tenant to pay any of such Impositions, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. Tenant shall furnish to Landlord, promptly upon the reasonable request of Landlord, official receipts or other satisfactory proof evidencing payment of any such Impositions. Upon Tenant's failure to pay any Real Property Taxes as provided herein, Landlord shall have the right, at Landlord's option, to require Tenant to (a) promptly deposit with Landlord funds sufficient for the payment of the current Real Property Taxes required to be paid by Tenant hereunder; and (b) also deposit one-twelfth of the current annual or annualized Real Property Taxes (or those of the preceding years if the current amounts thereof have not been fixed), on the first day of each month in advance. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of, deductions of any kind, offset or reduction in rent payable under this Lease, except as may otherwise be expressly set forth in this Lease. Any present or future Law to the contrary shall not alter this agreement of the parties.

                                   ARTICLE 7
                              USE OF THE PREMISES

         7.01 Use. Tenant shall occupy and use the Premises solely for the operation of a Stuart Anderson's Black Angus or Cattle Company restaurant or any other lawful use, provided such other use does not decrease the market value of the Premises.

         7.02    Compliance With Laws.

                 (a) Tenant accepts the Premises in its "AS IS" condition. Tenant accepts the Premises "AS IS" in reliance upon Tenant's own knowledge as owner and/or occupier of the Premises prior to commencement of this Lease. Landlord makes no representations or warranties of any type whatsoever, including without limitation, whether there has been or are currently any violations of any covenants or restrictions of record, or any applicable Laws in effect regarding the Premises on the Commencement Date.

                 (b) Tenant shall, at Tenant's sole expense, comply in all material respects with all applicable laws, ordinances, building codes, orders, zoning ordinances, rules, and regulations of any governmental authorities and with any directive of any public officer which shall impose any order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof or relating to the environment, health or safety with respect to the Premises or the use or occupation thereof (including, without limitation, any rule of common law and judicial decisions and The Americans With Disabilities
Act), and any covenants, conditions or restrictions of record relating to the Premises or the use or occupation thereof, in each case as now or hereafter in effect (collectively, "Laws").

                 (c) Notwithstanding any other provision of this Lease, Tenant shall not use or permit the Premises to be used in any manner which will result in waste or the creation of a nuisance, and Tenant shall maintain the Premises free of any objectionable noises, odors, or disturbances; provided that, as between Landlord and Tenant only, odors and exhaust incidental to a restaurant, excluding odors of deteriorating food, will not be deemed a nuisance or objectionable provided the same do not violate applicable Laws and do not subject Landlord to any civil liability.

                 (d) Notwithstanding any other provision of this Lease, in the event that any new Law which goes into effect during any Extension Period requires an investment in any Premises in excess of 30% of the replacement cost of such Premises (exclusive of land, foundations and footings), and which has an economic life in excess of five (5) years, Tenant, at its option, may elect to terminate this Lease as to such Premises only at any time during such





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renewal period upon written notice to Landlord and payment to Landlord of all accrued rent and other obligations hereunder with respect to such Premises through the date of such termination, except as to obligations hereunder which expressly survive any termination of this Lease.

       7.03 Permits and Licenses. As between Landlord and Tenant, Tenant shall be solely responsible to apply for and secure any building permit or permission of any duty constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease. Landlord shall cooperate as reasonably requested by Tenant to facilitate Tenant's compliance with this obligation but at no cost to Landlord.

                                   ARTICLE 8
                                   UTILITIES

       8.01 Payment. Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, sewer, heat, air conditioning, gas, electricity, garbage collection, telephone, and other utilities and services provided to or for the Premises, including connection fees and taxes thereon.

       8.02 Interruption in Service. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Premises subject to the provisions of Section 11.04(b) hereof, and no such failure or interruption shall entitle Tenant to any abatement of, setoff of or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease.

                                   ARTICLE 9
                                     TAXES

       9.01 Payment of Taxes. Tenant shall pay the Real Property Taxes (as defined in Section 9.02) applicable to the Premises during the Lease Term. Landlord and Tenant agree to cooperate to ensure that all tax bills applicable to the Premises are sent directly to Tenant by the taxing authority. All such payments shall be made prior to delinquency. Upon Landlord's request, Tenant shall promptly furnish Landlord with satisfactory evidence that such Real Property Taxes have been paid. If any such Real Property Taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Lease Term, Landlord shall promptly reimburse Tenant to the extent required. If Tenant shall fail to pay any such Real Property Taxes, Landlord shall have the right but not the obligation to pay the same in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord with Tenant's next Annual Rental installment together with the applicable Administrative Fee.

       9.02 Definition of "Real Property Taxes". As used herein, the term "Real Property Taxes" shall mean any form of real estate tax or assessment, ad valorem tax or gross receipts tax, fee, levy, penalty, interest or other charge, imposed by any authority having the direct or





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
indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord or any mortgagee of Landlord in the Premises or in the real property of which the Premises are a part, and Landlord's right to rent. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge included within the foregoing definition of Real Property Taxes, (ii) the nature of which was included within the foregoing definition of Real Property Taxes, or (iii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer (other than documentary, stamp or other transfer taxes resulting from any such transfer but including any increase in any Real Property Taxes attributable to any such transfer), or which is imposed by reason of the transfer of the Premises to Landlord or this transaction, any modifications or changes hereto, or any other transfers hereof. Notwithstanding the foregoing, the term "Real Property Taxes" shall not include any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord's interest in the Premises.

       9.03 Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall seek to cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord.

       9.04      Tenant's Right to Contest Taxes.

                 (a) Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Real Property Taxes of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Real Property Taxes unless Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Real Property Taxes, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Real Property Taxes, security in the amount, if any, prescribed by applicable law, or if no amount is prescribed by applicable law, in amounts equal to one hundred fifty percent (150%) of the contested amount or such other reasonable security as may be demanded by Landlord to ensure payment of such contested Real Property Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Real Property Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including attorneys' fees), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with

Landlord as security under clause (iii) above, then, so long as no material default exists under this Lease, Landlord shall pay such Real Property Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord shall return or cause to have returned to Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with the provisions hereof.

               (b) Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in material default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

               (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord, and Tenant will pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, as may reasonably be demanded by Landlord, to ensure compliance with the foregoing provisions of this Section 9.04.

                                   ARTICLE 10
                            MAINTENANCE AND REPAIRS

10.01    Tenant's Obligations.

               (a) Tenant shall, at Tenant's expense, maintain in good repair, order, and serviceable condition, reasonable wear and tear excepted, the Premises and every part thereof, including but not limited to all plumbing, ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving the Premises, and windows, doors, storefronts, plate glass, interior walls, and ceilings which are part of the Premises.

               (b) Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at Tenant's cost and expense, make all necessary replacements, restorations, renewals and repairs to the Premises and appurtenances thereto which are material to the operation of the Premises, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, and foreseen or unforeseen; provided that with respect to appurtenances to the Premises which are material to the operation of the Premises, if third parties are obligated to repair or maintain such appurtenances, Tenant shall use commercially reasonable efforts to enforce such obligations of third parties or, if such third parties fail to perform such obligations, Tenant shall perform such obligations to the extent Tenant has the legal right to do so. Tenant shall pay to the appropriate parties Tenant's pro rata share of any maintenance, repair or other costs to the extent required under any appurtenances to the Premises. Repairs, restorations, renewals and replacements shall be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

               (c) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in good and clean condition and repair, reasonable wear and tear excepted. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings, and equipment pursuant to Section
12.04 hereof, shall be repaired by Tenant at Tenant's expense.

         10.02 Landlord's Obligations. Except for the obligations of Landlord under Article 14 hereof (relating to destruction of the Premises), and under Article 15 hereof (relating to the condemnation of the Premises), it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the fixtures thereon or equipment or personal property therein, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, all of which obligations are that of Tenant under Section 10.01 hereof. Tenant expressly waives the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord's failure to keep the Premises or any part thereof or the building located thereon or fixtures thereon or equipment or personal property therein in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

         10.03 Landlord's Rights. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, or any appurtenances thereto material to the operation of the Premises or to enforce maintenance or repair obligations of third parties with respect to any such appurtenances, as provided above, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant ten (10) days' prior written notice, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant. In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements promptly following Tenant's receipt of a bill therefor, together with the applicable Administrative Fee. Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice by Landlord, during normal business hours for the purpose of inspecting the Premises.





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
                                   ARTICLE 11
                         INSURANCE AND INDEMNIFICATION

         11.01 Tenant's Insurance Obligation. Tenant covenants and agrees that Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                 (a) COMMERCIAL GENERAL LIABILITY. Commercial general liability insurance (including liquor liability insurance) against any loss, liability or damage on or relating to the Premises, with limits of not less than Two Million Dollars ($2,000,000) in any one occurrence for death or injuries to one or more persons and/or for damage to property.

                 (b) WORKERS' COMPENSATION. Worker's compensation insurance or self insurance as required by the jurisdiction in which the Premises are located.

                 (c) PROPERTY DAMAGE. Insurance covering all improvements located on the Premises and all of Tenant's fixtures, merchandise, and personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement value providing protection against perils commonly included within the classification "All Risk". Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed to the extent necessary to maintain the standard of operation of the Premises and the business operated thereon existing prior to the damage or destruction except as provided in Article 14.

                 (d)      POLICY FORM.

                          (i)     All policies of insurance provided for herein
shall be issued by reputable and financially sound insurance companies reasonably satisfactory to Landlord, and such insurance companies shall be qualified to do business in the jurisdiction where the applicable Premises are situated. All such policies shall be issued in Tenant's name, with Landlord named as an additional insured and/or loss payee as applicable, and, if requested by Landlord, name any superior landlord and any mortgagee or beneficiary of Landlord as an additional insured or loss payee. The policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, any superior landlord and any mortgagee or beneficiary of Landlord. Certificates of insurance shall be delivered to Landlord prior to Landlord's execution of this Lease, and thereafter certificates or other evidence of renewal or replacement coverage shall be delivered to Landlord within five (5) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All certificates of insurance delivered to Landlord must contain a provision giving Landlord, any superior landlord, and any mortgagee or beneficiary of Landlord thirty (30) days' notice in writing in advance of any cancellation or lapse, except only ten (10) days' notice will be provided for cancellation due to premium non-payment, of insurance. All public liability, property damage,





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and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry.

                        (ii) Tenant's obligations to carry the insurance provided for above may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies must have limits of not less than Five Million and 00/100 Dollars ($5,000,000) and that Landlord, any superior landlord and any mortgagee or beneficiary of Landlord shall be named as an additional insured thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies and the requirements set forth herein are otherwise satisfied.

         11.02 Subrogation Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Premises or its contents that are caused by or result from risks insured against under any property insurance policies carried by the parties hereto and in force at the time of any such damage. The foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

         11.03 Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in, on, or about the Premises outside of the ordinary course of Tenant's business which will substantially increase the insurance rates upon the building of which the Premises are a part.

         11.04 Indemnification. (a) Tenant shall at all times indemnify Landlord and any mortgagee or beneficiary of Landlord for, defend (with counsel reasonably satisfactory to Landlord) Landlord against, and save Landlord and any mortgagee or beneficiary of Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk (including without limitation reasonable attorneys' fees) whatsoever that may occur or be claimed by or with respect to any person(s) or property on or relating to any of the Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or disuse of any of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of any of the Premises. Tenant shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord and any mortgage or beneficiary of Landlord for all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) it may incur in connection therewith. Neither Landlord nor any mortgagee or beneficiary of Landlord shall in any event whatsoever be liable for any injury or damage to any of the Premises or to the Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons except as provided in subparagraph (b) below. Tenant shall not make any claim or demand upon or institute any action against Landlord as a result of such injury or damage except as provided in subparagraph (b) below. Tenant covenants and agrees





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during the Lease Term hereof to pay when due or reimburse and indemnify and hold Landlord and any mortgagee or beneficiary of Landlord harmless from and against all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord, any superior landlord or any mortgagee or beneficiary of Landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to any of the Premises or the use thereof or upon the possession, leasing, use, operation or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease (excepting only federal, state, and local net income taxes on the income of Landlord or any superior landlord or any mortgagee or beneficiary of Landlord or any taxes attributable to the recording of any mortgage or deed of trust on Landlord's interest in the Premises).

               (b)        Notwithstanding the waiver of subrogation under
Section 11.02, Landlord shall indemnify, hold harmless and defend (with counsel reasonably satisfactory to Tenant) Tenant from and against any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorneys' fees) whatsoever to the extent arising out of the negligence or willful misconduct of Landlord or its representatives in connection with any entry by Landlord or its representatives on the Premises or in connection with any maintenance, construction, or other activity of Landlord on any adjacent property, except to the extent arising from the negligence or willful misconduct of Tenant, its representatives, or their respective agents, employees, licensees, invitees or guests, or from the condition of any of the Premises.

         11.05 Payment of Insurance. In the event that Tenant shall fail to obtain the insurance policies required hereunder, Landlord shall have the right, but not the obligation, to purchase the same in which case Tenant shall repay the cost thereof to Landlord with Tenant's next Annual Rent installment together with the applicable Administrative Fee.

                                   ARTICLE 12
                                  ALTERATIONS

         12.01 Permitted Improvements. Except as provided in Section 12.03 hereof, and subject to the provisions of this Article 12, at Tenant's own expense and after giving Landlord notice in writing of its intention to do so as required under Article 5, Tenant may from time to time make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article 12 as "Alterations") in and to the Premises as it may find necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of the Premises.

         12.02 Liens. Tenant shall pay the costs of any Alterations done on the Premises pursuant to Section 12.01, and shall keep the Premises free and clear of liens of any kind as required under Article 5. Tenant shall indemnify and defend Landlord from and against any liability, loss, damage, costs, attorneys' fees, and any other expense incurred as a result of





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claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

         12.03 Structural Alterations. Tenant shall not make any Alterations to any of the foundations, perimeter or load bearing walls, or roof structure involving expenditures in excess of the amounts specified in Article 5, other than minor repairs made in the ordinary course of Tenant's business which do not decrease the value of any of the Premises, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

         12.04 Removal of Alterations. All Alterations made on the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Premises; provided, however, that if Tenant is not in default at the time of such expiration or termination, (i) Tenant shall have the right to remove any Alterations made in accordance with this Article 12 provided the removal thereof does not decrease the value of any of the Premises as reasonably determined by Landlord and provided Tenant repairs any damage to any of the Premises caused by such removal, and (ii) Tenant's equipment, machinery, and trade fixtures shall remain the property of Tenant and may be removed by Tenant, provided Tenant shall repair any damage caused by its removal of any such equipment, machinery, and trade fixtures.

               Landlord agrees from time to time during the term, upon written request from Tenant, to execute and deliver any instrument, release, or other document that may be reasonably required by any equipment supplier or vendor and in form and substance reasonably satisfactory to Landlord whereby Landlord waives and/or releases any rights it may have or acquire with respect to any equipment or trade fixtures which may be affixed to any of the Premises and which is subject to a security interest or equipment lease in favor of such supplier or vendor and agrees that the same do not constitute realty regardless of the manner same are attached.

         12.05 Alterations Required by Law. Any Alteration, structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any applicable Laws, shall be made by and at the sole cost and expense of Tenant, subject to the provisions of Section 7.02(d).

         12.06 General Conditions Relating to Alterations. Any Alteration, structural or otherwise, to or on the Premises, shall be subject to the following conditions:

               (a) No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

               (b) Any structural Alteration involving an estimated cost of more than One Hundred Thousand and 00/100 Dollars ($100,000) (which amount shall be subject to periodic increase in the same manner as Annual Rent under
Section 6.02) shall, at Landlord's reasonable





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request, be conducted under the supervision of a licensed architect or engineer selected by Tenant and satisfactory to Landlord and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing in advance by Landlord.

                 (c) Any Alteration shall be made promptly and in a good workmanlike manner and in compliance with all applicable Laws.

                 (d) No Alteration shall tie-in or connect the Premises or any improvements thereon with any property outside the Premises without the prior written consent of Landlord.

                 (e) No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.

                                   ARTICLE 13
                                     SIGNS

         In addition to those signs already existing at the Premises, Tenant shall have the right to erect or affix signs on the Premises of such sizes, colors, and designs as required by Tenant. All signs on the Premises shall fully comply with all applicable Laws.

                                   ARTICLE 14
                   DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

         14.01 Obligation to Rebuild. If any portion of the Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord. Tenant shall, at its sole cost and expense, diligently repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and diligently complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for permitted Alterations and such changes in design or materials as may then be required by applicable Laws. Landlord, in such event, shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements on such terms as Landlord may reasonably require. To the extent that available proceeds of insurance are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the Lease Term of this Lease, Tenant shall pay the amount by which such costs exceed the available insurance proceeds. Any surplus of insurance proceeds over the cost of restoration, net of all reasonable out-of-pocket expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to Tenant.

                 Notwithstanding the foregoing, if any such damage or destruction occurs during the last two (2) years of the initial term hereof or during any Extension Period, Tenant may elect to terminate this Lease upon written notice to Landlord within sixty (60) days after the occurrence of such damage or destruction provided Tenant pays to Landlord all rent and other amounts accruing under this Lease through the date of termination, and except as to obligations hereunder which expressly survive any termination of this Lease. In the event of any such termination of this Lease, Landlord shall be entitled to retain all proceeds of insurance relating to such damage and destruction, and Tenant shall promptly pay to Landlord any such insurance proceeds received by Tenant and hereby assigns to Landlord all rights of Tenant to receive such insurance proceeds.

         14.02 No Abatement of Rent. Notwithstanding the partial or total destruction of any of the Premises, there shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

                                   ARTICLE 15
                                 EMINENT DOMAIN

         15.01 Total Taking. If the Premises are taken in their entirety under the power of eminent domain, this Lease shall terminate as of the date of such taking, and upon Tenant's payment to Landlord of all rents and other amounts accruing hereunder through such date, Landlord and Tenant shall each thereafter be released from accruing any further liability under this Lease subject to the rights of Landlord and Tenant to receive condemnation awards to which each is entitled as provided in Section 15.03, and except as to obligations under this Lease which survive the termination hereof.

         15.02 Partial Taking. In the event that (a) more than twenty-five percent (25 %) of the floor area of the Premises is taken under the power of eminent domain; or (b) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property; or (c) as a result of any taking, regardless of the amount so taken, the remainder of the Premises is rendered unsuitable for the continued operation of Tenant's business as determined by Tenant in good faith and based on commercially reasonable standards and criteria, Tenant shall have the right to terminate this Lease, upon giving notice in writing of such election within sixty (60) days after receipt by Tenant from Landlord of written notice that said Premises have been so appropriated or taken (with the understanding that such period of time may be extended as reasonably necessary for Tenant to assess the effect of such partial taking on Tenant's continued operation of its business at the Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld) provided Tenant shall continue to pay Annual Rent and other amounts accruing hereunder through the date of termination. In the event of such termination, upon Tenant's payment to Landlord of all rents and other amounts accruing hereunder through such date, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder, except as to obligations hereunder which survive the termination hereof. Each Party agrees immediately after learning of any actual or contemplated appropriation or taking to give to the other party notice in writing thereof. If this Lease is not terminated, Tenant shall remain in that portion of the Premises not so taken and Tenant, at Tenant's sole cost and expense, shall restore the remaining portion of the Premises as soon as possible to a complete unit of the quality and character as existed prior to such taking. Landlord agrees to reimburse Tenant for the cost of restoration, but in no event shall Landlord's obligation to reimburse Tenant for the cost of restoring the remaining portion of the Premises exceed the amount of award of compensation that Landlord receives for a partial taking of that portion of the Premises resulting in the need for restoration. So long as this Lease is not terminated in the manner provided above, there shall be an equitable adjustment of the rent payable by Tenant hereunder for the Premises by reason of any partial taking. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of any of the Premises under the power of eminent domain.

         15.03 Award. In the event of any taking, the entire award or compensation in any eminent domain proceeding affecting the Premises, whether for a total or partial taking, shall be distributed to Landlord, provided, however, that Tenant will be entitled to receive, and Landlord will have no right to pursue for itself, any award for claims based on (a) the value of Tenant's Alterations to the Premises which Tenant has the right to remove pursuant to the provisions of this Lease but elects not to remove, (b) loss of or damage to Tenant's personal property, (c) loss to Tenant because of interruption of business, (d) Tenant's loss of goodwill, and (e) Tenant's cost of removal and relocation and any rent differential payable by Tenant for replacement premises as a result of any relocation necessitated by the taking. Landlord and Tenant may separately pursue their claims against the condemning authority, provided, however, that notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to pursue a claim based upon the residual value of the real property comprising the Premises after expiration of the Lease Term or pursue claims or retain any award to which Landlord is entitled so as inequitably to diminish Landlord's award. Landlord and Tenant shall cooperate to maximize the award payable by the condemning authority. Tenant hereby assigns to Landlord all rights of Tenant to receive any award of compensation as a result of any taking except the awards to which Tenant is entitled under this Section 15.03.

         15.04 Transfer Under Threat of Taking. For the purposes of this Article only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

                                  ARTICLE 16.
                           ASSIGNMENT AND SUBLETTING

         16.01 Landlord's Consent Required. For purposes of this Article 16, the terms "assign" and "assignment" shall include and mean any act attempting to, or document purporting to, assign, transfer, sublet, change ownership of Tenant's interest in and to any of the Premises or any part thereof, or enter into license or concession agreements for a material portion of any of the Premises or any part thereof. Tenant shall not assign this Lease or Tenant's interest in and to the Premises without obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease. Notwithstanding the foregoing, Tenant may at any time encumber its leasehold interest by deed of trust, mortgage, assignment, or other security agreement, without the consent of Landlord, but no such encumbrance will constitute a lien on Landlord's estate.

         16.02 Assumption of Obligations. Any assignment to which Landlord has consented shall be evidenced by an instrument in writing and any assignee or transferee shall agree for the benefit of Landlord to be bound by, assume, and perform all of the terms, covenants, and conditions of this Lease. Consent by Landlord to any assignment shall not constitute consent to any subsequent assignment.

         16.03 Assignment to Affiliate. Notwithstanding anything to the contrary contained in this Article 16, Tenant shall have the right to assign this Lease, or sublet the Premises or any portion thereof, without the consent of, but with notice to, Landlord, to any corporation (a) with which Tenant may merge or consolidate, (b) which is a parent or subsidiary of Tenant at any tier, (c) which is the successor corporation to Tenant in the event of a corporate reorganization, or (d) which acquires all or substantially all of the voting stock of Tenant or all or substantially all of the assets of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease. In addition, nothing contained herein shall prohibit the public offering of or subsequent sale of shares of stock in Tenant in the public markets.

         16.04 No Release of Tenant. Regardless of Landlord's consent, no assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Tenant or any successor to Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease, provided that Tenant shall not be liable to the extent of amendments or modifications made to this Lease with assignees not affiliated with Tenant without Tenant's consent, which consent shall not be unreasonably withheld, which materially increase Tenant's monetary obligations under this Lease (such as an increase in the Annual Rent payable hereunder or extension of the Lease Term beyond the original term hereof and any renewal options hereunder).

                                   ARTICLE 17
                               DEFAULT; REMEDIES

         17.01 Default. The occurrence of any one or more of the following events shall constitute a material default under this Lease by Tenant:

              (a)   The vacating or abandonment of the Premises by Tenant.

                        (b) The failure by Tenant to make any payment when due of Annual Rent, Impositions or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of ten (10) days after written notice from Landlord.

                        (c) Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently and in good faith prosecutes such cure to completion.

                        (d) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. In the event that any provision of this
Section 17.01(d) is contrary to any applicable law, such provision shall be of no force or effect.

                        (e) The breach of any representation or warranty by Tenant hereunder in any material respect.

                        (f) The default, breach or insolvency of any guarantor of this Lease beyond any applicable notice and/or grace period under its guarantee.

         17.02 Remedies. In the event of any such material default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                        (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including reasonable and necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such unpaid rent for the same period that Tenant proves could be reasonably avoided.

                        (b) Maintain Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder.

                        (c) Pursue any other remedy now or hereafter available to Landlord under the Laws of the jurisdiction where the Premises are located.

                        (d) To the extent permitted by Law, the rights and remedies under this Lease provided shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise.

                        (e) In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk (including, without limitation, reasonable attorneys' fees) whatsoever, directly or indirectly, arising out of, resulting from or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation or warranty given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete and accurate.

         17.03 Administrative Fee. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder may cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such administrative costs may include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any superior lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after written notice from Landlord, then, without any requirement for further notice to Tenant, Tenant shall pay to Landlord an administrative fee equal to the Bank of America, NT & SA, reference rate plus four percent (4%) per annum (but in no event higher than the maximum rate permitted by Law) multiplied by such overdue amount from the date such overdue amount was due until paid (the "Administrative Fee"). The parties hereby agree that such Administrative Fee represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such Administrative Fee by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         17.04 Default by Landlord. Landlord will commit a default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within 30 days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord will not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.04 will specify the alleged breach and the applicable Lease provisions. Tenant may, after expiration of the cure period unless there is an emergency, correct or remedy any failure of Landlord not timely cured and deduct the reasonable cost paid by Tenant from future rent as it becomes due.

         17.05 Mitigation. Landlord and Tenant will each exercise best efforts to mitigate the damages caused by the other party's breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of the nonbreaching party's right to recover damages.

         17.06 Lender's Right to Cure. The respective lenders of each party will have the right, in the party's behalf, to cure the party's alleged breach within the same time period allocated under this Lease, Landlord shall upon written request from Tenant provide copies of any notices of default given to Tenant hereunder to lenders of Tenant as specified in such written request, provided, however, that Landlord shall not be deemed to be in default hereunder if Landlord fails to provide any such notices to any of Tenant's lenders nor shall any such failure relieve Tenant from any liability hereunder or affect any of Landlord's rights or remedies hereunder.

                                   ARTICLE 18
                                 SUBORDINATION

         At Landlord's option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon any of the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof, provided that Landlord and any mortgagee or beneficiary of Landlord shall execute the Subordination Agreement (as defined below) with Tenant. In furtherance thereof, Tenant hereby agrees, upon request by Landlord, to execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit B (a "Subordination Agreement") with respect to any such superior lease, mortgage, deed of trust, hypothecation, or security.

                                   ARTICLE 19
                                QUIET ENJOYMENT

         Subject to the terms and conditions of this Lease and conditional upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord agrees to secure to Tenant during the Lease Term and any and all extensions thereof, the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto and under this Lease.

                                   ARTICLE 20
                         REPRESENTATIONS AND WARRANTIES

         To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord and any mortgagee or beneficiary of Landlord as follows:

                 (a) It is a corporation duly organized and validly existing, in good standing under the laws of California, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in the jurisdiction in which any of the Premises are located with full power and authority to consummate the transactions contemplated hereby.

                 (b) The execution and delivery of this Lease has been duly authorized by all action as may be required under the terms and provisions of its governing instruments and the laws of the jurisdiction where any of the Premises are located; this Lease will not violate or result in any breach of, or constitute a default under, or result in the creation of any lien, encumbrance, attachment, charge or other right or claim of any other party upon any assets of Tenant or upon Tenant's beneficiary interest under the terms of this Lease pursuant to any instrument or applicable Laws to which Tenant is a party or by which it may be bound or create in favor of or grant to any third party any interest whatsoever in Tenant's interest under the terms of this Lease; this Lease is valid and enforceable in accordance with its terms, and the execution and delivery of this Lease, and the consummation of the transactions contemplated hereby, do not require the approval or consent of any governmental authority having jurisdiction over Tenant or its property, or if such approval or consent is required, it has been obtained.

                 (c) Tenant's financial statements and, if applicable, the guarantors' financial statements heretofore delivered to Landlord are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

                 (d) There are no actions, suits or proceedings pending, or to the best of Tenant's knowledge, threatened, against or affecting it or any of the Premises or any guarantor of this Lease, or involving the validity or enforceability of this Lease, at law or in equity, or before or by any governmental authority except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not materially impair the ability of Tenant or any guarantor of this Lease to satisfy their obligations under this Lease or any guarantee of this Lease.

                 (e) Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

                                   ARTICLE 21
                             SURRENDER OF PREMISES

         Except for changes resulting from eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises in good and clean condition, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall at such time remove all of Tenant's property, as well as any alterations or improvements other than permitted Alterations made in accordance with Article 12, if requested to do so by Landlord, and shall repair any damage to any of the Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises are not so surrendered, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering such Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

                                   ARTICLE 22
                            BANKRUPTCY OR INSOLVENCY

         22.01 Bankruptcy or Insolvency. Subject to applicable law, Landlord and Tenant acknowledge and agree that the provisions of this Section 22.01 shall control notwithstanding anything to the contrary contained in this Lease:

               (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1 et seq ("Bankruptcy Code"), and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 22.01 are satisfied. If Tenant or Tenant's trustee shall fail to assume this Lease within sixty (60) days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of each of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages shall survive, whether or not this Lease shall be terminated.

               (b) In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon Landlord shall be entitled to possession of each of the Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages, shall survive, whether or not this Lease shall be terminated.

               (c)        No election by Tenant's trustee or the
debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                        (i) Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within thirty (30) days after the date of such assumption.

                        (ii) Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within ten (10) days from the date of such assumption, that it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

                        (iii)     Tenant's trustee or the debtor-in-possession
         (A) has provided Landlord with "Assurance", as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee, or the debtor-in-possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Annual Rent and for the performance of all other obligations of Tenant under this Lease, an amount equal to three (3) monthly installments of Annual Rent (at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Annual Rent is due and payable, one-twelfth of Tenant's annual obligations for Impositions to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section 22.01 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

                        (iv) Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

               (d) For purposes of Section 22.01(c)(iii) hereof, Landlord and Tenant shall acknowledge that "Assurance" shall mean no less than:

                        (i) Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; and

                        (ii) To secure to Landlord the obligations of Tenant, Tenant's trustee or the debtor-in-possession and to assure the ability of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

               (e) In the event that this Lease is assumed in accordance with Section 22.01 (b) hereof and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

               (f) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 22.01 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this
Section 22.01(f) "adequate assurance of future performance" shall mean at least that clauses (B) and (C) of Section 22.01(c)(iii) hereof and each of the following conditions, has been satisfied:

                        (i) The proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any guarantors of this Lease, on the date of execution hereof.

                        (ii) Such assignment will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound, relating to the Premises.

                        (iii) The proposed assignment will not release or impair any guarantee under this Lease.

               (g) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Annual Rent and all additional rent payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Annual Rent and additional rent.

               (h) Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state, district or municipality having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                                   ARTICLE 23
                              HAZARDOUS MATERIALS

         23.01 Representations and Warranties. Notwithstanding anything to the contrary which may be contained in this Lease, Tenant represents, warrants and covenants to Landlord and any mortgagee or beneficiary of Landlord as follows:

                 (a) To the best of Tenant's Knowledge (as defined below), except as set forth in the environmental and engineering reports for the Premises previously delivered by Tenant or its affiliates to Landlord and any environmental and engineering reports for the Premises prepared by Landlord in connection herewith (collectively, the "Reports"), there are no and have been no violations of the Relevant Environmental Laws (as hereinafter defined) respecting the Premises and no consent orders have been entered with respect thereto, except where noncompliance could not reasonably be expected to have a materially adverse effect on the value or the use or operation of the Premises for its intended purpose or the ability of Tenant to perform its obligations under this Lease (a "Material Adverse Effect").

                 (b) To the best of Tenant's Knowledge, there are no and have been no Hazardous Wastes (as hereinafter defined) or Asbestos (as hereinafter defined) either at, upon, under or within, or discharged or emitted at or from, the Premises, including, but not limited to, the air, soil, surface, and ground water; no Hazardous Wastes or Asbestos have flowed, blown or otherwise become present at the Premises from neighboring land; and no Hazardous Wastes or Asbestos have been removed from the Premises other than those Hazardous Wastes which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications.

                 (c) The Premises will not be used for the purpose of storing Hazardous Wastes, and no such storage or use will otherwise be allowed on any of the Premises which will cause or increase the likelihood of causing the release of Hazardous Wastes onto any of the Premises other than those Hazardous Wastes which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications. Neither Tenant, nor to the best of Tenant's Knowledge any third party, has installed, used or removed any storage tanks on, from or in connection with the Premises except in full compliance with all Relevant Environmental Laws, and to the best of Tenant's Knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Premises. To the best of Tenant's Knowledge, except as set forth in the Reports, the Property does not consist of any building materials that contain Hazardous Wastes or Asbestos.

                 (d) Tenant is not aware of any claims or litigation, and has not received any communication from any person (including any governmental authority), concerning the presence or possible presence of Hazardous Wastes or Asbestos at or adjacent to any of the Premises or concerning any violation or alleged violation of the Relevant Environmental Laws respecting any of the Premises. Tenant shall promptly notify Landlord of any such claims and shall furnish Landlord with a copy of any such communications received by Tenant.

                 (e) Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects the presence of Hazardous Wastes or Asbestos (other than those Hazardous Wastes or Asbestos which are used and/or incidental to the ordinary course of Tenant's business provided that the same are used, stored, handled and disposed of in accordance with all Relevant Environmental Laws and all other applicable Laws, industry standards and manufacturers specifications) or a violation of the Relevant Environmental Laws, at or adjacent to any of the Premises.

                 (f) Tenant shall ensure that the Premises complies and continues to comply in all respects with the Relevant Environmental Laws.

                 (g) If the Premises are used or maintained so as to subject Tenant, Landlord or any mortgagee or beneficiary of Landlord or the user of any of the Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause a cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its own cost and expense.

                 (h) Upon Landlord's reasonable belief that there is a material breach of one of the environmental representations or warranties set forth above, Tenant shall permit Landlord, at its option, at any time upon five
(5) days' prior written notice to Tenant, to cause or conduct a complete environmental audit to be performed. The audit shall be at Tenant's sole cost and expense.

         23.02     Definitions.

                   (a) The "Relevant Environmental Laws," as referred to herein, shall mean all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (A) the installation, existence, or removal of, or exposure to, Asbestos on any of the Premises; (B) the existence on, discharge from, or removal from any of the Premises of Hazardous Wastes; or (C) the effects on the environment of any of the Premises or of any activity now, previously, or hereafter conducted on any of the Premises. The Relevant Environmental Laws shall include, but not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et M.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the National Environmental Policy Act, 42 U.S.C.
Section 432 1; the Safe Drinking Water Act, 42 U.S.C. Sections 30OF et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et M.; and the regulations promulgated in connection therewith; (2) Environmental Protection Agency regulations pertaining to Asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to Asbestos (including 29 C.F.R. Sections 1910. 1001 and 1926.58); as each may now or hereafter be amended; and
(3) any state and local laws and regulations pertaining to Hazardous Wastes and/or Asbestos;

                   (b) "Asbestos," as referred to herein, shall have the meanings provided under the Relevant Environmental Laws, and shall include, but not be limited to, asbestos fibers and friable asbestos, as such terms are defined under the, Relevant Environmental Laws; and

                   (c) "Hazardous Wastes," as referred to herein, shall mean any of the following as defined by the Relevant Environmental Laws: solid wastes; petroleum and petroleum derivatives; natural or synthetic gas; radon gas; toxic or hazardous substances, wastes, pollutants or contaminants (including, but not limited to, polychlorinated biphenyls ("PCB's", paint containing lead, and urea formaldehyde); and discharges of sewage or effluent.

                   (d) "Knowledge" shall mean the actual knowledge of any executive officer after due inquiry of property management.

         23.03 Tenant's Obligation. At its sole cost and expense, Tenant shall:

                   (a) Pay immediately when due the cost of compliance with the Relevant Environmental Laws.

                   (b) Keep the Premises free of any lien imposed pursuant to the Relevant Environmental Laws.

         23.04 Landlord Options. In the event that Tenant fails to comply with the requirements of this Article 23, after notice to Tenant and the earlier of the expiration of any applicable cure period hereunder, or the expiration of the cure period permitted under the Relevant Environmental Laws, if any, or such earlier time if Landlord determines that life, person or property is in jeopardy, Landlord may, but shall not be obligated to, exercise its right to do one or more of the following: (a) declare that such failure constitutes a default; and/or (b) take any and all actions, at Tenant's expense, that Landlord reasonably deems necessary or desirable to cure said failure of compliance. Any costs incurred pursuant to this Section 23.04 shall become immediately due and payable by Tenant together with the applicable Administrative Fee, and shall be paid or reimbursed to Landlord promptly upon written notice from Landlord,

         23.05 Indemnity. Landlord shall not be liable for and Tenant shall immediately pay to Landlord when incurred and shall indemnify, defend and hold Landlord and any mortgagee or beneficiary of Landlord harmless from and against, all loss, cost, liability, damage and expense (including, but not limited to, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Landlord or any mortgagee or beneficiary of Landlord may suffer or incur as a result of or in connection in any way with any Asbestos or Hazardous Wastes now or hereafter present, discharged, released, generated, disposed, transported or emitted to, from, in on or under any of the Premises or in connection with any violation of any of the Relevant Environmental Laws, or any environmental assessment or study from time to time undertaken or requested by Tenant or Landlord, or any breach of any representation, covenant or undertaking by Tenant herein.

         23.06 Survival. The provisions of this Article 23 shall survive the expiration or termination of the Lease Term.

                                   ARTICLE 24
                               GENERAL PROVISIONS

         24.01 Estoppel Certificates. Each party ("Responding Party") shall at any time upon not less than fifteen (15) business days' prior written notice from the other party ("Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement reasonably satisfactory to Landlord certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Annual Rent and other charges are paid in advance, if any; and (ii) that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, mortgagee or encumbrancer of the Premises or of the business of the Requesting Party.

         24.02 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         24.03 Entire Agreement. It is understood that there are no oral or other written agreements or representations between the parties hereto concerning the subject matter of this Lease, and that this Lease and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by Landlord or Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and the Exhibits hereto, and all amendments hereto, constitute and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein and in the Exhibits hereto.

         24.04 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return-receipt requested or by nationally recognized overnight courier service and, if given by mail or courier service, shall be deemed sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses noted in Article 1 hereof. Delivery by courier will be deemed given on the date indicated in the courier's records; delivery by certified mail will be deemed given on the date indicated on the return receipt. Either party may by notice to the other specify a different street address for notice purposes. A copy of all notices required or permitted to be given hereunder shall be concurrently transmitted to such party or parties at such addresses as may from time to time hereafter be designated by notice.

         24.05 Waivers. No waiver by a party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same of any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         24.06 Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a "short form" memorandum of this Lease for recording purposes. Such memorandum shall be in a form reasonably acceptable to Landlord and sufficient for Tenant to obtain a leasehold policy of title insurance based thereon. In the event of any termination of this Lease, Tenant agrees to execute and deliver to Landlord a termination agreement satisfactory to Landlord, which termination agreement shall be similarly recorded.

         24.07 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights to any additional notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect. The monthly rental during such hold-over period shall be equal to one hundred ten percent (110%) of the monthly installment of Annual Rent payable immediately prior to expiration or termination of the Lease Term. In addition, Tenant shall continue to be obligated to pay all Impositions and other amounts required to be paid by the terms of this Lease.

         24.08 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         24.09 Choice of Law. The laws of the jurisdiction in which the Premises are located shall govern the validity, performance, and enforcement of this Lease.

         24.10 Attorneys' Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys' fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding.

         24.11 Force Majeure. Except for payment obligations imposed pursuant to this Lease, if there is any prevention, delay, or stoppage of an act required of a party pursuant to this Lease because of strikes, lockouts, other labor disputes, material shortages, embargoes, civil unrest, governmental regulations, governmental controls, enemy or hostile governmental action, judicial order, public emergency, fire, earthquake, other Acts of God, and other causes beyond the reasonable control of the party obligated to perform, performance of the act will be excused for the period of the delay.

         24.12 Uneconomic Conditions. Landlord acknowledges that during the course of a longterm lease such as this Lease, it is possible that any particular location could become an underperforming asset due to a number of causes, including, the discovery of an unexpected adverse site or environmental condition or occurrence, the entry of a detrimental governmental law or determination, or the occurrence of some other matter beyond the reasonable control of Tenant, such that the Tenant's continued operation at the location in compliance with this Lease would be uneconomic in a material adverse manner as determined by Landlord and Tenant in good faith based on commercially reasonable standards and criteria. In such event, Landlord shall negotiate in good faith with Tenant to attempt to develop a mutually acceptable resolution of such a situation, which may include, without limitation, a sale of the affected Premises, the purchase of the affected Premises by Tenant or the substitution of another property acceptable to Landlord in its sole discretion for such Premises, in each case without cost or expense to Landlord, and subject to the written consent of any mortgagee or beneficiary of Landlord and to the payment by Tenant of any mortgage loans on the affected Premises (or the portion of such loans allocable to the affected Premises as determined by Landlord). If, notwithstanding the foregoing, Landlord incurs any costs or expenses in connection with such resolution, Tenant shall reimburse Landlord for all such costs and expenses, including without limitation reasonable attorneys' fees and expenses.

         24.13 Consent. Whenever the consent or approval of either party is required pursuant to this Lease, such consent or approval will not be unreasonably withheld or delayed except as otherwise expressly provided herein.

         24.14   Liability of Landlord.

                 (a) In the event of any sale or other transfer of Landlord's interest in any of the Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder with respect to such Premises to the extent accruing after the date of such transfer.

                 (b) Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability of Landlord or any of its shareholders, members, officers or directors in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's and/or such persons' remedies and claims for damages.

         24.15 No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all persons, corporations, firms, and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

         24.16 Reports. Tenant agrees to furnish to Landlord, with reasonable promptness upon Landlord's request: financial statements, reports and documents which Tenant and each guarantor of this Lease sends to or makes available to its public shareholders, noteholders or bondholders.

         24.17 Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, all Impositions, Real Property Taxes and insurance premiums payable hereunder, shall be deemed to be "rent".

         24.18 Interpretation. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord" and "Tenant" and "person" shall include corporations, partnerships, associations, other legal entities, and individuals.

         24.19 Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         24.20 Successors. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

         24.21 Modifications. This Lease may not be altered, amended, changed, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound. No waiver of any provision of this Lease of any right of Landlord hereunder shall be effective unless in writing signed by or on behalf of the person to be bound.

         24.22 Brokerage Fees. Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section 24.22.

         24.23 Not Binding Until Executed. This Lease does not constitute an "offer" and is not binding until fully executed and delivered by Landlord.

                                        LANDLORD:

                                        _______________________, a ____________

                                        By ____________________________________

                                        Its ___________________________________

                                        Date: _________________________________

                                        TENANT:

                                        ARG ENTERPRISES, INC., A CALIFORNIA
                                        CORPORATION

                                        By ____________________________________

                                        Its ___________________________________

                                        Date: _________________________________

STATE OF _________________________)
                                  )     ss.:
COUNTY OF ________________________)

         The foregoing instrument was acknowledged before me this _____________ day of _____________, 199__, by _______________, as ________________________ of
_____________________________, a __________________, on behalf of ___________ .


                                        _______________________________________
                                        Notary Public
                                        Los Angeles County, California
                                        My Commission Expires: ________________
                                        [Notary Public's Seal]

STATE OF CALIFORNIA               )
                                  )     ss.
COUNTY OF _____________________   )

         The foregoing instrument was acknowledged before me this ________ day of ______________, 199___, by ________, as __________ of ARG Enterprises, Inc.,
a California corporation, on behalf of ARG Enterprises, Inc.

                                        _______________________________________
                                        Notary Public
                                        ________________ County, ______________
                                        My Commission Expires: ________________
                                        [Notary Public's Seal]

                                   EXHIBIT A
                                       TO
                                     LEASE
                     [Insert legal description of Premises]

                                   EXHIBIT B
                                      TO
                                    LEASE

Recording Requested By
and When Recorded Mail To:

American Restaurant Group, Inc.
Attn: Law Department
4410 El Camino Real, Suite 201
Los Altos, California 94022

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

       THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into as of the ______ day of ________________ 199___, by and among (i) ARG Enterprises, Inc., a California corporation ("Tenant"); (ii) ________________________________________ ("Landlord"); and
(iii) [LENDER], [ENTITY] ("Lender").

                                  WITNESSETH:

         WHEREAS, Lender is the holder of that certain mortgage/deed of trust, dated _____________________, 1996 ("Mortgage/Deed of Trust") encumbering those certain parcels of real property and the improvements thereon, relating to _______________ (______) restaurant assets commonly known as either Stuart Anderson's Black Angus or Stuart Anderson's Cattle Company restaurant(s) located at and more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference (individually and collectively, "Property");

       WHEREAS, Lender and Landlord are parties to the Mortgage/Deed of Trust, pursuant to which Landlord financed the Property with Lender; and

       WHEREAS, Landlord and Tenant are parties to that certain Lease, dated _______________, 1996 (the "Lease"), pursuant to which Tenant leased the Property from Landlord.

       NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subordination. Subject to the terms of this Agreement, the Lease, and the rights of Tenant in, to and under the Lease and the Property, are hereby made subject, junior, and subordinate in all respects to the Mortgage/Deed of Trust and to all renewals, modifications, consolidations, replacements, and extensions thereof and to the respective rights of Lender thereunder as if all such instruments had been executed, delivered and recorded prior to the execution of the Lease. This clause shall be self-operative, and no further instrument shall be required. However, Tenant covenants and agrees that if requested by Lender it will execute, acknowledge and deliver any instrument or document reasonably requested to confirm the foregoing subordination of the Lease within twenty
(20) days after receipt of written request therefor.

         2. Non-Disturbance. So long as Tenant is not in default beyond any applicable grace or cure period in the payment of rent or any other sums payable under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, then:
(a) Tenant's possession of the Property shall not be diminished or interfered with by Lender or any third-party purchaser; (b) the Lease shall not be terminated or affected by the foreclosure of the Mortgage/Deed of Trust or the Lender's exercise of any remedy provided for in the Mortgage/Deed of Trust; and
(c) in the event that Lender forecloses upon the Property, Lender shall elect to preserve the Lease as a lease between Lender and Tenant in accordance with the terms of this Agreement.

         3. Attornment. In the event that the Lender forecloses upon the Property, then:

                 (a) Tenant shall be bound to Lender, and Lender shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the original landlord under the Lease, except that Paragraph 3(b) below and the other provisions of this Agreement shall modify the Lease, and Tenant does hereby attornment to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments; provided, however, that within twenty (20) days after receipt of written request therefor from Lender, Tenant will execute and deliver to Lender any instrument or other documents reasonably requested by Lender to confirm Tenant's attornment to Lender.

                 (b)      It is agreed that in no event shall Lender:

                          (1) be liable for any act or omission of any prior landlord (including Landlord);

                          (2) be obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the date that Lender succeeded to the interest of such prior landlord under the Lease; provided that from and after the date Lender becomes owner of the Property, Lender shall be obligated to cure any continuing default of the landlord under the Lease to the extent such default is capable of being cured by Lender;

                          (3) be subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord) with respect to events occurring prior to the date Lender succeeded to Landlord's interest;

                          (4) be bound by any Annual Rent or other amounts paid by Tenant to any prior landlord (including Landlord) more than one (1) month in advance of the date that Lender succeeded to the interest of such prior landlord under the Lease; or

                          (5) be bound by any amendment or modification of the Lease or any supplemental agreement made without the written consent of Lender, such consent not to be unreasonably withheld.

         4. Payment of Rent to Lender. Tenant agrees to pay the Annual Rent and any other payments due under the Lease to Lender upon receipt of written notice from Lender that it has succeeded to the interest of Landlord under the Lease, and Landlord agrees that Tenant is entitled to rely conclusively upon such notice without any duty of inquiry.

         5. Limitation on Liability of Lender. There shall be no personal liability on the part of Lender or any officer, director, employee, shareholder or partner of Lender for the performance of the Lease or any covenant or agreement contained therein or in this Agreement. Tenant shall look solely to Lender's estate and interest in the Property for the satisfaction of every remedy of Tenant for any breach by Lender under the Lease or this Agreement or otherwise arising out of or in connection with the Lease, and Tenant will not collect or attempt to collect any such claim out of any other assets of Lender.

         6. Performance by Lender: Conflict. Nothing in this Agreement shall be or be deemed to be an agreement by Lender to perform any obligation of Landlord under the Lease unless and until the Lender acquires the Property, and then only if required to do so by the terms of the Lease, as modified and limited by this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall control.

         7. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and, if given by mail or by courier service, shall be deemed sufficiently given if addressed to the parties at the addresses set forth below. Delivery by courier will be deemed given on the date indicated in the courier's records; delivery by certified mail will be deemed given on the date indicated on the return receipt. Any party may by notice specify a different street address for notice purposes.

         Addresses for Notices:

         To Lender:               [LENDER]

                                  -------------------
                                  -------------------
                                  -------------------

         To Landlord:
                                  -------------------
                                  -------------------
                                  -------------------
                                  -------------------
                                  -------------------

         To Tenant:               ARG Enterprises, Inc.
                                  6th Floor
                                  450 Newport Center Drive
                                  Newport Beach, CA 92660
                                  Attn:  Director of Real Estate

         With a copy to:          American Restaurant Group, Inc.
                                  Suite 201
                                  4410 El Camino Real
                                  Los Altos, CA 94022
                                  Attn:  Law Department

         8. Successors and Assigns. This Agreement and each and every covenant and provision contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         9. Modifications, Counterparts. This Agreement shall not be modified or amended in whole or in part except by a writing executed by all of the parties hereto or their respective representatives, successors or assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         10. Governing Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

[SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth below.

                                        TENANT:

                                        ARG ENTERPRISES, INC.

                                        By: __________________________________

                                        Its: _________________________________

                                        Dated: _______________________________


                                        LANDLORD:

                                        ______________________________________

                                        By: __________________________________

                                        Its: _________________________________

                                        Dated: _______________________________

                                        LENDER:

                                        [LENDER]

                                        By: __________________________________

                                        Its: _________________________________

                                        Dated: _______________________________

                  CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of __________

County of _________

On this ______ day of _________________, 199 __, before me,

____________________________________________________________________________,
                                                       Name, Title of Officer

personally appeared ________________________________________________________,
                                                         Name(s) of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                            WITNESS my hand and official seal.


                                            __________________________________
                                                           SIGNATURE OF NOTARY

  ***************************** OPTIONAL SECTION *****************************

                           CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

[ ]  INDIVIDUAL

[ ]  CORPORATE OFFICERS(S)

[ ]  PARTNER(S)    [ ]  LIMITED

                   [ ]  GENERAL

[ ]  ATTORNEY-IN-FACT

[ ]  TRUSTEE(S)

[ ]  GUARDIAN/CONSERVATOR

[ ]  OTHER: _____________________

     ____________________________

     ____________________________

     ____________________________


SIGNER IS REPRESENTING:

NAME OF PERSON(S) OR ENTITY(IES)

_________________________________

_________________________________

_________________________________

_________________________________


  ***************************** OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:

TITLE OR TYPE OF DOCUMENT ______________________________________________

NUMBER OF PAGES ______________ DATE OF DOCUMENT ________________________

SIGNER(S) OTHER THAN NAMED ABOVE _______________________________________

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

                  CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of __________

County of _________

On this ______ day of _________________, 199 __, before me,

____________________________________________________________________________,
                                                       Name, Title of Officer

personally appeared ________________________________________________________,
                                                         Name(s) of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                            WITNESS my hand and official seal.


                                            __________________________________
                                                           SIGNATURE OF NOTARY

  ***************************** OPTIONAL SECTION *****************************

                           CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

[ ]  INDIVIDUAL

[ ]  CORPORATE OFFICERS(S)

[ ]  PARTNER(S)    [ ]  LIMITED

                   [ ]  GENERAL

[ ]  ATTORNEY-IN-FACT

[ ]  TRUSTEE(S)

[ ]  GUARDIAN/CONSERVATOR

[ ]  OTHER: _____________________

     ____________________________

     ____________________________

     ____________________________


SIGNER IS REPRESENTING:

NAME OF PERSON(S) OR ENTITY(IES)

_________________________________

_________________________________

_________________________________

_________________________________


  ***************************** OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:

TITLE OR TYPE OF DOCUMENT ______________________________________________

NUMBER OF PAGES ______________ DATE OF DOCUMENT ________________________

SIGNER(S) OTHER THAN NAMED ABOVE _______________________________________

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

xxx
                  CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of __________

County of _________

On this ______ day of _________________, 199 __, before me,

____________________________________________________________________________,
                                                       Name, Title of Officer

personally appeared ________________________________________________________,
                                                         Name(s) of Signer(s)

[ ] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                            WITNESS my hand and official seal.


                                            __________________________________
                                                           SIGNATURE OF NOTARY


                            *** OPTIONAL SECTION ***

                           CAPACITY CLAIMED BY SIGNER

Through statute does not require the Notary to fill in the date below, doing so may prove invaluable to persons relying on the document.

[ ]  INDIVIDUAL

[ ]  CORPORATE OFFICERS(S)

[ ]  PARTNER(S)    [ ]  LIMITED

                   [ ]  GENERAL

[ ]  ATTORNEY-IN-FACT

[ ]  TRUSTEE(S)

[ ]  GUARDIAN/CONSERVATOR

[ ]  OTHER: _____________________
     ____________________________
     ____________________________
     ____________________________


SIGNER IS REPRESENTING:

NAME OF PERSON(S) OR ENTITY(IES)

_________________________________
_________________________________
_________________________________
_________________________________


  ***************************** OPTIONAL SECTION *****************************

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:

TITLE OR TYPE OF DOCUMENT ______________________________________________

NUMBER OF PAGES ______________ DATE OF DOCUMENT ________________________

SIGNER(S) OTHER THAN NAMED ABOVE _______________________________________

Through the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

                                  EXHIBIT 1 to

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
             ------------------------------------------------------
                   [Insert legal description of the Premises]

                                   EXHIBIT C

                                GUARANTY OF LEASE

                  The undersigned (hereinafter referred to as "Guarantor"), as a material inducement to and in consideration of _________________, a _________________, whose address is ___________________ ("Landlord"), entering into that certain Lease ("Lease") with ARG ENTERPRISES, INC., a California corporation ("Tenant"), dated as of _____________________, hereby unconditionally, irrevocably and personally guarantees to and for the benefit of Landlord, and Landlord's successors and assigns, the full and timely payment and performance of all of Tenant's duties, obligations and covenants under the Lease. This Guaranty is a guaranty of payment and performance and not of collection.

                  All payments to be made by Guarantor under this Guaranty shall be made without deduction or offset and shall be made immediately upon demand by Landlord. This Guaranty is absolute and unconditional and shall not be affected by Landlord's failure or delay to enforce any of its rights or any waiver by Landlord, other than modifications or variations of the terms of the Lease agreed to in writing by Landlord and Tenant or any waiver of Tenant's and Guarantor's obligations with respect to the Lease agreed to in writing by Landlord.

                  Guarantor's obligations are independent of Tenant's obligations under the Lease and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Tenant or Tenant is joined in any such action or actions. If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both, or Landlord can enforce against Guarantor or Tenant, or both, any rights that it has under the Lease, this Guaranty or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor or without making any demand on either of them. Guarantor hereby consents to any remedy pursued by Landlord to enforce its rights under the Lease, in whatever order such party may choose, including any remedies which may affect or destroy Guarantor's right of subrogation or the right of Guarantor to proceed against Tenant for reimbursement. Without limiting the generality of the foregoing, Guarantor hereby waives any rights Guarantor may have under California Civil Code Sections 2809, 2819, 2845, 2849 and 2850, as they may be amended or modified from time to time, and any similar or successor statutes.

                  Guarantor waives the right to require Landlord to first or concurrently: (1) proceed against Tenant or any other person or pursue any rights or remedies with respect to the Lease before proceeding against Guarantor; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord's power. The liability of Guarantor shall not be released, discharged, affected or exonerated by any extension of time, indulgence, compromise, settlement or modification or variation of terms which may be extended by Landlord to Tenant or agreed upon by Landlord or Tenant, other than modifications or variations of the terms of the Lease agreed to in writing by Landlord and Tenant or any waiver of Tenant's and Guarantor's obligations with respect to the Lease agreed to in writing by Landlord, and regardless of the release or discharge of Tenant by Landlord or by others or by operation of law, and, unless agreed to in writing by Landlord, shall not be released, discharged, affected or exonerated by any assignment or sublease by Tenant of its interest in the Lease, nor shall the liability of Guarantor be released, discharged, affected or exonerated by the insolvency, bankruptcy (voluntary or involuntary), or reorganization of Tenant, or by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Tenant or by any assignment of the Lease by Tenant or by any trustee, receiver or liquidator of Tenant or any consent which Landlord may give to any such assignment, or by the release, substitution or addition of any other guarantor. Landlord and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments or other covenants respecting the Lease as they may deem appropriate, and Guarantor shall not be released of its liability or released, discharged or exonerated thereby but shall continue to be fully liable for the payment and performance of all obligations and duties of Tenant under the Lease as so modified, extended or amended with the consent of Tenant.

                  Guarantor further agrees (1) to indemnify and hold harmless Landlord from and against any claims, damages, expenses or losses, including to the extent permitted by law, all reasonable attorney's fees incurred by counsel of Landlord's choice (whether or not litigation is commenced), resulting from or arising out of any breach of any provision of the Lease by Tenant or by reason of Tenant's failure to perform any of its obligations thereunder, and (2) to the extent permitted by law, to pay all costs and expenses, including reasonable attorneys' fees (whether or not litigation is commenced) incurred by Landlord in enforcing this Guaranty.

                  Landlord's rights under this Guaranty will not be exhausted by any action by Landlord until all of the obligations of Tenant to pay rent and other sums under the Lease have been fully paid and performed and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment (hereinafter defined). Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with the obligations of Tenant under the Lease and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord (but only to the extent of the then remaining liability of Guarantor under this Guaranty), the obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

                  Notwithstanding any other provision of this Guaranty to the contrary, Guarantor agrees that until such time as the obligations and liabilities of Tenant to Landlord under or arising out of the Lease (whether now existing or hereafter arising, voluntary of involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), including, without limitations, Tenant's obligations under the Lease to comply with certain provisions of the Financing Documents, as such term is defined in the Lease (collectively, the "Obligations") have been paid and performed in full and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord on account of the Obligations may be determined to be a Preferential Payment, any claim or other rights which Guarantor may now have or hereafter acquire against Tenant or any other guarantor of all or any of the Obligations that arise from the existence or performance of Guarantor's obligations under this Guaranty or otherwise (all such claims and rights are referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Landlord against Tenant or any collateral which Landlord now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Tenant, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights, shall be subordinate to Landlord's right to full payment and performance of the Obligations, and Guarantor shall not enforce any of Guarantor's Conditional Rights during such period. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any such Guarantor's Conditional Rights and either (a) such amount is paid to Guarantor at any time when any of the Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to Guarantor, any payment made by Tenant to Landlord is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied upon the Obligations, whether matured or unmatured, in such order as Landlord, in its sole and absolute discretion, shall determine.

                  Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty. Guarantor hereby represents and warrants to Landlord that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers (including waiver of a jury trial), limitation on right of recovery against Landlord, disclaimer of individual liability, and the applicable laws which govern the interpretation of the Lease are incorporated herein in their entirety by this reference and made a part hereof as though set forth in full herein; any reference in those provisions to "Tenant" shall mean Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty.

                  The liability of Guarantor shall not be affected by any repossession of the leased premises by Landlord, provided, however, that the net payments received by Landlord (except to the extent the liability of Tenant is thereby affected) after deducting all costs and expenses of repossessing and/or reletting the same, shall be credited from time to time by Landlord to the account of Guarantor and Guarantor shall pay any balance owing to Landlord from time to time, immediately upon demand by Landlord.

                  No action or proceeding brought or instituted under this Guaranty and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults hereunder and/or under the Lease.

                  To the extent permitted by applicable law, Guarantor waives its right to enforce any remedies that Tenant now has (except remedies Tenant has as tenant only), or later may have, against Landlord. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives notice of acceptance of this Guaranty, and all other notices in connection with this Guaranty or in connection with the liabilities, obligations and duties guaranteed hereby, including notices to Guarantor of default by Tenant under the Lease. Guarantor hereby waives diligence, presentment, demand for performance, notice of nonperformance or nonpayment, protest, notice of protest, notice of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations. Guarantor hereby further waives and agrees not to assert or take advantage of: (a) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; (b) any and all defenses based upon an election of remedies by Landlord which limits or destroys any subrogation rights Guarantor might otherwise have; or (c) any bankruptcy of Tenant.

                  If there is more than one Guarantor, the liability of each Guarantor shall be joint and several. Guarantor's obligations under this Guaranty shall be binding on Guarantor's legal representatives, heirs, successors and assigns.

                  If Tenant disposes of its interest in the Lease, "Tenant", as used in this Guaranty, shall mean Tenant's successors or assigns. Assignment of the Lease by Landlord (as permitted by the Lease) shall not affect this Guaranty. In the event of an assignment of the Lease by Landlord, the term "Landlord" as used in this Guaranty shall mean Landlord's successors or assigns.

                  All rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

                  Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, to Guarantor at the address provided under Guarantor's signature below, and if to Landlord at the address provided above. Notices shall be deemed to have been given upon (i) hand delivery, (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or transmitted by facsimile telecopy, or (iii) forty-eight (48) hours after the deposit of the same in a United States mail post office box in a state to which the notice is addressed, or three (3) business days after deposit of same in any such post office box in a state other than the state to which the notice is addressed, postage prepaid and addressed as set forth above. A notice shall not be deemed given unless and until it shall have been given to all address(es) to which notices must be sent. Any party may change its street address(es) for notices by a notice given in accordance with this Section.

                  If Landlord is required to enforce Guarantor's obligations under this Guaranty by any legal action or proceedings, or if a dispute arises in connection with the validity, enforceability, enforcement or construction of this Guaranty or any other matter relating to this Guaranty, the losing party shall pay all reasonable attorneys' fees incurred by the prevailing party in such dispute.

                  Guarantor hereby represents and warrants that: (a) Guarantor has received and reviewed the Lease and is familiar with the terms thereof; (b) the execution of this Guaranty will not render Guarantor insolvent in any way; and (c) Landlord's entering into the Lease materially benefits Guarantor and Guarantor is receiving fair consideration for this Guaranty.

                  Any amount required to be paid by Guarantor hereunder shall bear interest from the date due until the date paid to Landlord at the lesser of: (x) twelve percent (12%) per annum; or (y) the maximum rate permitted by law. All interest shall be compounded monthly and shall be payable to Landlord on demand.

                  Time is of the essence with respect to the performance of Guarantor's obligations hereunder.

                  This Guaranty contains the entire agreement of Guarantor and Landlord with respect to the subject matter hereof.

                  If any one or more of the provisions of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Guaranty shall be construed according to the laws of the State of California ("State") without regard to conflicts of laws principles. By execution hereof, the undersigned specifically consents to this choice of law designation and agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from this Guaranty or the Lease shall be litigated only in the courts located in the State, and the undersigned (i) consents and submits in advance to the exclusive and in personam jurisdiction of any state or federal court located within the State, (ii) waives any right to transfer or change the venue of litigation brought against the undersigned, and (iii) agrees to service of process, to the extent permitted by law, by mail.

                  Dated as of _________________.

                                     GUARANTOR

                                     AMERICAN RESTAURANT GROUP,
                                     INC., a Delaware corporation

                                     By

                                     Its

                                     GUARANTOR'S ADDRESS FOR
                                     NOTICES:

                                     4410 El Camino Real
                                     Suite 201
                                     Los Altos, California  94022
                                     Attn:  Legal Department
                                     Fax No.:  (415) 949-6442

STATE OF CALIFORNIA                                 )
                                                    ) ss.
COUNTY OF                                           )

                  The foregoing instrument was acknowledged before me this _____ day of ___________, 1996, by ____________________, the __________________ of
American Restaurant Group, Inc.

                                                  ______________________
                                                  Notary Public
                                                  ________ County,
                                                  My Commission Expires:
                                                  [Notary Public's Seal]

                                    EXHIBIT D

                  Form of Amendment Upon Removal of a Property

                               AMENDMENT NO._____
                                       TO
                                  MASTER LEASE
                                     BETWEEN
                              ARG PROPERTIES I, LLC
                                       AND
                              ARG ENTERPRISES, INC.
                   (Pursuant to Article 3 of the Master Lease)


                  This Amendment No. _____ (the "Amendment") is entered into as of this day of __, 199_, between ARG PROPERTIES I, LLC, a California limited liability company ("Landlord"), and ARG ENTERPRISES, INC., a California corporation ("Tenant").

                                    RECITALS

                  24.010 Landlord and Tenant are parties to that certain Master Lease, dated as of September __, 1996, as previously amended by Amendment[s] No. [through_____ ] thereto (the "Lease"). Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

                  24.011 In accordance with Article 3 of the Lease, the real property described on Exhibit A attached hereto (the "Property") is concurrently herewith being sold by Landlord to a Purchaser, and Landlord and Tenant are executing this Amendment to evidence the removal of the Property from the Premises leased under the Lease.

                  NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

                  1 Effective as of the date the deed transferring title to the Property to Purchaser is duly recorded, Landlord and Tenant hereby agree that the Property shall no longer constitute part of the Premises leased under the Lease, and shall no longer be governed by the Lease, except as to obligations under the Lease which expressly survive any termination thereof.

                  2 The Annual Rent payable under the Lease is hereby reduced to ____________ Dollars ($__________), and shall be payable in twelve (12) equal monthly installments each in the amount of ____________ Dollars ($________), subject to proration or adjustment as provided in the Lease, and otherwise in accordance with the Lease.

                  3 Except as provided herein, Landlord and Tenant hereby ratify the Lease and agree that the Lease remains in full force and effect.

                  4 Landlord and tenant agree to execute and acknowledge and cause to be recorded such instruments as may be required to remove the short-form memorandum of the Lease, if any, previously recorded against the Property.

                                          LANDLORD

                                          ARG PROPERTIES I, LLC,
                                          a California limited liability company



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          TENANT

                                          ARG ENTERPRISES, INC.,
                                          a California corporation



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT E



RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Orrick, Herrington & Sutcliffe LLP
777 South Figueroa Street
Suite 3200
Los Angeles, California  90017
Attn:  Sara H. Reynolds, Esq.

- --------------------------------------------------------------------------------

                   (Space above this line for Recorder's use)


                      NOTICE OF NON-RESPONSIBILITY OF OWNER


                  NOTICE IS HEREBY GIVEN that the undersigned, ARG Properties I, LLC, a California limited liability company ("Owner"), is the owner of the real property located in the City of _____________, County of _________________, commonly identified as _____________________________________________, and more particularly described in Exhibit A attached hereto (the "Property").

                  That ARG Enterprises, Inc., a California corporation ("Tenant"), is the lessee of the Property.

                  That on __________________, the undersigned first obtained knowledge that certain remodeling, construction, repair, or other work of or to the building or other improvements located on the Property was being performed on the Property, and that materials, equipment, labor, services and supplies were being supplied in connection therewith.

                  That neither the Owner nor any mortgagee or beneficiary of Owner will be responsible for such work, materials, equipment, labor, services or supplies or for any mechanics', materialmens' or other lien that may be claimed in connection therewith.

                  Dated:  ___________________.

                                     ARG PROPERTIES I, LLC, a California limited liability company

                                     By: Net Lease Holdings Corporation, Manager


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------

                  The undersigned acknowledges that it has read the foregoing Notice of Non- Responsibility and knows its contents, and it is true to the undersigned's own knowledge.

                  Executed at Los Angeles, California on                .
                                                         ---------------

                  The undersigned declares under penalty of perjury that the foregoing is true and correct.

                                             ARG ENTERPRISES, INC., a California
                                             corporation


                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------

                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA                  )
                                     )  ss.
COUNTY OF LOS ANGELES                )

On                  , before me, the undersigned notary public in and for
  ------------------
said County and State, personally appeared                    .
                                           -------------------
                  [ ]      personally known to me [or]

                  [ ]      proved to me on the basis of satisfactory evidence


to be the person(s) whose name(s)                   subscribed to the within
                                  -----------------
instrument and acknowledged to me that             executed the same in
                                       -----------
            authorized capacity(ies) and that, by            signature(s) on the
- -----------                                       ----------
instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

                                    --------------------------------------------

                                    My commission expires on
                                                            --------------------


                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

                           CAPACITY CLAIMED BY SIGNER

[ ]      Individual
[ ]      Corporate Officer
           Title(s)
[ ]      Partner(s)
         __Limited   __General
[ ]      Attorney-In-Fact
[ ]      Trustee(s)
[ ]      Guardian/Conservator
[ ]      Other:



DESCRIPTION OF ATTACHED DOCUMENT

- --------------------------------
    Title or Type of Document

- --------------------------------
Signer(s) Other Than Named Above

Date of Document
                ----------------
Number of Pages
                ----------------

SIGNER IS REPRESENTING:

                        DESCRIPTION OF ATTACHED DOCUMENT

- --------------------------------------------------------------------------------
                            Title or Type of Document

- --------------------------------------------------------------------------------
                        Signer(s) Other Than Named Above

Date of Document
                ----------------------------------------------------------------
Number of Pages
               -----------------------------------------------------------------
SIGNER IS REPRESENTING:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA                  )
                                     )  ss.
COUNTY OF LOS ANGELES                )

On                     , before me, the undersigned notary public in and for
   -------------------
said County and State, personally appeared                  .
                                           -----------------
                  / /      personally known to me [or]

                  / /      proved to me on the basis of satisfactory evidence


to be the person(s) whose name(s)                   subscribed to the within
                                  -----------------
instrument and acknowledged to me that             executed the same in
                                       -----------
            authorized capacity(ies) and that, by            signature(s) on the
- -----------                                       ----------
instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

                                   ---------------------------------------------

                                    My commission expires on
                                                             -------------------


                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

                           CAPACITY CLAIMED BY SIGNER

/ /      Individual
/ /      Corporate Officer
           Title(s)
/ /      Partner(s)
         __ Limited   __ General
/ /      Attorney-In-Fact
/ /      Trustee(s)
/ /      Guardian/Conservator
/ /      Other:


DESCRIPTION OF ATTACHED DOCUMENT

- --------------------------------
Title or Type of Document

- --------------------------------
Signer(s) Other Than Named Above

Date of Document
                 ---------------
Number of Pages
                ----------------
SIGNER IS REPRESENTING:

- --------------------------------

                        DESCRIPTION OF ATTACHED DOCUMENT


- --------------------------------------------------------------------------------
                            Title or Type of Document

- --------------------------------------------------------------------------------
                        Signer(s) Other Than Named Above

Date of Document
                ----------------------------------------------------------------
Number of Pages
               -----------------------------------------------------------------
SIGNER IS REPRESENTING:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    EXHIBIT F
                                       TO
                                      LEASE


Recording Requested By
and When Recorded Mail To:

American Restaurant Group, Inc.
Attn:  Law Department
4410 El Camino Real, Suite 201
Los Altos, California  94022


                       SUBORDINATION, NON-DISTURBANCE AND
              ATTORNMENT AGREEMENT AND NOTICE OF NON-RESPONSIBILITY


         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT AND NOTICE OF NON-RESPONSIBILITY (this "Agreement") is made and entered into as of the 11th day of September, 1996, by and among (i) ARG Enterprises, Inc., a California corporation ("Tenant"); (ii) ARG Properties I, LLC, a California limited liability company ("Landlord"); and (iii) [LENDER], [ENTITY] ("Lender").


                                   WITNESSETH:

         WHEREAS, Lender is the holder of that certain mortgage/deed of trust, dated _______________________, 1996 ("Mortgage/Deed of Trust") encumbering those certain parcels of real property and the improvements thereon, relating to nineteen (19) restaurant assets commonly known as either Stuart Anderson's Black Angus or Stuart Anderson's Cattle Company restaurants, including the restaurant located on the real property more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference (individually and collectively, "Property");

         WHEREAS, Lender and Landlord are parties to the Mortgage/Deed of Trust, pursuant to which Landlord financed the Property with Lender; and

         WHEREAS, Landlord and Tenant are parties to that certain Lease, dated as of September 11, 1996 (the "Lease"), pursuant to which Tenant leased the Property from Landlord.

         NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subordination. Subject to the terms of this Agreement, the Lease, and the rights of Tenant in, to and under the Lease and the Property, are hereby made subject, junior, and subordinate in all respects to the Mortgage/Deed of Trust and to all renewals, modifications, consolidations, replacements, and extensions thereof and to the respective rights of Lender thereunder as if all such instruments had been executed, delivered and recorded prior to the execution of the Lease. This clause shall be self-operative, and no further instrument shall be required. However, Tenant covenants and agrees that if requested by Lender it will execute, acknowledge and deliver any instrument or document reasonably requested to confirm the foregoing subordination of the Lease within twenty (20) days after receipt of written request therefor.

         2. Non-Disturbance. So long as Tenant is not in default beyond any applicable grace or cure period in the payment of rent or any other sums payable under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, then: (a) Tenant's possession of the Property shall not be diminished or interfered with by Lender or any third-party purchaser; (b) the Lease shall not be terminated or affected by the foreclosure of the Mortgage/Deed of Trust or the Lender's exercise of any remedy provided for in the Mortgage/Deed of Trust; and (c) in the event that Lender forecloses upon the Property, Lender shall elect to preserve the Lease as a lease between Lender and Tenant in accordance with the terms of this Agreement.

         3. Attornment. In the event that the Lender forecloses upon the Property, then:

                  (a) Tenant shall be bound to Lender, and Lender shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the original landlord under the Lease, except that Paragraph 3(b) below and the other provisions of this Agreement shall modify the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments; provided, however, that within twenty (20) days after receipt of written request therefor from Lender, Tenant will execute and deliver to Lender any instrument or other documents reasonably requested by Lender to confirm Tenant's attornment to Lender.

                  (b)      It is agreed that in no event shall Lender:

                           (1) be liable for any act or omission of any prior landlord (including Landlord);

                           (2) be obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the date that Lender succeeded to the interest of such prior landlord under the Lease; provided that from and after the date Lender becomes owner of the Property, Lender shall be obligated to cure any continuing default of the landlord under the Lease to the extent such default is capable of being cured by Lender;

                           (3) be subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord) with respect to events occurring prior to the date Lender succeeded to Landlord's interest;

                           (4) be bound by any Annual Rent or other amounts paid by Tenant to any prior landlord (including Landlord) more than one (1) month in advance of the date that Lender succeeded to the interest of such prior landlord under the Lease; or

                           (5) be bound by any amendment or modification of the Lease or any supplemental agreement made without the written consent of Lender, such consent not to be unreasonably withheld.

         4. Payment of Rent to Lender. Tenant agrees to pay the Annual Rent and any other payments due under the Lease to Lender upon receipt of written notice from Lender that it has succeeded to the interest of Landlord under the Lease, and Landlord agrees that Tenant is entitled to rely conclusively upon such notice without any duty of inquiry.

         5. Limitation on Liability of Lender. There shall be no personal liability on the part of Lender or any officer, director, employee, shareholder or partner of Lender for the performance of the Lease or any covenant or agreement contained therein or in this Agreement. Tenant shall look solely to Lender's estate and interest in the Property for the satisfaction of every remedy of Tenant for any breach by Lender under the Lease or this Agreement or otherwise arising out of or in connection with the Lease, and Tenant will not collect or attempt to collect any such claim out of any other assets of Lender.

         6. Performance by Lender: Conflict. Nothing in this Agreement shall be or be deemed to be an agreement by Lender to perform any obligation of Landlord under the Lease unless and until the Lender acquires the Property, and then only if required to do so by the terms of the Lease, as modified and limited by this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall control.

         7. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and, if given by mail or by courier service, shall be deemed sufficiently given if addressed to the parties at the addresses set forth below. Delivery by courier will be deemed given on the date indicated in the courier's records; delivery by certified mail will be deemed given on the date indicated on the return receipt. Any party may by notice specify a different street address for notice purposes.

         Addresses for Notices:

         To Lender:                         [LENDER]

                                            ---------------------------
                                            ---------------------------
                                            ---------------------------

         To Landlord:                       ARG Properties I, LLC
                                            c/o Griffin Capital
                                            10940 Wilshire Blvd., Suite 1600
                                            Los Angeles, CA 90024
                                            Attn: Kevin A. Shields

         To Tenant:                         ARG Enterprises, Inc.
                                            6th Floor
                                            450 Newport Center Drive
                                            Newport Beach, CA 92660
                                            Attn: Chief Financial Officer

         With a copy to:                    American Restaurant Group, Inc.
                                            Suite 201
                                            4410 El Camino Real
                                            Los Altos, CA  94022
                                            Attn: Law Department

         8. Successors and Assigns. This Agreement and each and every covenant and provision contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         9. Modifications, Counterparts. This Agreement shall not be modified or amended in whole or in part except by a writing executed by all of the parties hereto or their respective representatives, successors or assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         10. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

         11. NOTICE OF NON-RESPONSIBILITY. NOTICE IS HEREBY GIVEN THAT NEITHER LANDLORD NOR ANY LENDER WILL BE LIABLE OR RESPONSIBLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING AN INTEREST IN THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER TENANT, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD OR ANY LENDER IN AND TO THE PROPERTY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth below.


                                     TENANT:

                                     ARG ENTERPRISES, INC., A CALIFORNIA
                                     CORPORATION

                                     By:_______________________________

                                     Its:______________________________

                                     Dated:____________________________



                                     LANDLORD:

                                     ARG PROPERTIES I, LLC, A CALIFORNIA LIMITED
                                     LIABILITY COMPANY

                                     By:_______________________________

                                     Its:______________________________

                                     Dated:____________________________



                                     LENDER:

                                     [LENDER]

                                     By:________________________________

                                     Its:_______________________________

                                     Dated:_____________________________

STATE OF CALIFORNIA                     )
                                        )   : ss.
COUNTY OF LOS ANGELES                   )


         The foregoing instrument was acknowledged before me this
            day of               , 1996, by               , as
- -----------        --------------           --------------
                   of ARG Enterprises, Inc., a California corporation, on behalf
- ------------------
of the ARG Enterprises, Inc.



                                  -----------------------------------------
                                  Notary Public
                                                 County,
                                  --------------         ------------------
                                  My Commission Expires:
                                                        -------------------
                                  [Notary Public's Seal]


STATE OF CALIFORNIA     )
                        )  :SS.
COUNTY OF LOS ANGELES   )


        The foregoing instrument was acknowledged before me this _______ day of _________, 1996, by ________________ as _________________ of ARG
Properties I, LLC, a California limited liability company, on behalf of the ARG Properties I, LLC.


                                  ____________________________________________
                                  Notary Public
                                  Los Angeles County, California
                                  My Commission Expires:______________________
                                  [Notary Public's Seal]

STATE OF ________________               )
                                        )   : ss.
COUNTY OF ______________                )


         The foregoing instrument was acknowledged before me this
            day of               , 199  , by               , as
- ------------       --------------     --     --------------
                   of [LENDER], [LENDER ENTITY], on behalf of the [ENTITY].
- ------------------


                                        ----------------------------------------
                                        Notary Public
                                                        County,
                                        --------------         -----------------
                                        My Commission Expires:
                                                              ------------------
                                        [Notary Public's Seal]


Drafted By and When Recorded
Return to:

- ------------------------------------
- ------------------------------------
- ------------------------------------
- ------------------------------------

                                  EXHIBIT 1 TO
        SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT AND NOTICE
                              OF NON-RESPONSIBILITY
                   [Insert legal description of the Premises.]

                                    EXHIBIT G

                           LIST OF FINANCING DOCUMENTS

A.       SENIOR LOAN DOCUMENTS

         1.  Commitment Letter

         2.  Structuring Advisory Fee Agreement

         3.  Loan Agreement

         4.  Senior Debt Note

         5.  Deed of Trust, Security Agreement and Fixture Filing

         6.  Mortgage, Security Agreement and Fixture Filing (Indiana Property)

         7.  Assignment of Leases

         8.  Guaranty of Highland Securities Corporation, d/b/a Griffin Capital

         9.  Lock Box Agreement

         10. Tenant's and Guarantor's Certificate

         11. UCC-1 Financing Statements

         12. Assignment of Purchase Agreement

         13. Assignment and Pledge Agreement

B.       MEZZANINE LOAN DOCUMENTS

         1. Subordinate Loan Agreement

         2. Subordinate Debt Note

         3. Subordinate Deed of Trust, Security Agreement and Fixture Filing

         4. Subordinate Mortgage, Security Agreement and Fixture Filing (Indiana Property)

         5. Subordinate Assignment of Leases

         6. Guaranty of Highland Securities Corporation, d/b/a Griffin Capital

         7.       Tenant's and Guarantor's Certificate

         8.       UCC-1 Financing Statements

         9.       Subordinate Assignment of Purchase Agreement

         10.      Assignment and Pledge Agreement

                         ADDENDUM NO. 1 TO MASTER LEASE

                          ARIZONA STATE LAW PROVISIONS


Section 6.03 Tenant hereby waives all benefits and rights conferred by Arizona Revised Statute (ARS) Section 33-343.


Article 17 With respect to the Properties located in Arizona, the rights and remedies of Landlord under Article 17 of the Lease shall include the rights and remedies conferred by ARS Sections 33-361(A), 33-361(D) and 33-362, without limitation of the rights or remedies of Landlord under the Lease, at law or in equity.


Section 23.02(a) For purposes of the Properties located in Arizona, Relevant Environmental Laws shall include, without limitation, ARS Section 49-101 et seq.


                          COLORADO STATE LAW PROVISIONS

1.       Colorado Air Quality Control Act, C.R.S. 25-7-101 et seq.

2.       Colorado Water Quality Control Act, C.R.S. 25-8-101 et seq.

3.       Cherry Creek Basin Water Quality Authority, C.R.S. 25-8.5-101, et seq.

4. Colorado Water and Wastewater Treatment Plant Operators laws, C.R.S. 25-9-101, et seq.

5. Colorado Individual Sewage Disposal Systems Act, C.R.S. 25-10-101, et seq.

6.       Colorado Radiation Control laws, C.R.S. 25-11-101, et seq.

7.       Colorado Noise Abatement laws, C.R.S. 25-12-101, et seq.

8.       Colorado Control of Smoking laws, C.R.S. 25-14-101, et seq.

9.       Colorado Hazardous Waste Act, C.R.S. 25-15-101, et seq.

10.      Colorado Hazardous Waste Sites laws, C.R.S. 25-16-101, et seq.

11. Colorado Waste Diversion and Recycling laws, (Plastics--C.R.S. 25-17-101, et seq.; and Motor Vehicle Waste Tires--C.R.S. 25-17-201 et seq.)

12. Colorado Underground Storage Tank laws, C.R.S. 8-20.5-101 et seq., (C.R.S. 25-18-101 et seq. repealed effective July 1, 1995)

13.      Small Community Environment Flexibility Act, C.R.S. 25-19-101 et seq.

14.      Colorado Hazardous Waste and Nuclear Materials Transportation laws,
         Article 20 of title 42, C.R.S.

15.      Colorado Hazardous Substance Incident laws, C.R.S. 29-22-101 et seq.

16. The Western Interstate Nuclear Compact Authorization Act, C.R.S. 24-0-1401 et. seq.

17. Colorado Low-Level Radioactive Waste Act (C.R.S. 24-60-2201 et seq.) authorizing the Rocky Mountain Low Level Radioactive Waste Compact

18.      Colorado Environmental Self Evaluation Privilege, C.R.S. 13-25-126.6

Article 17 With respect to properties located in Colorado the rights and remedies of Landlord under this Lease shall be and are hereby supplemented by the Colorado state laws on Forcible Entry and Detainer found in Colorado Revised Statutes 13-40-101, et seq. In the event of conflict between the provisions of the Lease and the provisions of these Colorado state laws the provisions of the Lease shall control unless prohibited.